                                                                    EXHIBIT 7.1

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                                  By and Among

                          PULITZER PUBLISHING COMPANY,

                                 PULITZER INC.,

                                      and

                         HEARST-ARGYLE TELEVISION, INC.

                            dated as of May 25, 1998


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                               TABLE OF CONTENTS

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ARTICLE I THE MERGER
  1.01. THE MERGER..........................................................   6
  1.02. EFFECT OF THE MERGER ON CAPITAL STOCK...............................   6
  1.03. EFFECTIVE TIME OF THE MERGER........................................   7
  1.04. EXCHANGE OF CERTIFICATES............................................   7
  1.05. DISTRIBUTION WITH RESPECT TO SHARES REPRESENTED BY UNEXCHANGED
       CERTIFICATES.........................................................   8
  1.06. NO FRACTIONAL SHARES................................................   9
  1.07. NO LIABILITY........................................................   9
  1.08. LOST CERTIFICATES...................................................   9
ARTICLE II CERTAIN PRE-MERGER TRANSACTIONS
  2.01. AMENDMENTS TO CHARTERS; FINANCING...................................   9
  2.02. CONTRIBUTION OF ASSETS TO AND ASSUMPTION OF LIABILITIES BY NEWCO;
       DISTRIBUTION OF NEWCO STOCK..........................................  10
ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY
           AND NEWCO
  3.01. ORGANIZATION AND AUTHORITY..........................................  11
  3.02. NO BREACH...........................................................  12
  3.03. CONSENTS AND APPROVALS..............................................  12
  3.04. APPROVALS OF THE BOARDS; FAIRNESS OPINION; VOTE REQUIRED............  12
  3.05. CAPITALIZATION......................................................  13
  3.06. SEC REPORTS.........................................................  13
  3.07. FINANCIAL STATEMENTS................................................  14
  3.08. ABSENCE OF CERTAIN CHANGES..........................................  14
  3.09. ABSENCE OF UNDISCLOSED LIABILITIES..................................  14
  3.10. COMPLIANCE WITH LAW.................................................  14
  3.11. TAXES...............................................................  14
  3.12. LITIGATION..........................................................  15
  3.13. BROKERS AND FINDERS.................................................  15
  3.14. ENVIRONMENTAL MATTERS...............................................  15
ARTICLE IV REPRESENTATIONS AND WARRANTIES REGARDING BROADCASTING
  4.01. ORGANIZATION AND AUTHORITY..........................................  15
  4.02. CAPITALIZATION......................................................  16
  4.03. FINANCIAL STATEMENTS................................................  16
  4.04. ABSENCE OF CERTAIN CHANGES..........................................  16
  4.05. ABSENCE OF UNDISCLOSED LIABILITIES..................................  16
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  4.06. COMPLIANCE WITH LAW.................................................  16
  4.07. STATION NETWORK AFFILIATION AGREEMENTS..............................  16
  4.08. CONDITION OF ASSETS; TITLE TO PROPERTIES; ENCUMBRANCES..............  17
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  4.09. LITIGATION.........................................................  18
  4.10. EMPLOYEE BENEFIT MATTERS...........................................  18
  4.11. LABOR MATTERS......................................................  19
  4.12. ENVIRONMENTAL MATTERS..............................................  20
  4.13. COMPLAINTS.........................................................  20
  4.14. REPORTS............................................................  20
ARTICLE V REPRESENTATIONS AND WARRANTIES OF ACQUIROR
  5.01. ORGANIZATION AND AUTHORITY.........................................  20
  5.02. NO BREACH..........................................................  21
  5.03. CONSENTS AND APPROVALS.............................................  21
  5.04. APPROVAL OF THE BOARD; VOTE REQUIRED...............................  21
  5.05. CAPITALIZATION.....................................................  22
  5.06. SEC REPORTS........................................................  22
  5.07. FINANCIAL STATEMENTS...............................................  22
  5.08. ABSENCE OF CERTAIN CHANGES.........................................  23
  5.09. ABSENCE OF UNDISCLOSED LIABILITIES.................................  23
  5.10. COMPLIANCE WITH LAW................................................  23
  5.11. TAXES..............................................................  23
  5.12. LITIGATION.........................................................  23
  5.13. BROKERS AND FINDERS................................................  23
  5.14. SOLVENCY...........................................................  24
  5.15. FCC QUALIFICATION..................................................  24
ARTICLE VI OTHER AGREEMENTS
  6.01. NO SOLICITATION....................................................  24
  6.02. CONDUCT OF BUSINESS OF THE COMPANY.................................  25
  6.03. CONDUCT OF BUSINESS OF BROADCASTING................................  26
  6.04. CONDUCT OF BUSINESS OF ACQUIROR....................................  27
  6.05. ACCESS TO INFORMATION..............................................  27
  6.06. SEC FILINGS........................................................  28
  6.07. REASONABLE BEST EFFORTS............................................  30
  6.08. PUBLIC ANNOUNCEMENTS...............................................  30
  6.09. TAX MATTERS........................................................  30
  6.10. NOTIFICATION.......................................................  35
  6.11. EMPLOYEE BENEFIT MATTERS...........................................  35
  6.12. EMPLOYEE STOCK OPTIONS.............................................  38
  6.13. MEETINGS OF STOCKHOLDERS...........................................  38
  6.14. REGULATORY AND OTHER AUTHORIZATIONS................................  38
  6.15. FURTHER ASSURANCES.................................................  40
  6.16. IRS RULING.........................................................  40
  6.17. RECORDS RETENTION..................................................  40
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  6.18. STOCK EXCHANGE LISTING.............................................  41
  6.19. COMPANY NAMES......................................................  41
  6.20. OTHER AGREEMENTS...................................................  41
  6.21. FORM 8-K; PROVISION OF FINANCIAL STATEMENTS........................  41
  6.22. WORKING CAPITAL ADJUSTMENT.........................................  41
  6.23. CAPITAL EXPENDITURES...............................................  42
  6.24. EXCESS CASH........................................................  42
  6.25. INDEMNITY RELATING TO CERTAIN LITIGATION...........................  43
  6.26. CANCELLATION OF INTERCOMPANY ARRANGEMENTS..........................  43
  6.27. NETWORK AFFILIATION AGREEMENTS.....................................  43
  6.28. GROSS-UP MATTERS...................................................  43
  6.29. AFFILIATE LETTERS; FCC LETTERS.....................................  44
ARTICLE VII CLOSING AND CLOSING DATE; CONDITIONS TO CLOSING
  7.01. CLOSING AND CLOSING DATE...........................................  44
  7.02. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY, NEWCO AND ACQUIROR...  44
  7.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND NEWCO.............  45
  7.04. CONDITIONS TO OBLIGATIONS OF ACQUIROR..............................  46
ARTICLE VIII TERMINATION
  8.01. TERMINATION........................................................  46
  8.02. EFFECT OF TERMINATION..............................................  47
  8.03. FEES AND EXPENSES..................................................  47
ARTICLE IX MISCELLANEOUS
  9.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................  48
  9.02. ENTIRE AGREEMENT...................................................  48
  9.03. NOTICES............................................................  48
  9.04. GOVERNING LAW......................................................  49
  9.05. KNOWLEDGE OF THE COMPANY...........................................  49
  9.06. PARTIES IN INTEREST................................................  49
  9.07. COUNTERPARTS.......................................................  49
  9.08. PERSONAL LIABILITY.................................................  49
  9.09. BINDING EFFECT; ASSIGNMENT.........................................  49
  9.10. AMENDMENT..........................................................  50
  9.11. EXTENSION; WAIVER..................................................  50
  9.12. LEGAL FEES; COSTS..................................................  50
  9.13. DRAFTING...........................................................  50
  9.14. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.....................  50

ARTICLE X DEFINITIONS
  10.01  DEFINITIONS.......................................................  50
  10.02  INTERPRETATION....................................................  58
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                             EXHIBITS AND SCHEDULES

  Exhibit A           Form of Company Charter Amendment
  Exhibit B           Form of Newco Charter Amendment
  Exhibit C           Form of Contribution and Assumption Agreement
  Exhibit D           Form of Registration Rights Agreement
  Exhibit E           Form of FCC Agreement
  Exhibit F           Form of Board Representation Agreement
  Exhibit G           Form of Arizona Diamondbacks Agreement
  Exhibit H           Form of Acquiror Voting Agreement
  Exhibit I           Form of Pulitzer Voting Agreement
  Exhibit J           Form of Affiliate Letter
  Schedule 1.01       Directors of Surviving Corporation
  Schedule 3.02       Right of Termination, Cancellation, Modification or
                      Acceleration and Requirement of Notice or Approval
  Schedule 3.09       Additional Company Liabilities
                      Material Claims and Investigations for Taxes of Company
  Schedule 3.11(b)    or Its Subsidiaries
  Schedule 3.12       Company Litigation
  Schedule 3.14       Environmental Liabilities of Company
  Schedule 4.03       Broadcasting Financial Statements
  Schedule 4.05       Additional Broadcasting Liabilities
  Schedule 4.06       Material Licenses and Authorizations held by Broadcasting
  Schedule 4.07       Station Network Affiliation Agreements
  Schedule 4.08(b)    Personal Property Permitted Exceptions
  Schedule 4.08(c)    Personal Property Leases
  Schedule 4.08(d)(1) Real Property
  Schedule 4.08(d)(2) Real Estate Exceptions
  Schedule 4.09       Broadcasting Litigation
  Schedule 4.10(a)    Employee Plans Currently Maintained or Contributed to by
                      the Company or PBC for the Benefit of any Broadcasting
                      Employee
  Schedule 4.11(a)    Labor or Collective Bargaining Agreements of Broadcasting
  Schedule 4.11(b)    Broadcasting Employees Represented by Labor Organizations
  Schedule 4.12(a)    Environmental Liabilities of Broadcasting
  Schedule 5.02(a)    Right of Termination, Cancellation, Modification or
                      Acceleration and Requirement of Notice or Approval
                      Relating to Agreements or Obligations of Acquiror
  Schedule 5.02(b)    Restrictions
  Schedule 5.05(a)    Existing Options, Warrants, Etc. of Acquiror
  Schedule 5.09       Additional Acquiror Liabilities
  Schedule 5.11(b)    Material Claims and Investigations for Taxes of Acquiror
  Schedule 5.15       Acquiror FCC Qualifications
  Schedule 6.03(a)(v) 1998 Broadcasting Budget
  Schedule 6.11(f)(2) Employment and Related Agreements of the Company
                      Broadcasting Employees Plans Maintained Exclusively for
  Schedule 6.11(f)(3) Broadcasting Employees
                      Post-Retirement Medical or Other Welfare Benefits Payable
  Schedule 6.11(f)(4) to Transferring Employees
  Schedule 6.11(g)    Participation and Severance Agreements

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

  This Amended and Restated Agreement and Plan of Merger (this "Agreement"), dated as of May 25, 1998, is made by and among Pulitzer Publishing Company, a Delaware corporation (the "Company"), Pulitzer Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Newco"), and Hearst-Argyle Television, Inc., a Delaware corporation ("Acquiror").

                                   RECITALS

  WHEREAS, the Boards of Directors of the Company, Newco and Acquiror have determined that it is in the best interests of their respective stockholders to enter into this Agreement which, among other things, provides for (i) the Company to contribute to Newco or its wholly-owned Subsidiary certain assets of the Company (other than those assets described in the Contribution Agreement as being retained by the Company) and to distribute to its stockholders shares of capital stock of Newco so that the stockholders of the Company will become the stockholders of Newco; and (ii) the Company (immediately following such contribution and distribution) to merge with and into Acquiror, as a result of which the stockholders of the Company immediately prior to such merger will become stockholders of Acquiror; and

  WHEREAS, for federal income tax purposes, it is intended that such transactions will qualify as reorganizations within the meaning of Sections 368(a)(1)(D) and 368(a)(1)(A) of the Code, respectively; and

  WHEREAS, the parties hereto have determined to amend certain provisions of this Agreement and to amend and restate this Agreement in accordance herewith.

  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

  1.01. THE MERGER. Subject to the terms and conditions hereof, at the Effective Time: (i) the Company shall be merged with and into Acquiror (the "Merger") and the separate existence of the Company shall cease and Acquiror shall continue as the surviving corporation in the Merger (the "Surviving Corporation"); (ii) the Articles of Incorporation of Acquiror, as in effect immediately prior to the Effective Time, shall continue as the Articles of Incorporation of the Surviving Corporation; (iii) the Bylaws of Acquiror, as in effect immediately prior to the Effective Time, shall continue as the Bylaws of the Surviving Corporation; (iv) the Persons listed on Schedule 1.01 shall be the directors of the Surviving Corporation; and (v) the officers of Acquiror immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation. From and after the Effective Time, the Merger will have all the effects provided by applicable law.

  1.02. EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock:

    (a) Subject to Sections 1.02(b) and 1.02(e) hereof, each share of Company Stock issued and outstanding immediately prior to the Merger shall be converted into and shall become that number of fully paid and nonassessable shares of Acquiror Common Stock equal to the Common Stock Conversion Number.

    (b) Each share of Company Stock issued and outstanding immediately prior to the Merger and owned directly or indirectly by the Company as treasury stock, by Newco or by any of the Company's or Newco's respective Subsidiaries shall be cancelled, and no consideration shall be delivered in exchange therefor.

    (c) Each share of the capital stock of Acquiror issued and outstanding immediately prior to the Merger shall remain outstanding.

    (d) "Common Stock Conversion Number" shall mean the quotient obtained by dividing (i) the aggregate number of shares of Acquiror Common Stock into which Company Stock shall be converted (the

  "Aggregate Shares Delivered") by (ii) the number of shares of Company Stock outstanding immediately prior to the Effective Time (the "Outstanding Company Stock").

  For purposes hereof, the Aggregate Shares Delivered shall equal the quotient obtained by dividing the Aggregate Consideration by $31.00.

  For purposes hereof, the "Aggregate Consideration" shall be $1,150,000,000.

  Without limiting the provisions of Section 6.04, if, between the date hereof and the Effective Time, the outstanding shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or if any extraordinary dividend or distribution is made with respect to the Acquiror Common Stock, then the Aggregate Shares Delivered shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, extraordinary dividend or distribution or other similar event.

    (e) The holder of any shares ("Dissenting Shares") of Company Stock outstanding immediately prior to the Merger that has validly exercised such holder's appraisal rights, if any, under the Delaware General Corporation Law (the "DGCL") shall not be entitled to receive, in respect of the shares of Company Stock as to which such holder has validly exercised appraisal rights, shares of Acquiror Common Stock unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to payment for such holder's shares of Company Stock under the DGCL. In such event, such holder shall be entitled to receive the Acquiror Common Stock (in addition to the shares of either Newco Common Stock or Newco Class B Common Stock received pursuant to the Distribution) which such holder would have been entitled to receive had such holder not exercised appraisal rights. The Company shall give Acquiror prompt notice upon receipt by the Company (i) prior to or at the meeting of stockholders at which the Merger, this Agreement and the Company Charter Amendment are voted upon, of any written objection thereto or written demand for appraisal of shares (any stockholder duly making such objection being hereinafter called a "Dissenting Stockholder") and (ii) any other notices or communications made after such time by a Dissenting Stockholder which pertains to appraisal rights. The Company agrees that, prior to the Effective Time, except with the written consent of Acquiror, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand. Each Dissenting Stockholder who becomes entitled under the DGCL to payment for such holder's shares of Company Stock shall receive payment therefor after the Effective Time from the Surviving Corporation.

  1.03. EFFECTIVE TIME OF THE MERGER. Subject to the terms and conditions set forth in this Agreement, a certificate of merger shall be duly prepared, executed and acknowledged by Acquiror and the Company and thereafter delivered to the Secretary of State of the State of Delaware (the "Certificate of Merger") for filing pursuant to the DGCL on the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with such Secretary of State on the Closing Date (the "Effective Time").

  1.04. EXCHANGE OF CERTIFICATES.

  (a) Prior to the Closing Date, the Company shall retain a bank or trust company reasonably acceptable to Acquiror to act as exchange agent (the "Exchange Agent") in connection with the surrender of certificates evidencing shares of Company Stock converted into shares of Acquiror Common Stock pursuant to the Merger. Prior to the Effective Time, Acquiror shall deposit with the Exchange Agent the shares of Acquiror Common Stock to be issued in the Merger, which shares (collectively, the "Merger Stock") shall be deemed to be issued at the Effective Time. At and following the Effective Time, the Surviving Corporation shall deliver to the Exchange Agent such cash as may be required, from time to time, to make payments of cash in lieu of fractional shares in accordance with Section 1.06 hereof.

  (b) As soon as practicable after the Effective Time, the Exchange Agent shall mail to each person who was, at the Effective Time, a holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced Outstanding Company Stock (collectively, the "Certificates"), other than the Company, Newco or any of their respective Subsidiaries, (i) a letter of transmittal (which shall specify that delivery of the

Certificates shall be effective, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and shall have such other provisions as Acquiror and Newco shall reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the Merger Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and such other documents as may be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing the shares of Merger Stock that such holder has the right to receive pursuant to the terms hereof (together with any dividend or distribution with respect thereto made after the Effective Time to the extent provided in Section 1.05 hereof and any cash paid in lieu of fractional shares pursuant to Section 1.06), and the Certificate so surrendered shall be canceled. In the event of a transfer of ownership of Company Stock that is not registered in the stock transfer records of the Company, a certificate representing the proper number of shares of Merger Stock may be issued to a transferee if the Certificate representing such Company Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence reasonably satisfactory to Acquiror and Newco that any applicable stock transfer tax has been paid.

  (c) After the Effective Time, each outstanding Certificate which theretofore represented shares of Company Stock shall, until surrendered for exchange in accordance with this Section 1.04, be deemed for all purposes to evidence the number of full shares of Merger Stock into which the shares of Company Stock (which, prior to the Effective Time, were represented thereby) shall have been so converted.

  (d) Except as otherwise expressly provided herein, the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of shares of Merger Stock for shares of Company Stock. Any Merger Stock deposited with the Exchange Agent that remains unclaimed by the former stockholders of the Company after six months following the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any former stockholders of the Company who have not then complied with the instructions for exchanging their Certificates shall thereafter look only to the Surviving Corporation for the exchange of Certificates.

  (e) Effective upon the Closing Date, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company.

  (f) All Merger Stock issued upon conversion of shares of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock.

  1.05. DISTRIBUTION WITH RESPECT TO SHARES REPRESENTED BY UNEXCHANGED CERTIFICATES. No dividend or other distribution declared or made after the Effective Time with respect to the Merger Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Merger Stock issuable upon surrender of a Certificate until the holder of such Certificate shall surrender such Certificate in accordance with Section 1.04. Subject to the effect of applicable law, following surrender of any such Certificate the Surviving Corporation shall pay, without interest, to the record holder of certificates representing shares of Merger Stock issued in exchange therefor (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Merger Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender of such Certificate and a payment date subsequent to such surrender payable with respect to such shares of Merger Stock. In no event shall the stockholders entitled to receive dividends or distributions be entitled to receive interest thereon. All such dividends or other distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be repaid or redelivered by the Exchange Agent to the Surviving Corporation, after which time any holder of Certificates who has not theretofore surrendered such Certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to the Surviving Corporation for payment or delivery of such dividends or distributions, as the case may be.

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

  1.06. NO FRACTIONAL SHARES.

  (a) No certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the surrender of Certificates pursuant to
Section 1.04. Such fractional share interests shall not entitle the owner thereof to any rights as a security holder of Acquiror. In lieu of any such fractional shares of Acquiror Common Stock, each holder of Outstanding Company Stock entitled to receive shares of Acquiror Common Stock in the Merger, upon surrender of a Certificate for exchange pursuant to Section 1.04, shall be entitled to receive an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the fractional interest in Acquiror Common Stock to which such holder would otherwise be entitled (after taking into account all shares of Company Stock then held of record by such holder) by the closing sale price of a share of Acquiror Common Stock as reported on the NASDAQ or the NYSE, as the case may be, on the Closing Date.

  (b) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Stock in lieu of any fractional share interests, Acquiror shall promptly deposit with the Exchange Agent cash in the required amounts and the Exchange Agent will mail such amounts, without interest, to such holders; PROVIDED, HOWEVER, that no such amount will be paid to any holder of Certificates prior to the surrender by such holder of the Certificates which formerly represented such holder's Company Stock. Any such amounts that remain unclaimed by the former stockholders of the Company after six months following the Effective Time shall be delivered to the Surviving Corporation by the Exchange Agent, upon demand, and any former stockholders of the Company who have not then surrendered their Certificates shall thereafter look only to the Surviving Corporation for payment in lieu of any fractional interests.

  1.07. NO LIABILITY. Any amounts remaining unclaimed by holders of shares on the day immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity shall, to the extent permitted by applicable law, become the property of the Surviving Corporation (or Newco in the case of Newco Common Stock or Newco Class B Common Stock and dividends or distributions with respect thereto) free and clear of any claims or interest of any holder previously entitled thereto. None of the Surviving Corporation, Newco or the Exchange Agent will be liable to any holder of shares of Company Stock for any shares of Merger Stock or any Newco Common Stock or Newco Class B Common Stock, dividends or distributions with respect thereto or cash payable in lieu of fractional shares delivered to a state abandoned property administrator or other public official pursuant to any applicable abandoned property, escheat or similar law.

  1.08. LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Merger Stock (and any dividend or distribution with respect thereto made after the Effective Time and prior to such issuance and any cash payable in lieu of fractional shares pursuant to Section 1.06) deliverable in respect thereof as determined in accordance with the terms hereof. When authorizing such payment in exchange for any lost, stolen or destroyed Certificate, the person to whom the Merger Stock is to be issued, as a condition precedent to the issuance thereof, shall give the Surviving Corporation a bond satisfactory to the Surviving Corporation against any claim that may be made against the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

                                  ARTICLE II

                        CERTAIN PRE-MERGER TRANSACTIONS

  The following transactions shall occur prior to the Effective Time:

  2.01. AMENDMENTS TO CHARTERS; FINANCING.

  (a) Prior to the Contribution, the Distribution and the Effective Time, the Company shall amend its Certificate of Incorporation substantially as set forth in Exhibit A hereto (the "Company Charter Amendment") and Newco shall amend and restate its Certificate of Incorporation substantially as set forth in Exhibit B hereto (the "Newco Charter Amendment").

  (b) Prior to the Contribution, the Distribution and the Effective Time, the Company shall use commercially reasonable efforts to obtain financing in the amount of $700,000,000 on terms reasonably and mutually acceptable to the Company and Acquiror, which may be secured by the cash proceeds thereof, the Broadcasting Assets or the issued and outstanding shares of capital stock of PBC and/or the Broadcasting Subsidiaries (the "New Company Debt"). Out of the proceeds of the New Company Debt, the Company, on or before the Closing Date, shall pay or provide for the Existing Company Debt and the Deal Expenses, and the balance of the proceeds of the New Company Debt, along with any other remaining cash and cash equivalents then owned by the Company, shall be contributed by the Company to Newco pursuant to the Contribution and Assumption Agreement to be entered into by the Company and Newco in substantially the form attached hereto as Exhibit C (the "Contribution Agreement"). The Acquiror shall assist the Company in any manner reasonably requested by the Company in connection with obtaining the New Company Debt. The New Company Debt shall remain outstanding following the Effective Time, and the Transactions contemplated hereby shall not result in a breach or event of default or an event, which with notice or lapse of time or both, would be a breach or event of default, or would require the repayment of the New Company Debt.

  2.02. CONTRIBUTION OF ASSETS TO AND ASSUMPTION OF LIABILITIES BY NEWCO; DISTRIBUTION OF NEWCO STOCK.

  (a) Prior to the Effective Time and pursuant to the terms of the Contribution Agreement, the Company shall contribute and transfer (together with the transactions described in Section 2.02(b) below, the "Contribution") to Newco or its wholly-owned Subsidiary all of the Company's right, title and interest in and to any and all assets of the Company, whether tangible or intangible and whether fixed, contingent or otherwise; PROVIDED, HOWEVER, that the Company shall not contribute to Newco or its wholly-owned Subsidiary (i) the issued and outstanding capital stock of, Pulitzer Broadcasting Company ("PBC") or WESH Television, Inc., KCCI Television, Inc. and WDSU Television, Inc. (collectively, the "Broadcasting Subsidiaries"); (ii) any of the assets of PBC or the Broadcasting Subsidiaries, whether real or personal, tangible or intangible, and whether fixed, contingent or otherwise and any other assets used or held for use primarily in the business conducted by Broadcasting or the Stations (collectively, the "Broadcasting Assets"); and (iii) the Company's rights created pursuant to this Agreement, the Contribution Agreement and the Transaction Agreements.

  (b) In consideration for the transactions described in Section 2.02(a) above, concurrently therewith and pursuant to the Contribution Agreement, Newco shall (A) assume any and all liabilities of the Company of every kind whatsoever, whether absolute, known, unknown, fixed, contingent or otherwise and cause the Company and Broadcasting to be released from the Existing Company Debt; PROVIDED, HOWEVER, that the Company shall retain, and Newco or its wholly-owned Subsidiary will not assume and will have no liability with respect to, (i) the New Company Debt, (ii) any liabilities associated with the radio and/or television business operations of Broadcasting or the Broadcasting Assets except as otherwise specifically provided herein, including Sections 6.06(g), 6.09, 6.11, 6.25 and 6.28, and (iii) the Company's obligations created pursuant to this Agreement, the Contribution Agreement and the Transaction Agreements and (B) issue and deliver to the Company shares of Newco Common Stock as set forth in the Contribution Agreement. Newco acknowledges that the liabilities to be assumed by it pursuant to the first sentence of this Section 2.02(b) include any and all liabilities associated with any claim, action or proceeding brought by or on behalf of the holders of Company Stock in connection with the Transactions other than liabilities with respect to which Acquiror is obligated to indemnify Newco pursuant to Sections 6.06, 6.09 and 6.25 hereof.

  (c) Following the Contribution and immediately prior to the Effective Time, the Company shall distribute (the "Distribution") certificates representing one fully paid and nonassessable share of Newco Common Stock to the holder of each share of Company Common Stock outstanding on the record date designated for the Distribution by or pursuant to an authorization of the Board of Directors of the Company (the "Record Date"), and certificates representing one fully paid and nonassessable share of Newco Class B Common Stock to the holder of each share of Company Class B Common Stock outstanding on the Record Date. Each share of the capital stock of Newco issued and outstanding on the Record Date and owned directly or indirectly by the Company or any of its Subsidiaries (other than those to be distributed in accordance with the first sentence of this paragraph) shall be cancelled at the time of the Distribution.

  (d) The Board of Directors of the Company shall formally declare the Distribution and shall authorize the Company to pay the Distribution immediately prior to the Effective Time, subject to the satisfaction or waiver of the conditions set forth in subsection (e) below by delivery of certificates for Newco Common Stock and Newco Class B Common Stock to the Transfer Agent for delivery to the Persons entitled thereto. The Distribution shall be deemed effective upon notification by the Company to the Transfer Agent that the Distribution has been declared, that the conditions thereto have been waived or satisfied and that the Transfer Agent is authorized to proceed with the distribution of Newco Common Stock and Newco Class B Common Stock.

  (e) The obligations of the Company to consummate the Contribution and the Distribution hereunder shall be subject to the fulfillment of each of the following conditions:

    (i) All of the transactions contemplated by Sections 2.01(a) and (b) and Sections 2.02(a) and (b) shall have been consummated.

    (ii) Each condition to the Closing set forth in Sections 7.02, 7.03 and
  7.04 hereof, other than the condition set forth in Section 7.02(b) hereof, as to the consummation of the Transactions contemplated by this Article II, shall have been satisfied or waived.

    (iii) The Board of Directors of the Company shall be reasonably satisfied that, after giving effect to the Contribution, (i) the Company will not be insolvent and will not have unreasonably small capital with which to engage in its businesses, (ii) the Company will be able to pay its debts when they come due, and (iii) the Company's surplus would be sufficient to permit, without violation of Section 170 of the DGCL, the Distribution.

  (f) Consummation of the Distribution is a condition precedent to Acquiror's acquisition of the Retained Business pursuant to the Merger.

                                  ARTICLE III

                              REPRESENTATIONS AND
                  WARRANTIES REGARDING THE COMPANY AND NEWCO

  The Company and Newco jointly and severally represent and warrant to Acquiror as follows:

  3.01. ORGANIZATION AND AUTHORITY. Each of the Company and Newco is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of the Company and Newco has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the items referred to in Sections 3.02 and 3.03, to consummate the Transactions. Subject to the items referred to in Sections 3.02 and 3.03, all necessary action, corporate or otherwise, required to have been taken by or on behalf of the Company and Newco by applicable law, their respective charter documents or otherwise to authorize (i) the approval, execution and delivery on behalf of the Company and Newco of this Agreement and (ii) the performance by the Company and Newco of their respective obligations under this Agreement and the consummation of the Transactions has been taken, except that this Agreement and the Company Charter Amendment must be approved by the stockholders of the Company. Assuming that this Agreement and each other agreement contemplated hereby (each a "Transaction Agreement") constitutes or will constitute, as the case may be, a legal, valid and binding agreement of Acquiror, this Agreement and each other Transaction Agreement to which the Company or Newco is or will be a party constitutes or will constitute, as the case may be, a valid and binding agreement of each of the Company and Newco, as the case may be, enforceable against each of them in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity. The foregoing exceptions are hereinafter referred to as the "Enforceability Exceptions." The Company has heretofore made available to Acquiror true and complete copies of the Certificate of Incorporation and Bylaws of the Company and Newco as in effect on the date hereof.

  3.02. NO BREACH. The execution and delivery of this Agreement by each of the Company and Newco do not, and the consummation of the Transactions hereby by each of the Company and Newco will not, (i) assuming that the requisite stockholder approval is obtained, violate or conflict with the Certificate of Incorporation or Bylaws of the Company or Newco, or (ii) except as set forth on Schedules 3.02 hereto, or subject to obtaining the approvals and making the filings described in Section 3.03, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) of, or give rise to any third-party right of termination, cancellation, modification or acceleration under, or otherwise require notice or approval under, any agreement, understanding or undertaking to which the Company or Newco or any of their respective Subsidiaries is a party or by which any of them is bound, or give rise to any Lien on any of their properties, except where such breach, default, Lien, third-party right, cancellation, modification or acceleration would not have a Material Adverse Effect on Broadcasting or on the Retained Business taken as a whole or materially interfere with or delay the Transactions, or (iii) subject to obtaining the approvals and making the filings described in Section 3.03 hereof, constitute a violation of any statute, law, ordinance, rule, regulation, judgment, decree, order or writ of any judicial, arbitral, public, or governmental authority having jurisdiction over the Company or any of its Subsidiaries or Newco or any of its Subsidiaries or any of their respective properties or assets except as would not have a Material Adverse Effect on Broadcasting or on the Retained Business taken as a whole or materially interfere with or delay the Transactions.

  3.03. CONSENTS AND APPROVALS. Neither the execution and delivery of this Agreement nor the consummation of the Transactions by the Company and Newco will require any License from, or filing with or notification to, any governmental or regulatory authority, except (i) for filings required under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), (ii) for filings required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (iii) for filings under state securities or "blue sky" laws, (iv) for filings and approvals required by the rules and regulations of the NYSE, (v) for notification pursuant to, and expiration or termination of the waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (vi) for the filing of the Certificate of Merger as set forth in Article I hereof, (vii) for the filing of the Company Charter Amendment and the Newco Charter Amendment with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and Newco and their respective Subsidiaries are qualified to do business, (viii) for consents or waivers from the relevant governmental entities necessary to transfer ownership of Broadcasting's Federal Communications Commission ("FCC") Licenses to Acquiror, and (ix) where the failure to obtain such Licenses, or to make such filings or notifications, would not prevent the Company or Newco from performing its respective obligations under this Agreement without having a Material Adverse Effect on Broadcasting or on the Retained Business taken as a whole or materially interfere with or delay the Transactions; PROVIDED, HOWEVER, that no representation or warranty is made with respect to the foregoing relating to, or arising by reason of, the New Company Debt or the legal or regulatory status of Acquiror or the facts pertaining specifically to it.

  3.04. APPROVALS OF THE BOARDS; FAIRNESS OPINION; VOTE REQUIRED. The Boards of Directors of the Company and Newco have each, by resolutions duly adopted at meetings duly called and held, unanimously approved and adopted this Agreement, the Merger, the Contribution and the Distribution, and the other Transactions on the material terms and conditions set forth herein. The transactions contemplated by the Pulitzer Voting Agreement have been duly and validly approved by the Board of Directors of the Company prior to the execution and delivery of the Pulitzer Voting Agreement in accordance with
Section 203 of the DGCL. The Board of Directors of the Company has declared the advisability of the Company Charter Amendment and recommended adoption of the Company Charter Amendment and this Agreement by the stockholders of the Company and directed that the Company Charter Amendment and this Agreement be submitted to the stockholders of the Company for their consideration, and no other corporate proceedings on the part of the Company or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, other than obtaining the approval of the Company's stockholders described below. The Board of Directors of the Company has received the opinion, as of the date of this Agreement, of Goldman Sachs, one of the financial advisors to the Company, that the consideration to be received by the holders of shares of the Company Stock in the Merger and the Distribution, taken as a whole, is fair to such holders from a financial point of view. The vote of a majority of all outstanding shares of Company Stock entitled to vote thereon, voting together as a single class, and the vote of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, voting separately as a class, in favor of the Company Charter Amendment are the only votes of the holders of any class or series of the capital stock of the Company necessary to approve the Company Charter Amendment under applicable law and the Company's Certificate of Incorporation and Bylaws. The vote of a majority of all outstanding shares of Company Stock entitled to vote thereon, voting together as a single class, in favor of the adoption of this Agreement, are the only votes of the holders of any class or series of the capital stock of the Company necessary to adopt this Agreement and approve the Merger under applicable law and the Company's Certificate of Incorporation and Bylaws.

  3.05. CAPITALIZATION.

  (a) As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock, (ii) 50,000,000 shares of Company Class B Common Stock, and (iii) 25,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of April 30, 1998, there were issued and outstanding 6,897,008 shares of Company Common Stock and 15,423,859 shares of Company Class B Common Stock. All such outstanding shares are duly authorized, validly issued and fully paid and nonassessable. Since April 30, 1998 no shares of Company Stock have been issued except upon exercise of options outstanding on such date or restricted stock or purchases pursuant to the Employee Stock Purchase Plan. There are no shares of Company Preferred Stock issued and outstanding. There are no preemptive or other similar rights available to the existing holders of the capital stock of the Company. Other than options, restricted stock and shares granted or issuable pursuant to the Employee Stock Purchase Plan, the Company Option Plans, and the Company's restricted stock plan, or other than as contemplated by this Agreement, there are no outstanding options, warrants, rights, puts, calls, commitments, or other Contracts issued by or binding upon the Company or any of its Subsidiaries requiring or providing for, and there are no outstanding debt or equity securities of the Company or its Subsidiaries which, upon the conversion, exchange or exercise thereof, would require or provide for, the issuance, transfer or sale by the Company or any of its Subsidiaries of any new or additional equity interests in the Company, PBC or the Broadcasting Subsidiaries (or any other securities of the Company which, with notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in the Company, PBC or the Broadcasting Subsidiaries). Except for the Voting Trust Agreement, dated June 19, 1995 (as it may be amended to permit conversion of Company Class B Common Stock to Company Common Stock in accordance with the Company's certificate of incorporation), between certain holders of the Company Class B Common Stock and the Trustees (as defined therein), and except as otherwise contemplated by this Agreement, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company.

  (b) As of the date of this Agreement, the authorized capital stock of Newco consists of 1,000 common shares, par value $100 per share (the "Newco Common Shares"). Upon the filing of the Newco Charter Amendment with the Secretary of State of the State of Delaware, the authorized capital stock of Newco will consist of (i) 100,000,000 shares of Newco Common Stock; (ii) 100,000,000 shares of Newco Class B Common Stock; and (iii) 100,000,000 shares of preferred stock, par value $0.01 per share, (the "Newco Preferred Stock"). As of the date of this Agreement, there are issued and outstanding 100 Newco Common Shares, all of which are owned by the Company, and no other shares of capital stock of Newco.

  3.06. SEC REPORTS. The Company has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (collectively, the "Company's SEC Reports"). The Company's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of the Company's SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statements of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  3.07. FINANCIAL STATEMENTS. The (i) audited consolidated financial statements of the Company contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 (the "Company 10-K"), and (ii) unaudited condensed consolidated financial statements of the Company contained in the Company's Quarterly Report on Form 10-Q for the three months ended March 29, 1998 (the "Company 10-Q" and together with the Company 10-K, the "Company Financial Statements"), present fairly, in all material respects, the Company's consolidated financial position and the results of its consolidated operations and its consolidated cash flows as of the relevant dates thereof and for the periods covered thereby in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited interim financial statements).

  3.08. ABSENCE OF CERTAIN CHANGES. Since the date of the balance sheet included in the Company 10-Q, except as contemplated or disclosed by this Agreement, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice, and there has not been any change, event or condition of any character that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or materially interfere with or delay the Transactions.

  3.09. ABSENCE OF UNDISCLOSED LIABILITIES. To the knowledge of the Company, except as set forth in Schedule 3.09 or otherwise disclosed in this Agreement, neither the Company nor any of its Subsidiaries has any obligation or liability of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, of a type required by GAAP to be disclosed in a balance sheet of the Company or any of its Subsidiaries except
(i) such liabilities and obligations that are reflected in the Company Financial Statements or disclosed in the notes thereto, (ii) liabilities and obligations incurred in the ordinary course of business after March 29, 1998, and (iii) liabilities and obligations that will not, individually or in the aggregate, have a Material Adverse Effect on Broadcasting or on the Retained Business taken as a whole or materially interfere with or delay the Transactions.

  3.10. COMPLIANCE WITH LAW. The Company and its Subsidiaries (other than the Broadcasting Subsidiaries) hold all Licenses from all governmental authorities necessary for the lawful conduct of their respective businesses, except where the failure to hold any such License would not have a Material Adverse Effect on Broadcasting or on the Retained Business taken as a whole or materially interfere with or delay the Transactions. To the Company's knowledge, the Company has not violated, and is not in violation of, any such Licenses or any applicable Laws of any governmental authorities, except where such violations do not and, insofar as reasonably can be foreseen, will not have a Material Adverse Effect on Broadcasting or on the Retained Business taken as a whole or materially interfere with or delay the Transactions.

  3.11. TAXES.

  (a) All Company Consolidated Income Tax Returns and any other material Tax Returns of the Company and Broadcasting required to have been filed on or before the date hereof have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns were required to have been filed. All of such Tax Returns were true, correct and complete in all material respects and all Taxes shown to be due on such Tax Returns have been paid. All material Taxes payable by or with respect to the Company and its Subsidiaries but not reflected on any Tax Return required to have been filed prior to the date of the most recent balance sheet included in the Company 10-Q have been fully paid or adequate provision therefor has been made and reflected on such balance sheet.

  (b) Except as set forth on Schedule 3.11(b) hereto, there is no claim or investigation involving an amount greater than $1,000,000 pending or threatened against the Company or any of its Subsidiaries for past Taxes, and adequate provision for the claims or investigations set forth on Schedule 3.11(b) has been made as reflected on the Company Financial Statements. Except as set forth on Schedule 3.11(b), neither the Company nor any of its Subsidiaries has waived or extended any applicable statute of limitations relating to the assessment of federal, state or local Taxes of the Company or any of its Subsidiaries, respectively.

  (c) The Company is not, and on the Closing Date will not be, an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

  (d) Except for the Technical Advice Request currently pending with the IRS relating to the examination of the 1993 and 1994 Company Consolidated Income Tax Returns and the Closing Agreement executed by the Company on May 11, 1994, a copy of which has been furnished to Acquiror, neither the Company nor any Broadcasting Subsidiary has pending a Tax Ruling Request (as defined below) other than in connection with the Contribution, Distribution and Merger or entered into a Closing Agreement (as defined below) with the IRS. "Tax Ruling Request," as used in this Agreement, shall mean a request for a written ruling of a Taxing authority relating to Taxes. "Closing Agreement," as used in this Agreement, shall mean a material written and legally binding agreement with the IRS relating to Taxes.

  (e) Neither the Company nor any Broadcasting Subsidiary has, with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f)(2) of the Code, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any Broadcasting Subsidiary.

  3.12. LITIGATION. Except as is set forth on Schedule 3.12, there is no suit, action, proceeding or investigation pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (other than the Broadcasting Subsidiaries) or any of their respective material properties nor, to the knowledge of the Company, is there any judgment, decree, inquiry, rule or order outstanding against the Company or any of its Subsidiaries (other than the Broadcasting Subsidiaries) that would reasonably be expected to have a Material Adverse Effect on Broadcasting or on the Retained Business taken as a whole, or materially interfere with or delay the Transactions.

  3.13. BROKERS AND FINDERS. Neither the Company, Newco nor any officer, director or employee or Affiliate of the Company or Newco has employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions, except that the Company has employed Goldman Sachs and Huntleigh as its financial advisors. The Company has previously provided to Acquiror a written estimate of the Deal Expenses, which estimate was prepared in good faith.

  3.14. ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.14, to the knowledge of the Company there are no Environmental Liabilities of the Company or any of its Subsidiaries (other than the Broadcasting Subsidiaries) that, individually or in the aggregate, may reasonably be expected to have a Material Adverse Effect on Broadcasting or on the Retained Business taken as a whole or may materially interfere with or delay the Transactions.

                                  ARTICLE IV

             REPRESENTATIONS AND WARRANTIES REGARDING BROADCASTING

  The Company represents and warrants to Acquiror as follows:

  4.01. ORGANIZATION AND AUTHORITY. Each of PBC and the Broadcasting Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each of PBC and the Broadcasting Subsidiaries is qualified to do business as a corporation and is, where applicable, in good standing, in each jurisdiction where such qualification is necessary except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect on Broadcasting. Each of PBC and the Broadcasting Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority would not have a Material Adverse Effect on Broadcasting. The Company has heretofore delivered to Acquiror true and complete copies of the certificates of incorporation and bylaws of PBC and each Broadcasting Subsidiary as currently in effect.

  4.02. CAPITALIZATION. All of the issued and outstanding shares of capital stock of PBC are owned directly by the Company, free and clear of any Liens, and are duly authorized, validly issued and fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Broadcasting Subsidiaries are owned, directly or indirectly, by PBC, free and clear of any Liens, and are duly authorized, validly issued and fully paid and nonassessable. Other than as contemplated by this Agreement, there are no outstanding options, warrants, rights, puts, calls, commitments, or other Contracts issued by or binding upon PBC or any Broadcasting Subsidiary requiring or providing for, and there are no outstanding debt or equity securities of PBC or any Broadcasting Subsidiary which upon the conversion, exchange or exercise thereof would require or provide for, the issuance, transfer or sale by PBC or any Broadcasting Subsidiary of any new or additional equity interests in PBC or the Broadcasting Subsidiaries (or any other securities of PBC or any Broadcasting Subsidiary which, with notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in PBC or such Broadcasting Subsidiary). There are no voting trusts or other agreements or understandings to which the Company, PBC or any of the Broadcasting Subsidiaries is a party with respect to the voting of the capital stock of PBC or the Broadcasting Subsidiaries. PBC and the Broadcasting Subsidiaries have not engaged in any material respect in any businesses or other activities except for the ownership and operation of broadcast radio and/or television stations and other activities incidental thereto.

  4.03. FINANCIAL STATEMENTS. The unaudited "Summary Financial Data," "Consolidated Income Statement," "Statement of Net Assets" and "1998 Four Period Results" (collectively, the "Broadcasting Unaudited Financial Statements") contained in Schedule 4.03 were prepared from the books and records of Broadcasting which books and records were maintained in accordance with accounting principles consistently applied and present fairly, in all material respects, the financial position of Broadcasting as at the dates thereof and the results of operations and cash flows for the periods covered thereby.

  4.04. ABSENCE OF CERTAIN CHANGES. Since March 29, 1998, except as contemplated or disclosed by this Agreement, Broadcasting has conducted its business in the ordinary course consistent with past practice and there has not been any change, event or condition of any character that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on Broadcasting or materially interfere with or delay the Transactions.

  4.05. ABSENCE OF UNDISCLOSED LIABILITIES. To the knowledge of the Company, except as set forth in Schedule 4.05 or as otherwise disclosed in this Agreement, Broadcasting has no obligations or liabilities except (i) such liabilities and obligations that are reflected in the Broadcasting Unaudited Financial Statements or disclosed in the notes thereto, (ii) liabilities and obligations incurred in the ordinary course of business after March 29, 1998, and (iii) liabilities and obligations that will not, individually or in the aggregate, have a Material Adverse Effect on Broadcasting or materially interfere with or delay the Transactions.

  4.06. COMPLIANCE WITH LAW. Subject to the renewal of certain Licenses as indicated on Schedule 4.06, PBC and the Broadcasting Subsidiaries hold all Licenses from all governmental authorities necessary for the lawful conduct of Broadcasting's business, including any activity ancillary or incidental to the ownership or operations of the Stations, except where the failure to hold any such License would not have a Material Adverse Effect on Broadcasting or materially interfere with or delay the Transactions. The material Licenses held by Broadcasting are set forth on Schedule 4.06. To the Company's knowledge, neither PBC nor any of the Broadcasting Subsidiaries has violated, or is in violation of, any such Licenses or any Laws of any governmental authorities that are applicable to Broadcasting or to the operation of the Stations or the other Broadcasting Assets, except where such violations do not, and insofar as reasonably can be foreseen will not, have a Material Adverse Effect on Broadcasting or materially interfere with or delay the Transactions.

  4.07. STATION NETWORK AFFILIATION AGREEMENTS. Each Station Network Affiliation Agreement listed on Schedule 4.07 hereto is the validly existing, legally enforceable obligation of each Broadcasting party thereto and, to the knowledge of the Company, each other party thereto, subject to the Enforceability Exceptions. PBC and each Broadcasting Subsidiary are validly and lawfully operating under each Station Network Affiliation Agreement to which it is a party, and PBC and each Broadcasting Subsidiary have duly complied in all material respects with all of the terms and conditions of each Station Network Affiliation Agreement to which it is a party. The Company is not aware of any third party breach or default (or other act or omission that with notice, passage of time or both would constitute a default) under any Station Network Affiliation Agreement.

  4.08. CONDITION OF ASSETS; TITLE TO PROPERTIES; ENCUMBRANCES.

  (a) The material tangible personal Broadcasting Assets are in the possession of PBC and the Broadcasting Subsidiaries and, taking into account the age of such Broadcasting Assets, are in good operating condition and repair, structurally sound, adequate for the uses and purposes for which they are being used or intended, and are available for immediate use in the operation of the Stations, and, except as would be natural taking into account the age of such Broadcasting Assets, none of such Broadcasting Assets requires maintenance or repairs other than ordinary, routine maintenance and repairs. Except for the representations and warranties expressly stated in Articles III and IV of this Agreement, the Company disclaims all representations and warranties, express or implied, with respect to the Broadcasting Assets described in this Section 4.08(a), including all implied warranties of merchantability or fitness for a particular purpose.

  (b) PBC and the Broadcasting Subsidiaries are the exclusive holders of all (and none of the Company or its Newspaper Subsidiaries holds any) rights (or leasehold interests, as the case may be) in or to all Real Property and personal, tangible and intangible property and assets primarily used or held for use in the ownership and operation of the Stations owned or operated by Broadcasting except in the case of title to Real Property which is covered in
Section 4.08(d). PBC and each Broadcasting Subsidiary has good and valid title (or valid leasehold interest in, in the case of leased personal property) to their respective personal property, free and clear of all Liens except the following (collectively, the "Permitted Exceptions"): (i) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's, or other like Liens arising in the ordinary course of business, or deposits to obtain the release of such Liens; (ii) Liens for current taxes not yet due and payable or to the extent the taxpayer is contesting such taxes in good faith through appropriate proceedings; (iii) Liens or minor imperfections of title that do not materially impair the continued use and operation of the assets to which they relate and do not have a Material Adverse Effect on Broadcasting; (iv) in the case of leased personal property, the terms and conditions of such lease; and (v) the exceptions set forth on Schedules 4.08(b) and 4.08(d)(2) hereto. Except as would not result in any Material Adverse Effect on Broadcasting, PBC and each Broadcasting Subsidiary owns or has the lawful right to use all property necessary to operate their businesses lawfully and to maintain the same as presently conducted.

  (c) Schedule 4.08(c) lists all leases of personal property leased by PBC or the Broadcasting Subsidiaries, including all such leases with related parties or Affiliates, pursuant to which PBC or a Broadcasting Subsidiary is obligated to make lease payments in excess of $100,000 per year. Correct and complete copies of such leases have heretofore been made available to Acquiror. Except as would not result in a Material Adverse Effect on Broadcasting, (i) all of such leases are valid and in full force and effect, (ii) neither PBC and the Broadcasting Subsidiaries nor, to the knowledge of the Company, any other party thereto is in default under any of such leases, and (iii) no event has occurred which with the giving of notice or the passage of time or both would constitute a default under any of such leases.

  (d) Schedule 4.08(d)(1) lists (y) each parcel of owned Real Property with a book value in excess of $1,000,000, as reflected in the audited financial statements of the Company contained in the Company 10-K, and (z) each lease of Real Property pursuant to which PBC or a Broadcasting Subsidiary is currently obligated to make payments of fixed rent in excess of $100,000 per annum. To the knowledge of the Company, either PBC or the Broadcasting Subsidiaries has fee title to, or holds by valid and existing lease or license, the Real Property, free and clear of all Liens except for such Liens: (i) which would not have a Material Adverse Effect on Broadcasting; (ii) which are set forth on Schedule 4.08(d)(2); (iii) which arise out of taxes or general or special assessments not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings; or (iv) which are materialmen's, mechanics', carriers', workmen's, repairmen's, warehouseman's or other like Liens which would not have a Material Adverse Effect on Broadcasting. The Company has made available to Acquiror complete and accurate copies of all deeds, leases and other material agreements with respect to the Real Property. To the knowledge of the Company, there does not exist under any leases of Real Property any default beyond any applicable notice and grace period by PBC or any Broadcasting Subsidiary which would have a Material Adverse Effect on Broadcasting.

  (e) To the knowledge of the Company, neither PBC nor the Broadcasting Subsidiaries has received written notice from any governmental or quasi-governmental authority with respect to any actual or threatened taking of any material portion of the Real Property for any purpose by the exercise of the right of condemnation or eminent domain.

  (f) To the knowledge of the Company, the Real Property has not suffered any material damage by fire or other casualty that has not heretofore been repaired.

  4.09. LITIGATION. Except as is set forth in Schedule 4.09 hereto, there is no suit, action, proceeding or investigation pending against or, to the knowledge of the Company, threatened against or affecting PBC or any Broadcasting Subsidiary or any of their respective material properties (except for proceedings or investigations affecting the television or radio industries generally) that would reasonably be expected to adversely affect the validity or enforceability of any of the material Licenses of, or otherwise to have a Material Adverse Effect on, Broadcasting nor is there any judgment, decree, inquiry, rule or order outstanding against PBC or any Broadcasting Subsidiary that would reasonably be expected to have a Material Adverse Effect on Broadcasting, materially interfere with or delay the Transactions or have an adverse effect on the validity or enforceability of any of the material Licenses of Broadcasting or the Station Network Affiliation Agreements.

  4.10. EMPLOYEE BENEFIT MATTERS.

  (a) Schedule 4.10(a) lists each Employee Plan which is currently sponsored, maintained or contributed to by the Company, any of its Subsidiaries or any of their ERISA Affiliates for the benefit of any Broadcasting Employee (a "Broadcasting Employee Plan"). For the purposes hereof, the term "Employee Plan" means any plan, program, contract or arrangement, whether oral or written, which (i) is an "employee benefit plan," as such term is defined in
Section 3(3) of ERISA, whether or not subject to ERISA, or (ii) is an incentive, bonus, stock option, stock purchase, phantom stock, severance, fringe benefit or other compensatory plan, contract, or arrangement that is not an employee benefit plan within the meaning of Section 3(3) of ERISA. No Broadcasting Employee Plan is a multiemployer plan within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.

  (b) The Company has delivered or made available to Acquiror true and complete copies of the plan documents, contracts, policy statements and summary plan descriptions that currently apply to the operation or funding of each Broadcasting Employee Plan. With respect to each Broadcasting Employee Plan (including, without limitation, a plan that is a "pension plan" within the meaning of Section 3(2) of ERISA (a "Broadcasting Pension Plan")), the Company has delivered or made available to Acquiror, where applicable, true and complete copies of (i) the most recent annual report (5500 series) filed with the IRS or Department of Labor, (ii) the most recent audited financial statement, (iii) the most recent actuarial valuation report, (iv) the last determination letter issued by the IRS, and (v) the most recent PBGC-1 filed with PBGC.

  (c) Each Broadcasting Employee Plan described in Section 6.11(c), (d) or (f) has been maintained and administered substantially in accordance with its terms and with the provisions of applicable law and, with respect to each such Broadcasting Employee Plan, (i) no application, proceeding or other matter is pending before the IRS, the Department of Labor, PBGC or any other governmental agency, (ii) there is no pending action, suit, proceeding or claim (other than routine claims for benefits) that could reasonably be expected to give rise to a material liability or expense of the Company or PBC, and (iii) to the knowledge of the Company, no facts exist that are likely to result in such an action, suit, proceeding or claim. A favorable IRS determination letter is currently in effect with respect to each funded Broadcasting Pension Plan, and no subsequent amendments have been or will be adopted or other action taken which would adversely affect the qualified status of any such Broadcasting Pension Plan.

  (d) With respect to each funded employee pension plan (within the meaning of Section 3(2) of ERISA) maintained by the Company, any of its Subsidiaries or any of their ERISA Affiliates within six years prior to the date hereof for the benefit of any of its employees (other than a multiemployer plan within the meaning of Section 3(37) of ERISA), where applicable, (i) there has been no termination or partial termination within the meaning of Section 411(d)(3) of the Code, except to the extent that the Transactions will result in such a partial termination; (ii) there has been no accumulated funding deficiency, whether or not waived, within the meaning of Section 302(a)(2) of ERISA or
Section 412 of the Code, and there has been no failure to make a required installment by its due date under Section 412(m) of the Code; (iii) no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred which could result in the imposition of a material tax or liability against the Company or any of its Subsidiaries; and (iv) with respect to each such plan which is covered by Title IV of ERISA,
(A) no reportable event within the meaning of Section 4043(c) of ERISA has occurred, except a reportable event occurring as a result of the consummation of the transactions contemplated by this Agreement or any prior event which will not result in a liability to the Company or any of its Subsidiaries or any of their Affiliates after the consummation of said transactions; (B) no notice of intent to terminate the plan has been provided to participants or filed with PBGC under Section 4041 of ERISA, nor has PBGC instituted or threatened to institute any proceeding under Section 4042 of ERISA to terminate the plan; and (C) no liability has been incurred under Title IV of ERISA to PBGC or otherwise (except for the payment of PBGC premiums) which has not been satisfied. Neither the Company, any of its Subsidiaries nor any of their ERISA Affiliates has ceased operations at a facility so as to become subject to the provisions of Section 4068(f) of ERISA, withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions on or before the Closing Date to any such plan which is a pension plan subject to Section 4064(a) of ERISA.

  (e) Neither the Company, any of its Subsidiaries nor any of their ERISA Affiliates has incurred or expects to incur any withdrawal liability under Title IV of ERISA (either as a contributing employer or as part of a controlled group which includes a contributing employer) in connection with a complete or partial withdrawal from a Multiemployer Plan that will be unsatisfied at the Effective Time; and, with respect to any Multiemployer Plan to which the Company or any ERISA Affiliate is, or within the preceding six years, was required to make or accrue a contribution, neither the Company, any of its Subsidiaries nor any of their ERISA Affiliates has received notice from such Multiemployer Plan that the plan is in reorganization or insolvency pursuant to Sections 4241 or 4245 or ERISA or that the plan is intended to terminate or has terminated under Sections 4041A or 4042 of ERISA.

  (f) The Company, its Subsidiaries and each of their ERISA Affiliates has complied in all material respects with its obligations under the provisions of
Section 4980B of the Code with respect to any group health plan. Except as identified on Schedule 4.10(a), no Broadcasting Employee Plan provides health or death benefits (whether or not insured) to Broadcasting Employees beyond the termination of their employment or other services.

  (g) All Broadcasting Employee Plans which provide medical, dental health or long-term disability benefits are insured and, to the Company's knowledge, claims with respect to any participant or covered dependent under any such Broadcasting Employee Plan will not result in any uninsured liability to the Acquiror, the Company, PBC or any of their Subsidiaries.

  4.11. LABOR MATTERS.

  (a) Except as set forth on Schedule 4.11(a), neither PBC nor any Broadcasting Subsidiary is a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to any Broadcasting employees.

  (b) Except as set forth on Schedule 4.11(b), as of the date of this Agreement, (i) no employees of PBC or any of the Broadcasting Subsidiaries are represented by any labor organization and (ii) no labor organization or group of employees of PBC or any of the Broadcasting Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Company, threatened to be brought or filed with the NLRB or any other labor relations tribunal or authority. To the knowledge of the Company, as of the date of this Agreement, there are no formal organizing activities involving a material number of Broadcasting employees pending with, or threatened by, any labor organization.

  (c) Except as would not result in a Material Adverse Effect on Broadcasting,
(i) there are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving PBC or any of the Broadcasting Subsidiaries and (ii) there are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of PBC or any of the Broadcasting Subsidiaries.

  4.12. ENVIRONMENTAL MATTERS.

  (a) Except as set forth on Schedule 4.12(a), to the knowledge of the Company there are no Environmental Liabilities of Broadcasting that may reasonably be expected to have a Material Adverse Effect on Broadcasting or materially interfere with or delay the Transactions.

  (b) Since January 1, 1997 and prior to the date of this Agreement, to the knowledge of the Company there has been no material environmental assessment investigation, study, Audit, test, review or other analysis conducted in relation to the current business of Broadcasting or any property or facility now owned or leased by Broadcasting which has not been delivered or made available to Acquiror prior to the date hereof.

  4.13. COMPLAINTS. As of the date of this Agreement, there is not, to the knowledge of the Company, any FCC investigation, notice of apparent liability or order of forfeiture pending or outstanding against any of the Stations respecting any violation, or allegation thereof, of any FCC rule, regulation or policy, or, to the knowledge of the Company, any complaint before the FCC as a result of which an investigation, notice of apparent liability, or order of forfeiture may issue from the FCC relating to any of the Stations.

  4.14. REPORTS. Excluding reports and statements which do not materially affect the business and operations of any of the Stations, all reports and statements currently required to be filed by the Company or any of its Subsidiaries with the FCC or with any other governmental agency with respect to the Stations have been filed and substantially complied with and shall continue to be filed and be in substantial compliance on a current basis until the Closing Date. All such material reports and statements are substantially complete and correct as filed, and copies thereof have heretofore been made available to Acquiror.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

  Acquiror represents and warrants to the Company and Newco as follows:

  5.01. ORGANIZATION AND AUTHORITY. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Acquiror has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power or authority would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole. Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the items referred to in Sections 5.02 and 5.03, to consummate the Transactions. Subject to the items referred to in Sections 5.02 and 5.03, all necessary action, corporate or otherwise, required to have been taken by or on behalf of Acquiror by applicable law, its charter documents or otherwise to authorize (i) the approval, execution and delivery on its behalf of this Agreement and (ii) its performance of its obligations under this Agreement and the consummation of the Transactions has been taken, except that this Agreement must be approved by the stockholders of Acquiror, and the Board of Directors of Acquiror must increase the size of such Board to comply with the Board Representation Agreement. Assuming that this Agreement and each Transaction Agreement constitutes or will constitute, as the case may be, a legal, valid and binding agreement of the Company or Newco, as the case may be, this Agreement and each other Transaction Agreement to which Acquiror is or will be a party constitutes or will constitute, as the case may be, a valid and binding agreement of Acquiror, enforceable against it in accordance with its terms, subject to (i) the Enforceability Exceptions and (ii) in the case of the Board Representation Agreement to the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations thereunder (the "Rules and Regulations") regarding cross-ownership of radio and television stations, to the extent that such Rules and Regulations may prohibit Newco or any of its officers, directors or shareholders from designating or acting as a director or observer on Acquiror's Board of Directors. Acquiror has heretofore made available to the Company true and complete copies of its Certificate of Incorporation and Bylaws as in effect on the date hereof.

  5.02. NO BREACH. The execution and delivery of this Agreement by Acquiror do not and the consummation of the Transactions by Acquiror will not (i) assuming that the requisite stockholder approval is obtained, violate or conflict with its Certificate of Incorporation or Bylaws or (ii) except as set forth on
Schedule 5.02(a) hereto, or subject to obtaining the approvals and making the filings described in Section 5.03, constitute a breach or default (or an event which with notice or lapse of time or both would become a breach or default) of, or give rise to any third-party right of termination, cancellation, modification or acceleration under, or otherwise require notice or approval under, any agreement, understanding or undertaking to which Acquiror or any of its Subsidiaries is a party or by which any of them is bound, or give rise to any Lien on any of their properties, except where such breach, default, Lien, third-party right, cancellation, modification or acceleration would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole or materially interfere with or delay the Transactions, or (iii) subject to obtaining the approvals and making the filings described in Section 5.03 hereof, constitute a violation of any statute, law, ordinance, rule, regulation, judgment, decree, order or writ of any judicial, arbitral, public, or governmental authority having jurisdiction over Acquiror or any of its Subsidiaries or any of their respective properties or assets, except as would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole. Except as set forth on Schedule 5.02(b), neither Acquiror nor any of its Subsidiaries is a party to or bound by any Contract that restricts or purports to restrict the ability of any of them or any Affiliate of them to engage in any location in the business of television broadcasting, except for such restrictions that would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole or materially interfere with or delay the Transactions.

  5.03. CONSENTS AND APPROVALS. Neither the execution and delivery of this Agreement by Acquiror nor the consummation of the Transactions by Acquiror will require any License from, or filing with, or notification to, any governmental or regulatory authority, except (i) for filings required under the Securities Act, (ii) for filings required under the Exchange Act, (iii) for filings required under state securities or "blue sky" laws, (iv) for filings and approvals required by the rules and regulations of NASDAQ or the NYSE, as the case may be, (v) for notification pursuant to the HSR Act and expiration or termination of the waiting period thereunder, (vi) for the filing of the Certificate of Merger as set forth in Article I hereof, (vii) for any waiver, consent or declaratory ruling by the FCC with respect to the Rules and Regulations regarding cross-ownership of radio or television stations, to the extent that such Rules and Regulations may prohibit (A) Newco or any of its officers, directors or shareholders from designating or acting as a director or observer on Acquiror's Board of Directors or (B) a designee of Newco from serving on the Board of Directors of Acquiror, (viii) for consents or waivers from the relevant governmental entities necessary to transfer control of Broadcasting's FCC Licenses to Acquiror, and (ix) where the failure to obtain such Licenses or to make such filings or notifications, would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole or materially interfere with or delay the Transactions; PROVIDED, HOWEVER, that no representation or warranty is made with respect to the foregoing relating to, or arising by reason of, the legal or regulatory status of the Company or Broadcasting or the respective facts pertaining specifically to them.

  5.04. APPROVAL OF THE BOARD; VOTE REQUIRED. The Board of Directors of Acquiror has, by resolutions duly adopted at a meeting duly called and held, unanimously approved and adopted this Agreement, the Merger, the Transaction Agreements and the other Transactions on the material terms and conditions set forth herein. The transactions contemplated by the Acquiror Voting Agreement have been duly and validly approved by the Board of Directors of Acquiror prior to the execution and delivery of the Acquiror Voting Agreement in accordance with Section 203 of the DGCL. The affirmative vote or action by written consent of a majority of the votes that holders of the outstanding shares of capital stock of Acquiror are entitled to cast voting as a single class are the only votes of the holders of any class or series of the capital stock of Acquiror necessary to approve this Agreement, the Merger and the Transaction Agreements under applicable law and Acquiror's Articles of Incorporation and Bylaws.

  5.05. CAPITALIZATION.

  (a) As of the date of this Agreement, the authorized capital stock of Acquiror consists of: (i) 200,000,000 shares of common stock, par value $.01, of which 100,000,000 shares are designated as Series A Common Stock and 100,000,000 shares are designated as Series B Common Stock, and (ii) 1,000,000 shares of preferred stock, par value $.01, of which 12,500 shares are designated as Series A Preferred Stock and 12,500 shares are designated as Series B Preferred Stock. As of May 13, 1998, there were issued and outstanding the following shares of such stock: (i) 53,842,377 shares of common stock outstanding, consisting of 12,543,729 shares of Series A Common Stock and 41,298,648 shares of Series B Common Stock, and (ii) 21,876 shares of preferred stock outstanding, consisting of 10,938 shares of Series A Preferred Stock and 10,938 shares of Series B Preferred Stock. All such outstanding shares are duly authorized, validly issued and fully paid and nonassessable. There are no preemptive or other similar rights available to the existing holders of the capital stock of Acquiror. As of the date of this Agreement, and other than as set forth on Schedule 5.05(a) or other than as contemplated by this Agreement, there are no outstanding options, warrants, rights, puts, calls, commitments, or other Contracts issued by or binding upon Acquiror or any of its Subsidiaries requiring or providing for, and there are no outstanding debt or equity securities of Acquiror or its Subsidiaries which, upon the conversion, exchange or exercise thereof, would require or provide for the issuance, sale or transfer by Acquiror or any of its Subsidiaries of any new or additional equity interests in Acquiror or any of its Subsidiaries (or any other securities of Acquiror which, with notice, lapse of time or payment of monies, are or would be convertible into or exercisable or exchangeable for equity interests in Acquiror or any of its Subsidiaries). Except as described on Schedule 5.05(a), there are no voting trusts or other agreements or understandings to which Acquiror or any of its Subsidiaries is a party with respect to the voting of capital stock of Acquiror.

  (b) The shares of Acquiror Common Stock to be issued in the Merger, upon their issuance in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens, other than any Liens created by the stockholders of the Company.

  5.06. SEC REPORTS. Acquiror has filed all required forms, reports and documents required to be filed by it with the SEC since January 1, 1997 (collectively, "Acquiror's SEC Reports") and delivered or made available to the Company copies thereof. Acquiror's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of the Acquiror's SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  5.07. FINANCIAL STATEMENTS. The (i) audited consolidated financial statements of Acquiror contained in Acquiror's Annual Report on Form 10-K for the year ended December 31, 1997 ("Acquiror's 10-K"), and (ii) unaudited condensed consolidated financial statements of Acquiror contained in Acquiror's Quarterly Report on Form 10-Q for the three months ended March 31, 1998 ("Acquiror's 10-Q" and together with Acquiror's 10-K, "Acquiror's Financial Statements"), were prepared in accordance with GAAP and present fairly, in all material respects, Acquiror's consolidated financial position and the results of its consolidated operations and its consolidated cash flows as of the relevant dates thereof and for the periods covered thereby in accordance with GAAP (subject to normal year-end adjustments in the case of the unaudited interim financial statements).

  5.08. ABSENCE OF CERTAIN CHANGES. Since the date of the balance sheet of Acquiror included in Acquiror's 10-Q, except as contemplated or disclosed by this Agreement, the Acquiror and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice, and except as contemplated by this Agreement there has not been any change, event or condition of any character that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole or materially interfere with or delay the Transactions.

  5.09. ABSENCE OF UNDISCLOSED LIABILITIES. To the knowledge of Acquiror, except as set forth in Schedule 5.09 or otherwise disclosed in this Agreement, neither Acquiror nor any of its Subsidiaries has any obligation or liability of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, of a type required by GAAP to be disclosed in a balance sheet of Acquiror or any of its Subsidiaries except (i) such liabilities and obligations that are reflected in Acquiror's Financial Statements or disclosed in the notes thereto, (ii) liabilities and obligations incurred in the ordinary course of business after March 31, 1998, and (iii) liabilities and obligations that will not, individually or in the aggregate, have a Material Adverse Effect on Acquiror or its Subsidiaries taken as a whole or materially interfere with or delay the Transactions.

  5.10. COMPLIANCE WITH LAW. Acquiror holds all Licenses from all governmental authorities necessary for the lawful conduct of its business, except where the failure to hold any such License would not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole or materially interfere with or delay the Transactions. To Acquiror's knowledge, Acquiror has not violated, and is not in violation of, any such Licenses or any applicable Laws of any governmental authorities, except where such violations do not and, insofar as reasonably can be foreseen, will not have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole or materially interfere with or delay the Transactions.

  5.11. TAXES.

  (a) All material Tax Returns of Acquiror and its Subsidiaries required to have been filed on or before the date hereof have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns were required to have been filed. All of such Tax Returns were true, correct and complete in all material respects and all Taxes shown to be due on such Tax Returns have been paid. All material Taxes payable by or with respect to Acquiror and its Subsidiaries but not reflected on any Tax Return required to have been filed prior to the date of Acquiror's Financial Statements have been fully paid or adequate provision therefor has been made and reflected on such balance sheet.

  (b) Except as set forth on Schedule 5.11(b) hereto, there is no claim or investigation involving an amount greater than $1,000,000 pending or threatened against Acquiror or any of its Subsidiaries for past Taxes, and adequate provision for the claims or investigations set forth on Schedule 5.11(b) has been made as reflected on Acquiror's Financial Statements. Except as set forth on Schedule 5.11(b), neither Acquiror nor any of its Subsidiaries has waived or extended any applicable statute of limitations relating to the assessment of federal, state or local Taxes.

  (c) Acquiror is not, and on the Closing Date will not be, an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

  5.12. LITIGATION. There is no suit, action, proceeding or investigation pending against or, to the knowledge of Acquiror, threatened against or affecting Acquiror or any of its Subsidiaries or any of their respective properties nor, to the knowledge of Acquiror, is there any judgment, decree, inquiry, rule or order outstanding against Acquiror or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiror and its Subsidiaries taken as a whole, or materially interfere with or delay the ability of Acquiror to consummate the Transactions.

  5.13. BROKERS AND FINDERS. Neither Acquiror nor any of its officers, directors, employees or Affiliates has employed any investment banker, broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions, except that Acquiror has employed Credit

Suisse First Boston Corporation as its financial advisor in connection with the Transactions and for whose fees and expenses Acquiror is responsible.

  5.14. SOLVENCY. After giving effect to the Merger, the New Company Debt and the other Transactions, Acquiror will not be insolvent and will not have unreasonably small capital with which to engage in its businesses, and Acquiror will be able to pay its debts as they come due.

  5.15. FCC QUALIFICATION. Except as set forth on Schedule 5.15, Acquiror is, for purposes of obtaining the approval of the FCC under the Communications Act, legally, financially and otherwise qualified to acquire control of the Company and, after due investigation, Acquiror is not aware of any facts or circumstances relating to Acquiror or any of its Subsidiaries that might disqualify Acquiror as a transferee of the Licenses, or as owner and operator of the Broadcasting Assets or otherwise might prevent or delay the prompt approval of this Agreement, the Transaction Agreements or the Transactions.

                                  ARTICLE VI

                               OTHER AGREEMENTS

  6.01. NO SOLICITATION.

  (a) Neither the Company nor any of its Subsidiaries, nor any of its or their officers, directors, representatives or agents shall, directly or indirectly, knowingly encourage, solicit, initiate or, except as otherwise provided in this Section 6.01(a), participate in any way in discussions or negotiations with or knowingly provide any confidential information to, any Person (other than Acquiror or any Affiliate or associate of Acquiror and their respective directors, officers, employees, representatives and agents) concerning any merger, consolidation, business combination, recapitalization, liquidation or dissolution of the Company, PBC or any Broadcasting Subsidiary, the sale of any substantial part of the assets of PBC or any of the Broadcasting Subsidiaries (other than in the ordinary course of business consistent with past practice), the sale of any shares of the capital stock of PBC or any of the Broadcasting Subsidiaries, or the sale of shares representing a controlling interest of the capital stock of the Company, PBC or the Broadcasting Subsidiaries or any similar transaction or series of transactions involving Broadcasting; PROVIDED, HOWEVER, that nothing contained in this
Section 6.01(a) shall prohibit the Board of Directors of the Company from (i) taking and disclosing to the Company's stockholders a position with respect to a tender offer for Company Stock by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, (ii) making such disclosure to the Company's stockholders as, in the judgment of the Board of Directors of the Company, with the advice of outside counsel, may be required under applicable Law, or (iii) responding to any unsolicited third party proposal or inquiry by advising the Person making such proposal or inquiry of the terms of this
Section 6.01(a). Notwithstanding anything to the contrary set forth herein, the Board of Directors of the Company may respond to any Acquisition Proposal and may provide information and afford access to, and negotiate and hold discussions with, any Person or group in connection therewith if the Board of Directors of the Company determines, with the advice of outside counsel, that it may be required to do so to comply with its fiduciary duties. For purposes hereof, "Acquisition Proposal" means any proposal, offer or any expression of interest by any third party relating to a possible transaction described in this Section 6.01(a) by any Person, other than Acquiror. Subject to the fiduciary duties of the Company's Board of Directors, in the event that the Company, Newco or any of their Subsidiaries or any of their respective officers, directors, employees, representatives or agents receives from any Person an Acquisition Proposal, the Company shall promptly advise Acquiror of such Acquisition Proposal and thereafter keep Acquiror reasonably and promptly informed of all material facts and circumstances relating to the Acquisition Proposal and the Company's response thereto.

  (b) Acquiror will promptly notify the Company and provide it with pertinent information in the event that Acquiror or any of its Subsidiaries, or any of its or their officers, directors, representatives or agents (i) solicits, initiates or participates in any way in discussions or negotiations with, or provides any confidential information to, any Person or group (other than the Company or any Affiliate or associate of the Company and their respective directors, officers, employees, representatives and agents) concerning any merger, sale of substantially all of the assets, or the sale of shares representing a controlling interest of the capital stock of Acquiror, or any similar transaction or series of transactions involving Acquiror, or
(ii) receives any proposal or inquiry in respect of any such transaction or any request to provide any such information or hold any such negotiations or discussions.

  6.02. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company shall not, without the prior written consent of Acquiror:

    (a) amend its Certificate of Incorporation or Bylaws;

    (b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for cash dividends declared and paid consistent with the Company's past practice (except that (i) any Subsidiary of the Company other than PBC or a Broadcasting Subsidiary may declare and pay dividends that are payable to the Company or to any other Subsidiary of the Company,
  (ii) PBC or any Broadcasting Subsidiary may declare and pay dividends in cash and cash equivalents that are payable to the Company or to any other Subsidiary of the Company and (iii) PBC may declare and pay a dividend of all of the capital stock of Pulitzer Sports Inc. to the Company) or redeem or acquire any of its securities other than for cash;

    (c) except pursuant to the terms of the Company Class B Common Stock, the Company Option Plans, or the Employee Stock Purchase Plan, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution of any shares of its capital stock;

    (d) except (x) to the extent that the Company is acting in the ordinary course of business or is otherwise released therefrom as described in
  Section 2.02 or (y) any investment or acquisition relating to the newspaper business or any activity related thereto, (i) create, incur or assume any Indebtedness, other than the New Company Debt, not currently outstanding (including obligations in respect of capital leases), (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or (iii) make any loans, advances or capital contributions to, or investments in, any Person other than Newco or another Subsidiary;

    (e) except pursuant to the terms of the Company Class B Common Stock, the Company Option Plans, or the Employee Stock Purchase Plan, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or amend any of the terms of any securities outstanding at the date hereof;

    (f) terminate, amend, modify or waive compliance with any of the terms or conditions of the Contribution Agreement directly or indirectly respecting the Retained Assets or the Retained Liabilities or affecting the rights or obligations of the Company thereunder from and after the Effective Time;

    (g) subject to the fiduciary duties of the Board of Directors, terminate, amend, modify or waive any of the terms or conditions of any confidentiality agreement in effect as of the date hereof between the Company and any other prospective acquiror of the Company or Broadcasting, provided that the Company, PBC or any Broadcasting Subsidiary may waive, and Acquiror will not enforce after Closing, any restriction on employment of any employee of the Company, PBC or any Broadcasting Subsidiary who is not employed by the Acquiror, PBC or any Broadcasting Subsidiary at Closing or whose employment with any of them is terminated after Closing; or

    (h) take, or agree in writing or otherwise to take, any of the foregoing actions or any other actions that would (i) make any representation or warranty of the Company or Newco contained in this Agreement untrue or incorrect, in any material respect, as of the date when made or as of the Closing Date, (ii) result in any of the conditions to Closing in Article VII of this Agreement not being satisfied, or (iii) be inconsistent, in any material respect, with the terms of this Agreement or the Transactions.

  6.03. CONDUCT OF BUSINESS OF BROADCASTING.

  (a) Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, the Company shall cause PBC and the Broadcasting Subsidiaries to conduct their operations in the ordinary course of business consistent with past practices. Without limiting the generality of the foregoing, except as otherwise contemplated by this Agreement, without the prior written consent of Acquiror, the Company shall not permit PBC or any of the Broadcasting Subsidiaries to:

    (i) amend its Certificate of Incorporation or Bylaws;

    (ii) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or amend any of the terms of any securities outstanding on the date hereof;

    (iii) acquire, lease, sell or dispose of any assets or any FCC Licenses other than acquisitions, leases, sales or dispositions of inventory and equipment in the ordinary course of business consistent with past practices or inventory items expended, depleted or worn out in accordance with Broadcasting's normal operating procedures;

    (iv) except for Permitted Exceptions, subject to any Lien any of its properties or assets, tangible or intangible;

    (v) increase the amount of any cash compensation payable to any employee if such increase would cause the aggregate cash compensation payable to all employees on an annualized basis to exceed, by more than 5% percent, the cash compensation payable by Broadcasting to all employees under its 1998 budget as outlined in Schedule 6.03(a)(v) (PROVIDED that this Section 6.03(a)(v) shall not apply to the employment, bonus and/or severance agreements made with the corporate executives of PBC and the Station managers (all of which agreements are listed on Schedule 4.10(a) hereto));

    (vi) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities, except as provided in Sections 6.24 and 6.02(b);

    (vii) fail to maintain the Broadcasting Assets in the condition specified in Section 4.08(a) hereof;

    (viii) by any act or omission to act within its reasonable knowledge and power, surrender, modify, adversely affect or forfeit any of the material Licenses;

    (ix) enter into or amend any program license or program contract for any Station which will be in effect after the Effective Time, or enter into or amend any other contract or agreement which, in each case, will be in effect after the Effective Time and requiring payments to or by PBC or any of the Broadcasting Subsidiaries of more than $250,000;

    (x) (i) create, incur or assume any Indebtedness not currently outstanding (including obligations in respect of capital leases), (ii) except in the ordinary course of business, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, or (iii) except in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any Person other than Newco or another Subsidiary; or

    (xi) take, or agree in writing or otherwise to take, any of the foregoing actions or any other action that would (i) make any representation or warranty of the Company or Newco contained in this Agreement untrue or incorrect, in any material respect, as of the date when made or as of the Closing Date, (ii) result in any of the conditions to Closing in Article VII of this Agreement not being satisfied or (iii) be inconsistent, in any material respect, with the terms of this Agreement or the Transactions.

  (b) The Company shall use its commercially reasonable efforts to: (i) maintain the present operations of the Stations; (ii) preserve intact the business organization of the Stations; and (iii) preserve for the Stations the existing relationships with employees, suppliers, customers and their agencies and others having business with the Stations.

  (c) Prior to the Effective Time, control of the television and radio operations of PBC and the Broadcasting Subsidiaries shall remain with the Company. The Company and Acquiror acknowledge and agree that neither Acquiror nor any of its employees, agents or representatives, directly or indirectly, shall, or have any right to, control, direct or otherwise supervise, or attempt to control, direct or otherwise supervise, such broadcast operations; it being understood that at all times prior to the Effective Time, supervision of all programs, equipment and operations shall remain within the complete control and discretion of the Company.

  (d) The Company shall use its commercially reasonable efforts to cause Broadcasting to maintain in full force and effect the Station Network Affiliation Agreements set forth on Schedule 4.07 hereto.

  6.04. CONDUCT OF BUSINESS OF ACQUIROR. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, Acquiror will not, without the prior written consent of the Company;

  (a) amend its certificate of incorporation (other than to provide for the issuance of preferred stock and to increase its authorized shares of common stock or any series thereof);

  (b) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class; PROVIDED, HOWEVER, that Acquiror may (i) issue shares of its capital stock upon the exercise of options outstanding on the date hereof, (ii) grant options to purchase shares of its capital stock (and issue any shares of capital stock upon exercise of such options) pursuant to employee compensation arrangements consistent with past practices, (iii) issue shares of common stock upon conversion of any shares of capital stock, and (iv) issue shares of capital stock at or above fair market value;

  (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends declared and paid consistent with Acquiror's past practice;

  (d) (i) enter into a transaction or (ii) except for Indebtedness incurred in connection with Section 2.01(b), create, incur or assume any Indebtedness not currently outstanding (including obligations in respect of capital leases but excluding indebtedness incurred in refinancing, replacement or substitution of indebtedness that is currently outstanding) that in the case of clauses (i) or
(ii) would result in a down-grading below investment grade in the rating of any rated debt securities of the Company by both Standard & Poors Corporation and Moody's Investors Service;

  (e) sell, lease or dispose of any assets material to Acquiror and its Subsidiaries taken as a whole, other than (i) sales of inventory in the ordinary course of business consistent with past practices and (ii) in connection with or in exchange for acquisitions of assets related to the business of Acquiror;

  (f) make any material change in the lines of business in which it participates or is engaged; or

  (g) take, or agree in writing or otherwise to take, any of the foregoing actions or any other actions that would (i) make any representation or warranty of Acquiror contained in this Agreement untrue or incorrect, in any material respect, as of the date when made or as of the Closing Date, (ii) result in any of the conditions to Closing in Article VII of this Agreement not being satisfied in any material respect or (iii) be inconsistent, in any material respect, with the terms of this Agreement or the Transactions.

  6.05. ACCESS TO INFORMATION. Between the date of this Agreement and the Effective Time, (a) the Company and Acquiror will each (i) give the other party and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices and other facilities of such party and its Subsidiaries and to all books and records of such party and its Subsidiaries, (ii) permit the other party to make such reasonable inspections of the offices, facilities, books and records described in clause
(i) as it may require, (iii) cause its officers and those of its Subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of the Company and Broadcasting, or Acquiror and its Subsidiaries, as the case may be, as the other party may, from time to time, reasonably request, and (iv) permit Acquiror to conduct, at its expense, environmental tests and assessments and (b) Acquiror will keep the Company informed, and the Company will keep Acquiror informed, in each case as to material developments affecting the other party and its Subsidiaries. All such access and information obtained by Acquiror and its authorized representatives shall be subject to the terms and conditions of the letter agreement between the Company and Acquiror dated in February 1998 (the "Confidentiality Agreement"). All such information obtained by the Company and its authorized representatives, and, after the Closing, all other information regarding the Broadcasting Assets, or its business and operations which Newco or any of its Subsidiaries possesses or has access to (including pursuant to Section 6.17), shall be treated in accordance with the terms of the Confidentiality Agreement as if such agreement obligated such Persons to hold such information confidential on the same basis as set forth therein MUTATIS MUTANDIS and Acquiror and its Subsidiaries were beneficiaries of such obligations.

  6.06. SEC FILINGS.

  (a) The Company, Newco and Acquiror shall prepare jointly and, as soon as practicable after the date of this Agreement, file with the SEC a joint proxy statement/registration statement (the "Preliminary Joint Proxy Statement/Prospectus") comprising preliminary proxy materials of the Company and Acquiror under the Exchange Act with respect to the Merger and the Transactions and Registration Statement on Form S-4 containing a preliminary prospectus of Acquiror under the Securities Act with respect to the Merger Stock, and will thereafter use their respective reasonable best efforts to respond to any comments of the SEC with respect thereto and to cause a definitive joint proxy statement/prospectus (including all supplements and amendments thereto, the "Joint Proxy Statement/Prospectus") and proxy to be mailed to the Company's and Acquiror's stockholders as promptly as practicable.

  (b) As soon as practicable after the date hereof, the Company, Newco and Acquiror shall prepare and file any other filings required to be filed by each under the Exchange Act, any other federal or state laws, or the rules and regulations of the NYSE or NASDAQ, relating to the Merger, the Contribution and the Distribution, and the other Transactions, including in the case of Newco, an Information Statement on Form 10 under the Exchange Act with respect to the Newco Common Stock (collectively, the "Other Filings") and will use their respective reasonable best efforts to respond to any comments, if any, of the SEC or any other appropriate government official with respect thereto.

  (c) The Company, Newco and Acquiror shall cooperate with each other and provide to each other all information necessary in order to prepare the Preliminary Joint Proxy Statement/Prospectus, the Joint Proxy Statement/Prospectus and the Other Filings (collectively, the "SEC Filings") and shall provide promptly to the other party any information that such party may obtain that could necessitate amending any such document.

  (d) The Company and Acquiror will notify the other party promptly of the receipt of any comments from the SEC or its staff or any other government official and of any requests by the SEC or its staff or any other government official for amendments and/or supplements to any of the SEC Filings or for additional information and will supply the other party with copies of all correspondence between the Company or any of its representatives, Newco or any of its representatives, or Acquiror or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event shall occur that should be set forth in an amendment of, or a supplement to, any of the SEC Filings, the Company, Newco and Acquiror agree promptly to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to the Joint Proxy Statement/Prospectus, mailing such supplement or amendment to the Company's and Acquiror's stockholders.

  (e) The information provided and to be provided by the Company, Newco and Acquiror for use in SEC Filings shall at all times prior to the Effective Time be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information in light of the circumstances under which they were made, not false or misleading, and the Company, Newco and Acquiror each agree to correct any such information provided by it for use in the SEC Filings that shall have become false or misleading. Each SEC Filing, when filed with the SEC or any government official, shall comply in all material respects with all applicable requirements of law.

  (f) Acquiror shall indemnify, defend and hold harmless the Company and Newco, each of their officers and directors and each other Person, if any, who controls any of the foregoing within the meaning of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing or
(ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, PROVIDED that Acquiror was responsible for such misstatement or omission, and, upon request from time to time, Acquiror shall reimburse the Company, Newco and each such officer, director and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action or enforcing this indemnity.

  (g) Newco (and, if this Agreement is terminated prior to the consummation of the Merger, the Company, jointly and severally with Newco) shall indemnify, defend and hold harmless Acquiror, each of its officers and directors and each other Person, if any, who controls any of the foregoing within the meaning of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any SEC Filing or (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, PROVIDED that the Company or Newco was responsible for such misstatement or omission, and, upon request from time to time, Newco (and, if this Agreement is terminated prior to the consummation of the Merger, the Company) shall reimburse Acquiror and each such officer, director and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action or enforcing this indemnity.

  (h) For the purpose of this Section 6.06, the term "Indemnifying Party" shall mean the party having an obligation hereunder to indemnify the other party pursuant to this Section 6.06, and the term "Indemnified Party" shall mean the party having the right to be indemnified pursuant to this Section
6.06. Whenever any claim shall arise for indemnification under this Section 6.06, the Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder except to the extent that such failure prejudices the Indemnifying Party.

  (i) After such notice, if the Indemnifying Party undertakes to defend any such claim, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice and reasonably acceptable to the Indemnified Party to handle and defend the same, at the Indemnifying Party's cost, risk and expense, upon written notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification hereunder. The Indemnifying Party shall not settle any third-party claim that is the subject of indemnification without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if such settlement (i) makes no admission or acknowledgment of liability or culpability with respect to the Indemnified Party, (ii) includes a complete release of the Indemnified Party and (iii) does not require the Indemnified Party to make any payment or forego or take any action or otherwise materially adversely affect the Indemnified Party. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross claims and counterclaims). The Indemnified Party may, at its own cost, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom. If, after receipt of a notice of claim pursuant to Section 6.06(h), the Indemnifying Party does not undertake to defend any such claim, the Indemnified Party may, but shall have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party (including the settlement thereof without the consent of the Indemnifying Party). If there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party or there is otherwise an actual or potential conflict of interest, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to assume the defense of the lawsuit or action; PROVIDED, HOWEVER, that the Indemnified Party may not settle such lawsuit or action without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

  (j) If the indemnification provided for in this Section 6.06 shall for any reason be unavailable to the Indemnified Party in respect of any loss, claim, damage or liability, or action referred to herein, then the Indemnifying Party shall, in lieu of indemnifying the Indemnified Party, contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement or omission of a material fact related to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by the Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by the Indemnified Party in connection with investigating or defending any such action or claim or enforcing this provision. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  6.07. REASONABLE BEST EFFORTS. Subject to the other terms and conditions hereof, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions contemplated by this Agreement in the most expeditious manner practicable, including the satisfaction of all conditions to the Merger and the other Transactions and seeking to remove promptly any injunction or other legal barrier that may prevent or delay such consummation. Each of the parties shall promptly notify the other whenever a material consent is obtained and shall keep the other informed as to the progress in obtaining such material consents.

  6.08. PUBLIC ANNOUNCEMENTS. Except as otherwise may be required by law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or any of the Transactions without such prior consultation with the other parties as to the timing and content of any such announcement as may be reasonable under the circumstances; PROVIDED, HOWEVER, that nothing contained herein shall prevent any party from promptly making all filings with governmental authorities as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement, the Transaction Agreements or the consummation of the Transactions.

  6.09. TAX MATTERS.

  (a) INDEMNIFICATION OBLIGATIONS.

    (i) NEWCO'S INDEMNIFICATION OBLIGATIONS. Newco shall be liable for, shall pay and shall indemnify and hold the Surviving Corporation and its Subsidiaries harmless, on an After-Tax Basis, against (A) subject to
  Section 6.09(a)(ii)(D), any Tax of the Company or any Subsidiary of the Company attributable to any Pre-Closing Tax Period, including, without limitation, any Spin-Off Tax, but not including any Tax assessed against the Company as a result of the Merger not qualifying as a reorganization under Section 368(a)(1)(A) of the Code by reason of any action or inaction on the part of Acquiror subsequent to the Effective Time, (B) any Tax of Newco or any Subsidiary of Newco, whether attributable to a Pre-Closing Tax Period or Post-Closing Tax Period, and (C) any Transfer Taxes which may be imposed or assessed as a result of the Contribution and the Distribution.

    (ii) ACQUIROR'S INDEMNIFICATION OBLIGATIONS. Acquiror and the Surviving Corporation shall be liable for, shall pay and shall indemnify and hold Newco and its Subsidiaries harmless, on an After-Tax Basis, against (A) any Tax of Acquiror or any Subsidiary of Acquiror (other than the Company or any Subsidiary of the Company) attributable to any Pre-Closing Tax Period,
  (B) any Tax of Acquiror, any Subsidiary of Acquiror, the Surviving Corporation, Broadcasting or any Subsidiary of the Surviving Corporation attributable to any Post-Closing Tax Period, (C) any Transfer Tax imposed or assessed as a result of the Merger, and (D) any Taxes (including, for purposes of this Section 6.09(a)(ii)(D), any income Taxes for which any stockholders of the Company immediately prior to the Effective Time are liable as a result of the Transactions) arising primarily as a result of a breach by Acquiror of any of the covenants set forth in Section 6.09(i)(ii) hereof (provided that actions or omissions by Newco do not materially contribute to the incurrence of such Taxes).

    (iii) PRORATION OF TAXES. To the extent required or permitted by applicable Law or administrative practice, the then-current Tax period of the Company and any of the Broadcasting Subsidiaries shall terminate as of the close of the Closing Date. Any Taxes imposed with respect to any Straddle Period shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period, based on the permanent books and records maintained by the Company, as follows:

      (A) in the case of any Taxes based upon or related to income, as if the Pre-Closing Tax Period ended on the Closing Date and the Post-Closing Tax Period began on the date immediately following the Closing Date; and

      (B) in the case of any Taxes other than Taxes based upon or related to income, the amount of Taxes attributable to the Pre-Closing Tax Period shall be calculated by reference to the number of days in such period ending on the Closing Date as compared to the total number of days in the Straddle Period, and the amount of Taxes attributable to the Post-Closing Tax Period shall be calculated by reference to the number of days in such period beginning after the Closing Date as compared to the total number of days in the Straddle Period.

    (iv) REFUNDS AND CREDITS OF TAXES. Each party shall be entitled to all refunds or credits of any Tax, including, without limitation, in the case of Newco, any refunds attributable to the Spin-Off Tax, for which such party is liable hereunder. Any party receiving a refund or credit (and interest, if any, with respect thereto) that is for the account of another party hereunder shall promptly and, in any event, no later than five Business Days following its receipt, pay to the other party such refund or credit (and any interest with respect thereto).

    (v) CONTROL OF TAX PROCEEDINGS.

      (A) Newco shall be designated as the agent for the Company Group pursuant to Section 1.1502-77(d) of the Treasury Regulations, subject to the approval of the District Director of the IRS, and any similar provisions of applicable state income or franchise Tax laws for any Tax period relating to Taxes for which Newco is obligated to indemnify the Surviving Corporation and its Subsidiaries under Section 6.09(a)(i). Whenever any Taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Newco is obligated to indemnify the Surviving Corporation and its Subsidiaries under Section 6.09(a)(i), in whole or in part, under this Agreement, including, without limitation, any Taxes of the Company or any Subsidiary of the Company attributable to any Pre-Closing Tax Period (except as otherwise provided in Section 6.09(a)(i)) and any Spin-Off Tax, Acquiror shall promptly inform Newco, and Newco, at its cost and expense, shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, PROVIDED, HOWEVER, that Newco shall not, without Acquiror's consent, which consent shall not be unreasonably withheld, take any action or omit to take any action relating to a Pre-Closing Tax Period which would result in an increase of more than $1,000,000 in the Tax liability of the Surviving Corporation or any Subsidiary of the Surviving Corporation for all Post-Closing Tax Periods, computed on an After Tax Basis.

      (B) If any Taxing authority notifies Newco of a claim, makes an assessment or otherwise disputes the amount of Taxes for which Acquiror is obligated to indemnify Newco and its Subsidiaries under Section 6.09(a)(ii), in whole or in part, under this Agreement, Newco shall promptly inform Acquiror, and Acquiror, at its cost and expense, shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, provided, however, that Acquiror shall not take any action or omit to take any action relating to a Post-Closing Tax Period which would result in an increase of more than $1,000,000 in the Tax liability of the Company or any Subsidiary of the Company for all Pre-Closing Tax Periods, computed on an After-Tax Basis.

      (C) Notwithstanding the foregoing provisions of this Section 6.09(a)(v), in the event any Taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes attributable to any Straddle Period for which both Newco and Acquiror may be liable under this Agreement, Newco and Acquiror, at their respective cost and expense, shall jointly participate in any resulting proceedings and mutually determine whether and when to settle any such claim, assessment or dispute, PROVIDED, HOWEVER, that Newco or Acquiror, at its cost and expense, may, by written notice to the other, elect to control the defense of such claim, assessment or dispute, including the decision whether and when to settle such claim, assessment or dispute, but in the event Newco or Acquiror so elects, the other shall no longer be obligated to indemnify Acquiror or Newco, as the case may be, and its Subsidiaries for any portion of the Taxes attributable to such Straddle Period which are in dispute.

  (b) TAX RETURNS.

    (i) Newco shall be responsible for the preparation and timely filing of all Company Consolidated Income Tax Returns for any Pre-Closing Tax Period, including Company Consolidated Income Tax Returns for such period that are due after the Closing Date, all Tax Returns for any Tax period relating to the Newspaper Subsidiaries, and all Broadcasting Tax Returns required to be filed on or before the Closing Date. Within twenty (20) days following the filing of Company Consolidated Income Tax Returns for the Tax period ended on the Closing Date, Newco shall furnish Acquiror with (i) copies of such Tax Returns, and (ii) information concerning (A) the Tax basis of the assets of Broadcasting as of the Closing Date; (B) the earnings and profits of the Company and Broadcasting as of the Closing Date; (C) the Company's Tax basis in the stock of Broadcasting and PBC's Tax basis in the stock of each of its Subsidiaries as of the Closing Date; (D) the net operating loss carryover, investment tax credit carryover, alternative minimum tax carryover and the capital loss carryover, if any, available to the Surviving Corporation and its Subsidiaries for a Post-Closing Tax Period; and (E) all elections with respect to Company Consolidated Income Taxes in effect for Broadcasting as of the Closing Date. Other than elections in the ordinary course of business consistent with past practice or elections which will not have the effect of increasing the Taxes of Acquiror in a Post-Closing Tax Period, no Tax elections shall be made with respect to any of the Tax Returns for which Newco is responsible under this Section 6.09(b)(i) on behalf of the Company or any Broadcasting Subsidiary without the consent of Acquiror.

    (ii) Acquiror shall be responsible for the preparation and timely filing of all Tax Returns relating to the business or assets of the Company or Broadcasting required to be filed after the Closing Date (other than the Tax Returns to be prepared and filed by Newco pursuant to Section 6.09(b)(i)), PROVIDED, HOWEVER, that all such Tax Returns relating to any Pre-Closing Tax Period or Straddle Period shall be prepared in a manner consistent with the past practice of the Company in preparing such Tax Returns. Acquiror shall provide Newco with a draft of any such Tax Return relating to any Pre-Closing Tax Period or Straddle Period at least thirty
  (30) days prior to the due date for filing such Tax Return (taking into account any applicable extensions), and Newco may provide Acquiror with written comments on such draft Tax Return within ten (10) days after its receipt of such draft. Subject to Section 6.09(e), Acquiror and

  Newco shall attempt to resolve any disputes regarding such draft Tax Return in good faith at least ten (10) days prior to the due date for filing such Tax Return.

  (c) COOPERATION. Acquiror and Newco shall cooperate with each other in a timely manner in the preparation and filing of any Tax Returns described in
Section 6.09(b), payment of any Taxes in accordance with this Agreement, and the conduct of any audit or other proceeding relating thereto. Each party shall execute and deliver such powers of attorney and make available such other documents as are necessary to carry out the intent of this Section 6.09. Each party agrees to notify the other party of any audit adjustments that do not result in Tax liability but can reasonably be expected to affect Tax Returns of the other party.

  (d) RETENTION OF RECORDS. Acquiror and Newco shall each, to the extent potentially relevant to the other party, (1) retain records, documents, accounting data and other information (including computer data) necessary for the preparation and filing of all Tax Returns or the audit of such Tax Returns, and (2) give to the other reasonable access to such records, documents, accounting data, Tax Returns and related books and records and other information (including computer data) and to its personnel (insuring their cooperation) and premises, for purposes of the review or audit of such Tax Returns to the extent relevant to an obligation or liability of a party under this Agreement.

  (e) PAYMENTS; DISPUTES. Except as otherwise provided in this Section 6.09, any amounts owed by any party ("Indemnitor") to any other party ("Indemnitee") under this Section 6.09 shall be paid within ten days of notice from the Indemnitee, PROVIDED, HOWEVER, that if such amounts are being contested before a Taxing authority in good faith, the Indemnitor shall not be required to make payment until it is determined finally by such Taxing authority, unless the Indemnitor has authorized the Indemnitee to make payment to such Taxing Authority. Unless otherwise required under applicable Law, the Company, Newco and Acquiror agree to treat any and all indemnity payments made pursuant to this Agreement as having been made immediately prior to the Distribution and as a dividend from or a capital contribution to Newco, as the case may be, for federal, state and local Tax purposes. If Acquiror and Newco cannot agree on any calculation or determination of any of their respective liabilities or any other matter under this Section 6.09, such calculation or determination shall be made by an independent public accounting firm reasonably acceptable to both such parties. The decision of such firm shall be final and binding. The fees and expenses incurred in connection with such calculation or determination shall be borne equally by the disputing parties.

  (f) TERMINATION OF TAX SHARING AGREEMENTS. Except as specifically provided in this Section 6.09, any Tax Sharing Agreement or policy of the Company Group shall be terminated at the Effective Time, and the Company and Broadcasting shall have no obligation under such agreements after the Effective Time.

  (g) SURVIVAL. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 6.09 shall survive for the full period of all statutes of limitations (giving effect to any waiver or extension thereof) applicable to Taxes and Tax Returns subject to this Section 6.09.

  (h) DEFINITIONS.

    (i) "After-Tax Basis" means, with respect to any payment, an amount calculated by taking into account the Tax consequences of the receipt of such payment, as well as any Tax benefit associated with the liability giving rise to the payment, in each case calculated on a present value basis using the Agreed Rate.

    (ii) "Broadcasting Tax Return" means any Tax Return of PBC or any of its Subsidiaries.

    (iii) "Company Consolidated Income Tax Returns" means any Tax Return of the Company or any Subsidiary with respect to Company Consolidated Income Taxes.

    (iv) "Company Consolidated Income Taxes" means the federal income Tax and all applicable state or local income or franchise Taxes of the Company Group.

    (v) "Company Group" means the affiliated group of corporations, within the meaning of Section 1504(a) of the Code, of which the Company is the common parent or any unitary, combined or consolidated group of corporations for state income Tax purposes in which the Company or any Broadcasting Subsidiary is included.

    (vi) "Pre-Closing Tax Period" means any Tax period, or portion thereof, ending on or before the close of business on the Closing Date.

    (vii) "Post-Closing Tax Period" means any Tax Period or portion thereof, beginning after the close of business on the Closing Date.

    (viii) "Spin-Off Tax" means any Tax to which the Company or any Subsidiary of the Company is subject as a result of the application of
  Section 311(b), Section 355(c)(2), Section 355(e) or Section 361(c)(2) of the Code (or any corresponding or similar provision of state or local law) to the Distribution.

    (ix) "Straddle Period" means any Tax period which begins before and ends after the Closing Date.

    (x) "Tax" (including with correlative meaning, the terms "Taxes" and "Taxable") means any income, gross receipts, ad valorem, premium, excise, value-added, sales, use, transfer, franchise, license, severance, stamp, occupation, service, lease, withholding, employment, payroll premium, property or windfall profits tax, alternative or add-on-minimum tax, or other tax, fee or assessment, and any payment required to be made to any state abandoned property administrator or other public official pursuant to an abandoned property, escheat or similar law, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing authority responsible for the imposition of any such Tax or payment.

    (xi) "Tax Return" means any return, report, statement, information statement, refund claim and the like, including any amendment thereto, required to be filed with any Taxing authority with respect to Taxes.

    (xii) "Tax Sharing Agreement" means any Tax sharing agreement or arrangement (whether or not written) binding on a Person, and any agreement or arrangement (including any arrangement required or permitted by law) which (i) requires a Person to make a payment to or for the account of any other Person, (ii) requires or permits the transfer or assignment of income, revenues, receipts or gains to a Person from any other Person, or
  (iii) otherwise requires a Person to indemnify any other Person in respect of Taxes.

    (xiii) "Transfer Tax" means any excise, sales, use, transfer, documentary, filing, recordation or other similar tax or fee, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

  (i) ADDITIONAL COVENANTS.

    (i) Each of the Company, Acquiror and their respective Affiliates shall exercise their best efforts to obtain and assist in obtaining the advance letter ruling from the IRS contemplated by Section 6.16 hereof. Without in any way limiting the foregoing, each of the Company and Acquiror agrees that it (and such of its Affiliates as are reasonably required by the IRS) shall make such representations as are reasonably required by the IRS pursuant to Rev. Proc. 96-30, 1996-1 C.B. 696, including, in particular, Sections 4.04 and 4.05 thereof.

    (ii) Acquiror covenants that any representations made by it or any of its Affiliates to the IRS in connection with the IRS ruling request and any information supplied by it to the IRS in connection with the ruling request will be true and accurate. In addition, for a period of two years after the Closing Date:

      (A) except for actions taken in the ordinary course of business or as otherwise required by applicable Law, Acquiror shall not sell, transfer, distribute or otherwise dispose of any of the operating assets of Broadcasting or any shares of capital stock of Broadcasting or a Broadcasting Subsidiary, whether by merger or otherwise, in a transaction or series of transactions which would cause the Transactions to fail to satisfy the continuity of business enterprise requirements of the Treasury Regulations; and

      (B) Acquiror shall not adopt a plan of liquidation or initiate and enter into an agreement of merger or other transaction pursuant to which the corporate legal existence of Acquiror would terminate or the outstanding stock of Acquiror would, in a taxable transaction, be converted into cash, other property or the stock or securities of any other issuer.

    Notwithstanding the foregoing, Acquiror may take any actions described in clauses (A) and (B) above if it first obtains either (i) a ruling from the IRS; or (ii) an opinion reasonably satisfactory to Newco of nationally recognized tax counsel that such actions will not result in the Distribution or the Merger being taxable to the Company's stockholders.

  (j) PAYMENT OF SPIN-OFF TAX. The Company shall pay the Spin-Off Tax to the appropriate governmental authorities as and when such payment is required to be made, including by making estimated Tax payments which take into account its liability for the Spin-Off Tax as and when such estimated Tax payments are required to be made.

  6.10. NOTIFICATION. Each party hereto shall, in the event of, or promptly after obtaining knowledge of the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, give notice thereof to the other parties and shall use its reasonable best efforts to prevent or promptly remedy such breach.

  6.11. EMPLOYEE BENEFIT MATTERS.

  (a) Except as otherwise provided herein, as of the Effective Time, Newco will assume sponsorship of and responsibility for the employer obligations under the Company Employee Plans. From and after the Effective Time, except with respect to previously accrued and unpaid benefits, all Broadcasting Employees will cease to be covered by any Company Employee Plan that is assumed by Newco. Except as otherwise specifically provided herein, neither Acquiror, the Company, PBC nor any of their respective Affiliates, shall retain or acquire any liability or obligation under any Company Employee Plan; and Newco will defend and indemnify Acquiror, the Surviving Corporation, PBC and their respective Affiliates from and against all Losses arising from or relating to any such liability or obligation that is not so retained or acquired. The indemnification arrangements set forth in this Section 6.11(a) shall be subject to the procedures set forth in Section 2.04 of the Contribution Agreement. All Broadcasting Employees who become employees of Acquiror as of the Effective Time will thereupon become fully vested in their accrued benefits under the Broadcasting Pension Plans.

  (b) All Broadcasting Employees who are employed by the Company or PBC or a subsidiary of PBC immediately prior to the Effective Time will remain or become employees of PBC (or a Subsidiary of PBC) or Surviving Corporation, as the case may be, immediately after the Effective Time (the "Transferred Employees"). At the Effective Time, Acquiror will provide or cause Transferred Employees (and, where applicable, their eligible dependents) to be provided with compensation, pension, retirement, welfare (including, without limitation, group health, life insurance, disability, severance and vacation benefits) and fringe benefits (exclusive of any benefit or plan which provides for any opportunity to acquire or invest in employer equity) which, in the aggregate, are not less favorable than the compensation, pension, welfare and fringe benefits theretofore provided to such Transferred Employees (and their dependents) under the Broadcasting Employee Plans, PROVIDED HOWEVER that Acquiror shall not be required to offer post-retirement benefits except as provided in Section 6.11(f). Each Transferred Employee's pre-Effective Time service with the Company or its Affiliates will be treated as service with Acquiror and its Affiliates for purposes of determining such Transferred Employee's eligibility, vesting and seniority (but expressly excluding service for determining benefit accruals) under the Employee Plans of Acquiror and its Affiliates, if such service is otherwise creditable under such plans, from and after the Effective Time.

  (c) At or as soon as practicable after the Effective Time, the account balances held for the Transferred Employees under the Pulitzer Retirement Savings Plan (the "Pulitzer Savings Plan") will be transferred in cash (or such other form as may be agreed upon by Newco and Acquiror) by the trustee of the trust maintained under the Pulitzer Savings Plan to the trustee of the trust maintained under an existing or newly-established qualified defined contribution plan sponsored by Acquiror or PBC (the "Transferee DC Plan") in a plan-to-plan transfer of assets and liabilities that satisfies the requirements of applicable law, including Sections 411(d) and 414(l) of the Code. After the Effective Time and until the completion of the aforesaid plan-to-plan transfer of assets and liabilities, Newco will cause the fiduciaries of the Pulitzer Savings Plan to process distributions that become payable to Transferred Employees whose employment with Acquiror, PBC or any of their Subsidiaries is terminated, and the amount to be transferred in the plan-to-plan transfer will be reduced accordingly. The Company, Newco and Acquiror will make or cause to be made any plan amendments and filings as may be required in connection with said plan-to-plan transfer of assets and liabilities from the Pulitzer Savings Plan to the Transferee DC Plan, whether before or after the Effective Time. Newco and Acquiror each may require, as a condition to the plan-to-plan transfer from the Pulitzer Savings Plan to the Transferee DC Plan, evidence reasonably satisfactory to it or its counsel of the qualified status of the Transferee DC Plan or the Pulitzer Savings Plan, as the case may be, at the time of such transfer under Section 401(a) of the Code. Each of the parties will pay its own expenses in connection with the plan to plan transfer of assets and liabilities from the Pulitzer Savings Plan to the Transferee DC Plan. Newco and Acquiror will take such other and further actions as may be required or reasonably requested by the other in order to carry out the transfer of assets and liabilities contemplated by this subsection without undue delay.

  (d) At or as soon as practicable after the Effective Time, Newco shall cause the trustee of the Pulitzer Publishing Company Pension Plan (the "Pulitzer Pension Plan") to transfer to the trustee of the trust maintained as part of an existing or newly-established qualified defined benefit pension plan maintained or to be maintained by Acquiror or PBC (the "Transferee DB Plan") cash (or such other assets as may be agreed upon by said trustees) and benefit liabilities accrued prior to the Effective Time for and on behalf of the Transferred Employees under the Pulitzer Pension Plan in a plan-to-plan transfer of assets and liabilities that satisfies the requirements of applicable law, including the provisions of Sections 414(l) and 411(d) of the Code. For these purposes, the amount of the plan-to-plan asset transfer will be equal to the current liability as defined in Section 412(l)(7) of the Code (calculated as of the Effective Time with appropriate interest adjustment to the date of transfer at the rate assumed for calculating the benefit liability) using the 1983 Group Annuity Mortality Table and the PBGC annuity valuation rate in effect at the Effective Time, provided that the amount transferred shall in no event be less than the amount required to be transferred pursuant to Section 414(l) of the Code, and Section 4044 of ERISA as of the Effective Time. The value of the assets and liabilities to be transferred from the Pulitzer Pension Plan to the Transferee DB Plan shall initially be calculated and certified as correct as soon as practicable following the Effective Time by an actuary selected by Newco ("Newco's Actuary"). The Acquiror will have the right to appoint is own actuary ("Acquiror's Actuary") for the purpose of verifying whether the calculation made by Newco's Actuary is correct. Such calculation shall be based upon the method and assumptions specified for this purpose by Section 414(l) of the Code and the regulations issued thereunder. The calculations certified by Newco's Actuary shall be final, conclusive and binding unless, within thirty
(30) days after the delivery of such certification to Acquiror's Actuary, together with such supporting information as Acquiror's Actuary may reasonably request, Acquiror's Actuary shall notify Newco's Actuary of its disagreement with same. If any such disagreement is not resolved to the satisfaction of Newco and Acquiror within thirty (30) days of Newco's receipt of such notification, then either Newco or Acquiror may elect to have the calculations submitted for resolution to a third independent actuary designated for this purpose by both Newco's Actuary and Acquiror's Actuary, whose determination shall be made within thirty (30) days and shall be conclusive and binding on all Persons. After the Effective Time and until the completion of the aforesaid plan to plan transfer of assets and liabilities, Newco will cause the fiduciaries of the Pulitzer Pension Plan to process distributions that become payable to Transferred Employees whose employment with Acquiror, PBC or any of their Subsidiaries is terminated, and the value of assets and liabilities to be transferred in the plan to plan transfer will be reduced accordingly. The Company, Newco and Acquiror will make or cause to be made any plan amendments and filings (including, without limitation, any filing required pursuant to Section 4043(c) of ERISA) as may be required or appropriate in connection with said plan-to-plan transfer of assets and liabilities from the Pulitzer Pension Plan to the Transferee DB Plan, whether before or after the Effective Time. Newco and Acquiror each may require, as a condition of the plan-to-plan transfer from the Pulitzer Pension Plan to the Transferee DB Plan, evidence reasonably satisfactory to it or its counsel of the qualified status of the Transferee DB Plan or the Pulitzer Pension Plan, as the case may be, at the time of such transfer under Section 401(a) of the Code. Each of the parties will pay its own expenses in connection with the plan-to-plan transfer of assets and liabilities from the Pulitzer Pension Plan to the Transferee DB Plan. Newco and Acquiror will take such other and further actions as may be required or reasonably requested by the other in order to carry out the transfer of assets and liabilities contemplated by this subsection without undue delay.

  (e) No provision of this Section 6.11 or this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) or any bargaining unit representing any employee or former employee of the Company, PBC or any of their Subsidiaries in respect of continued employment (or resumed employment) with Acquiror or any of its Subsidiaries, and no provision of this Section
6.11 or this Agreement shall create any such rights in any such employee or former employee in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or any plan or arrangement which may be established by Acquiror or any of its Subsidiaries.

  (f) The following obligations and Broadcasting Employee Plans will not be assumed by Newco and will continue to be the sole responsibility of the Company and PBC: (1) the satisfaction and timely payment of any retirement or other benefits that have been earned as of the Effective Time by Transferring Employees (other than Ken J. Elkins) under the Pulitzer Publishing Company Supplemental Executive Retirement Plan (which benefits will become fully vested as of the Effective Time) (the "SERP Liability"), PROVIDED, HOWEVER, that Newco will pay to the Surviving Corporation in cash, promptly after the Effective Time on demand by Acquiror, as an adjustment to the Contribution to be treated for tax purposes in accordance with the treatment of indemnitee payments under Section 6.09(e), in an amount equal to the excess of the SERP Liability over the deferred tax asset attributable to the SERP Liability calculated in accordance with GAAP, consistently applied, (2) the executive employment and participation agreements listed on Schedule 6.11(f)(2) annexed hereto, (3) the group health plan maintained by PBC and any other Broadcasting Employee Plan listed on Schedule 6.11(f)(3) annexed hereto, which is sponsored and maintained by PBC or any of its subsidiaries exclusively for the benefit of any current or former Broadcasting Employees (and their eligible dependents and beneficiaries) (it being understood that the assets to be contributed to Newco pursuant to Section 2.02 will not include employee balances, if any, under such plans), and (4) post-retirement medical or other welfare benefits which are or may become payable to any Transferring Employee or any dependent or beneficiary of a Transferring Employee pursuant to the Broadcasting Employee Plan(s) listed on Schedule 6.11(f)(4) annexed hereto.

  (g) At or immediately prior to the Effective Time, the Company will satisfy its retention and transaction incentive obligations then payable under any participation and employment agreements described on Schedule 6.11(g). Notwithstanding anything to the contrary contained herein, any retention or transaction incentive, stock option cashout (described in Section 6.12 of this Agreement) or other compensatory amounts payable by the Company to an individual who, for the taxable year of the Company ending on the date the Merger is consummated, is a "covered employee" of the Company (within the meaning of Section 162(m)(3) of the Code), will be paid at the Effective Time to the trustee of a trust established for their benefit by Newco (the "Newco Trust") if and to the extent that the payment of those amounts, when added to all other compensation paid or payable to that individual, would not be deductible by the Company for such taxable year by reason of the deduction limitation prescribed by Section 162(m)(1) of the Code. Obligations covered by amounts transferred to the Newco Trust will be deemed to have been assumed by Newco for purposes of applying the provisions of Section 6.11(a) of this Agreement, and neither the Acquiror, the Surviving Corporation, PBC nor any of their respective Affiliates will have any further liability with respect to said covered obligations. At the Effective Time, the Company will have made all contributions theretofore required to be made to any Broadcasting Employee Plan for the benefit of Transferred Employees.

  6.12. EMPLOYEE STOCK OPTIONS. At or immediately prior to the Effective Time, the Company will cause all options then outstanding under the Company's 1986 and 1994 stock option plans (the "Company Option Plans"), whether or not vested, to be cashed out and terminated. The amount payable by the Company in respect of the termination of an outstanding Company stock option will be equal to the difference between the exercise price of the option and the average daily closing price of the Company Common Stock for the ten trading days immediately prior to the Closing Date. The Company may prohibit the exercise of vested options after a specified cutoff date prior to the Effective Time in order to facilitate the orderly liquidation and termination of the remaining vested and nonvested outstanding options. Unless the Board determines otherwise, the Company will suspend payroll deductions and Company stock option grants under the Employee Stock Purchase Plan as of or prior to October 1, 1998. All such Employee Stock Purchase Plan grants will have been exercised or terminated before the Effective Time.

  6.13. MEETINGS OF STOCKHOLDERS. Subject to the terms and conditions of this Agreement, each of the Company and Acquiror shall take all action necessary, in accordance with applicable law and its charter and bylaws, to duly call, give notice of, convene and hold a meeting of its stockholders to consider and vote upon the adoption and approval of the Merger, this Agreement and the Transactions (except the Company Charter Amendment, in the case of Acquiror). The Company and Acquiror shall coordinate and cooperate with respect to the timing of their respective stockholder meetings and shall endeavor to hold such meetings on the same day. The stockholder vote required for the adoption and approval of the Merger, this Agreement and the Transactions (except the Company Charter Amendment, in the case of Acquiror) shall be the vote required: (i) in the case of the Company, by the DGCL and the Company's Certificate of Incorporation; and (ii) in the case of Acquiror, by the DGCL and Acquiror's Certificate of Incorporation. The Boards of Directors of the Company and Acquiror shall recommend that their respective stockholders approve the Merger, this Agreement and the related Transactions (except the Company Charter Amendment, in the case of Acquiror) and such recommendation shall be contained in the Joint Proxy Statement/Prospectus. Nothing contained in the preceding sentence shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company or the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its duties to the Company or the Company's stockholders under applicable law. Notwithstanding the preceding sentence, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify its position with respect to, this Agreement or the Merger or, except as permitted by the preceding sentence, approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal.

  6.14. REGULATORY AND OTHER AUTHORIZATIONS.

  (a) The Company and Acquiror agree to use their respective commercially reasonable efforts (i) to obtain all Licenses and waivers of federal, state, local and foreign regulatory bodies and officials (each a "Governmental Authority") and non-governmental third parties that may be or become necessary for performance of their respective obligations pursuant to this Agreement,
(ii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the Transactions contemplated hereby and (iii) to effect all necessary registrations and filings including, but not limited to, filings under the HSR Act and submissions of information requested by any Governmental Authority. The parties hereto further covenant and agree, with respect to any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation, executive order or withheld waiver or approval that would adversely affect the ability of the parties hereto to consummate the Merger and the other Transactions contemplated hereby, to respectively use their commercially reasonable efforts (including, if necessary, the measures described in subsection (b) below) to prevent the entry, enactment or promulgation thereof or to obtain such waiver or approval, as the case may be.

  (b) Without limiting the obligations of the parties hereto under Section 6.14(a), Acquiror and the Company agree to take or cause to be taken the following actions: (i) provide promptly to Governmental Authorities with regulatory jurisdiction over (a) enforcement of any applicable antitrust laws ("Government Antitrust Entity") or

(b) the laws, rules or regulations of the FCC or otherwise relating to the broadcast, newspaper, mass media or communications industry ("Government Communications Entity," and together with Government Antitrust Entity, a "Government Regulatory Entity") information and documents requested by any Government Regulatory Entity, or necessary, proper or advisable to permit consummation of the Transactions contemplated by this Agreement; (ii) without in any way limiting the provisions of Section 6.14(b)(i) above, (a) file any Notification and Report Form and related material required under the HSR Act as soon as practicable and in any event not later than fifteen (15) business days after the date hereof (which shall request early termination of the waiting period imposed by the HSR Act), and thereafter use its reasonable efforts to certify as soon as practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act and (b) file the FCC Application as soon as practicable and in any event not later than fifteen (15) business days after the date hereof;
(iii) the proffer by Acquiror of its willingness to sell or otherwise dispose of either WBAL or WGAL or any other broadcast station, if such action is necessary or reasonably advisable for the purpose of avoiding or preventing any action by any Government Regulatory Entity which would restrain, enjoin, withhold approval or otherwise prevent consummation of the Transactions contemplated by this Agreement; and (iv) Acquiror shall take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Transactions contemplated hereby in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the Transactions contemplated hereby, any and all commercially reasonable steps including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (iii) of this subsection (b) necessary to vacate, modify, suspend such injunction or order, or obtain such approval so as to permit such consummation. Each of the Company and Acquiror will provide to the other copies of all correspondence between it (or its advisors) and any Government Regulatory Entity relating to this Agreement or any of the matters described in this Section 6.14(b) other than statements or filings under the HSR Act. Acquiror and Company agree that all telephonic calls, meetings or hearings with a Government Regulatory Entity regarding the Transactions contemplated hereby or any of the matters described in this
Section 6.14(b) shall include representatives of each of Acquiror and Company.

  (c) Each party hereto shall promptly inform the other of any material communication from any other Government Regulatory Entity regarding any of the Transactions contemplated hereby. If any party hereto or any Affiliate thereof receives a request for additional information or documentary material from any such Government Regulatory Entity with respect to the Transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Acquiror shall advise Company promptly in respect of any understandings, undertakings or agreements (oral or written) that Acquiror proposes to make or enter into with any other Government Regulatory Entity in connection with the Transactions contemplated hereby.

  (d) Notwithstanding the generality of any other provision of this Section 6.14, each of Acquiror and the Company, to the extent applicable, further agrees to file contemporaneously with the filing of the FCC Application any requests for waivers of applicable FCC rules or rules or regulations of other Governmental Regulatory Entities as may be required, to expeditiously prosecute such waiver requests and to diligently submit any additional information or amendments for which the FCC or any other relevant Governmental Regulatory Entity may ask with respect to such waiver requests. In furtherance of the foregoing, Acquiror will agree to seek a temporary waiver (not more than 6 months in duration) of the FCC's mass media ownership rules (the "Temporary Waiver") to allow for the disposition of the assets comprising either WBAL or WGAL or any other broadcast station (the "Divestiture Assets") to the extent that, under the FCC's mass media ownership rules, the Divestiture Assets could not be held in common control with any of the Acquiror broadcasting assets following the Effective Time, and (i) conditional waivers of the FCC's mass media ownership rules (the "Conditional Waivers") to allow for the common ownership of WESH-TV, Daytona Beach, Florida, and WWWB-TV, Lakeland, Florida, and WLKY-TV, Louisville, Kentucky, and WLWT-TV, Cincinnati, Ohio; and (ii) waivers of the FCC's mass media ownership rules to permit the common ownership of (A) WLKY-TV, Louisville, Kentucky, and WLKY
(AM), Louisville, Kentucky, and (B) WXII (TV), Winston-Salem, North Carolina, and

WXII (AM), Eden, North Carolina. Acquiror further covenants that, prior to the Effective Time, it shall not acquire any new or increased "attributable interest," as defined in the FCC rules, in any media property ("Further Media Interest"), which Further Media Interest could not be held in common control with any Station by Acquiror following the Effective Time (including by virtue of the FCC's multiple ownership limits), without the prior written consent of the Company. Notwithstanding anything to the contrary contained in this Agreement, it shall not be a condition to the Closing that any such waiver shall have been obtained.

  (e) If at Closing one or more applications for renewal of any of the Company's FCC Licenses is pending or any order of the FCC granting an application for renewal of any of the Company's FCC Licenses has not become a Final Order, then each party agrees to abide by the procedures established in Stockholders of CBS, Inc., FCC 95-469 (rel. Nov. 22, 1995) Paragraphs 31-35, for processing applications for assignment of licenses during the pendency of an application for renewal of a station license (or such other procedures as may be established by the FCC). For purposes of this provision, a "Final Order" is an order of the FCC granting any such renewal application (i) that has not been reversed, stayed, enjoined, set aside, annulled or suspended; (ii) as to which, no timely request for a stay, petition for reconsideration or appeal of sua sponte action of the FCC with comparable effect is pending; and (iii) the time for filing any such request, petition or appeal or for the taking of any such action sua sponte by the FCC has expired. The parties further agree that the pendency of any such renewal application or applications, or the fact that the FCC grant of any renewal application shall not have become a Final Order, shall not be a cause for delaying the Closing. Notwithstanding anything in this Agreement to the contrary, this Section shall survive the Closing until any order issued by the FCC with respect to any such renewal application becomes a Final Order.

  6.15. FURTHER ASSURANCES. Upon the terms and subject to the conditions hereof, each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consummate the Transactions or, at and after the Closing Date, to evidence the consummation of the Transactions by this Agreement.

  6.16. IRS RULING. The Company shall, as promptly as practicable after the date hereof, prepare and submit to the IRS a request for an advance letter ruling from the IRS that the Contribution and Distribution will qualify as a reorganization within the meaning of Section 368(a)(1)(D) of the Code and that the Company's stockholders will recognize no gain or loss (and no amount will be included in the income of the Company's stockholders) under Section 355(a) of the Code as a result of the Distribution. Such request shall be true and correct in all material respects, and all facts material to the ruling shall be disclosed in such request. The Company shall afford Acquiror with reasonable opportunity to review and comment on the IRS ruling request prior to its submission to the IRS. The Company shall advise Acquiror's tax counsel of the substance of all communications with the IRS relating to the IRS ruling request, and provide Acquiror and its tax counsel with copies of all written materials submitted to the IRS and written communications received from the IRS in connection with such ruling request. If any written communication to the IRS is to include information relating to Acquiror or any of its Affiliates (other than public filings made with the SEC) or representations of Acquiror, any of its Affiliates or any of their respective officers, directors or shareholders, such information shall be delivered to Acquiror and its tax counsel for their review and comment prior to submission, and the Company shall make such reasonable changes and corrections to such information or representations as are requested by Acquiror.

  6.17. RECORDS RETENTION.

  (a) For a period of five years after the Closing Date, Acquiror shall retain all of its books and records relating to Broadcasting for periods prior to the Closing Date and Newco shall have the right to inspect and copy such books and records during normal business hours, upon reasonable prior notice, in connection with the preparation of financial statements, reports and filings and for any other reasonable purpose including its indemnification obligations under this Agreement and the Contribution Agreement.

  (b) For a period of five years after the Closing Date, Newco shall retain all of its books and records relating to Newco and the Newspaper Subsidiaries for periods prior to the Closing Date and Acquiror shall have the right to inspect and copy such books and records during normal business hours, upon reasonable prior notice, in connection with the preparation of financial statements, reports and filings and for any other reasonable purpose including its indemnification obligations under this Agreement and the Contribution Agreement.

  6.18. STOCK EXCHANGE LISTING. Newco shall apply to the NYSE for the listing of the Newco Common Stock and shall use its reasonable best efforts to receive approval for the listing of such shares and, if such listing is not available, then the NASDAQ. Acquiror shall submit a supplemental listing application to NASDAQ or the NYSE, as the case may be, for the listing of the Merger Stock and shall use its reasonable best efforts to receive approval for the listing of such stock.

  6.19. COMPANY NAMES.

  (a) Acquiror acknowledges that the name "Pulitzer," or any part thereof, whether alone or in combination with one or more other words, are to the extent owned by the Company or any of its Subsidiaries an asset of the Company being transferred to Newco in the Contribution. On the Closing Date, Acquiror shall (i) cause PBC and the Broadcasting Subsidiaries to change their names to delete any reference therein to the aforesaid name, (ii) reasonably cooperate in assisting Newco to change its name to Pulitzer Inc., and (iii) cease using the aforesaid name in connection with the business operations of Broadcasting.

  (b) Between the consummation of the Contribution and the Closing, the Company, PBC and the Broadcasting Subsidiaries shall have a non-exclusive license to use the name "Pulitzer. "

  6.20. OTHER AGREEMENTS. Contemporaneously with the execution and delivery of this Agreement, the parties thereto have executed and delivered the following agreements: (i) a Registration Rights Agreement in substantially the form set forth in Exhibit D, (ii) the FCC Agreement in substantially the form set forth in Exhibit E, (iii) a Board Representation Agreement in substantially the form set forth in Exhibit F, (iv) the Arizona Diamondbacks agreement in substantially the form set forth in Exhibit G, (v) the Acquiror Voting Agreement in substantially the form of Exhibit H, and (vi) the Pulitzer Voting Agreement in substantially the form of Exhibit I. The Company, Newco and Acquiror shall fully and timely perform all their respective obligations under, and take all actions necessary to effectuate the intent and purposes of, the foregoing agreements.

  6.21. FORM 8-K; PROVISION OF FINANCIAL STATEMENTS.

  (a) As soon as practicable after the date hereof, the Company will prepare and file a Current Report on Form 8-K (the "Form 8-K") which will include a description of the business of Broadcasting and certain financial and other information with respect to Broadcasting. The Company covenants that the Form 8-K will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (b) At the request of Acquiror, the Company agrees to provide (or, if requested by Acquiror, cooperate with Acquiror in the preparation of) as promptly as practicable (but in any event within 45 days of the request) such financial statements (audited or unaudited, as requested by Acquiror) relating to Broadcasting as the Acquiror may reasonably request in order to comply with the requirements of the Securities Act or the Exchange Act or in order to secure financing (including pursuant to a public offering registered under the Securities Act).

  6.22. WORKING CAPITAL ADJUSTMENT.

  (a) Two days prior to the Effective Time, the Company shall inform Acquiror of (i) the Company's estimate of the Working Capital Amount as of the end of the most recently available month end period immediately preceding the Effective Time (the "Estimated Working Capital Amount") and (ii) the Company's basis for such estimates. The calculation of the Estimated Working Capital Amount shall be reasonably satisfactory to Acquiror.

  (b) At the Effective Time, Acquiror shall pay to Newco in immediately available funds the amount, if any, by which the Estimated Working Capital Amount exceeds $41,000,000 or Newco shall pay to Acquiror in immediately available funds the amount, if any, by which $41,000,000 exceeds the Estimated Working Capital Amount.

  (c) As promptly as practicable after the Effective Time, but in any event within ninety (90) days thereafter, Acquiror shall prepare and deliver to Newco a schedule (the "Acquiror Schedule") showing Acquiror's determination of the Working Capital Amount at the Closing Date. If Newco disagrees with the determination set forth in the Acquiror Schedule, Newco shall give notice thereof to Acquiror within sixty (60) days after delivery of the Acquiror Schedule to Newco, such notice to include reasonable detail regarding the basis for the disagreement.

  (d) Acquiror and Newco shall attempt to settle any such disagreement; any such settlement shall be final and binding upon Acquiror and Newco. If, however, Acquiror and Newco are unable to settle such dispute within sixty
(60) days after receipt by Acquiror of such notice of dispute, the dispute shall be submitted to an independent certified public accounting firm mutually acceptable to Acquiror and Newco for resolution, and the decision of such firm shall be final and binding upon Acquiror and Newco. All costs incurred in connection with the resolution of said dispute by such independent public accountants, including expenses and fees for services rendered, shall be paid one-half by Acquiror and one-half by Newco. Acquiror and Newco shall use reasonable efforts to have the dispute resolved within ninety (90) days after such dispute is submitted to said independent public accountants. The final determination of the Working Capital Amount (whether as a result of Newco's failing to give notice of Newco's disagreement with Acquiror's determination within the time period prescribed above, a resolution by Acquiror and Newco of any such disagreement, or a determination by an accounting firm selected pursuant to this paragraph to resolve any disagreement among the parties) may occur on different dates.

  (e) Within ten (10) Business Days following a final determination of the Final Working Capital Amount ("Final Working Capital Amount"), (i) if the Final Working Capital Amount exceeds the Estimated Working Capital Amount, then Acquiror will pay to Newco in immediately available funds an amount equal to such excess plus interest at the Agreed Rate from the Closing Date to the date of payment and (ii) if the Estimated Working Capital Amount exceeds the Final Working Capital Amount, Newco will pay to Acquiror in immediately available funds an amount equal to such excess plus interest at the Agreed Rate from the Closing Date to the date of payment. Any such payments shall be made on an After-Tax Basis.

  (f) In the event that after the Effective Time it is determined that the Company shall have failed to pay or provide for the Existing Company Debt and the Deal Expenses as provided in Section 2.01(b) and the Surviving Corporation makes such payment, Newco shall promptly pay such amount to the Surviving Corporation in immediately available funds promptly upon demand therefor.

  6.23. CAPITAL EXPENDITURES. Prior to the Effective Time, PBC and the Broadcasting Subsidiaries shall be responsible for and pay all capital expenditures incurred in the ordinary and usual course of their respective businesses based upon the Company's plans concerning the timing of such capital expenditures during 1998.

  6.24. EXCESS CASH. From time to time, after the date of execution of this Agreement and until the Effective Time, and subject to applicable law, (i) PBC and the Broadcasting Subsidiaries may pay cash dividends, or otherwise make cash distributions, to the Company or any of its Subsidiaries and (ii) the Company shall contribute to Newco cash held by the Company, including the proceeds of the New Company Debt after payment or provision for the Existing Company Debt and the Deal Expenses as provided in Section 2.01(b). Immediately prior to the Contribution, PBC and the Broadcasting Subsidiaries shall, to the extent permitted by law, pay dividends in cash or cash equivalents, or otherwise make contributions in cash or cash equivalents, to the Company and its Subsidiaries so that neither PBC nor the Broadcasting Subsidiaries owns any cash or cash equivalents at the Effective Time, except that each of the Stations may retain cash in those operating and payroll checking accounts in existence as of the date hereof, in amounts necessary, as determined by the Company, for general operating purposes of each of the Stations or group of Stations, as the case may be.

  6.25. INDEMNITY RELATING TO CERTAIN LITIGATION.

  (a) Newco shall indemnify from and after the Closing Date (i) the Surviving Corporation, its Subsidiaries, including Broadcasting, and their Affiliates against all Losses in connection with any suit, action, proceeding or investigation pending at or arising after the Closing Date that relates to the Newspaper Subsidiaries or their respective operations prior to the Effective Time and (ii) any person who was an officer, director, partner or employee of the Company, PBC or any Broadcasting Subsidiary against all Losses in connection with any such suit, action, proceeding or investigation. The Company and Newco, jointly and severally, shall indemnify Acquiror and its Subsidiaries against all Losses arising prior to the Closing, and Newco shall indemnify the Surviving Corporation and its Subsidiaries against all Losses arising after the Closing, from or relating to any claim, action or proceeding brought by or on behalf of the holders of Company Stock in connection with the Transactions except by reason of actions taken or omitted to be taken by Acquiror or except as provided in Section 6.06 hereof. The obligations of the Company pursuant to this Section 6.25(a) shall terminate at the Effective Time.

  (b) Acquiror shall indemnify from and after the Closing Date (i) Newco, its Subsidiaries and their Affiliates against all Losses in connection with any suit, action, proceeding or investigation pending at or arising after the Closing Date that relates to the business and operations of Broadcasting and
(ii) any person who was an officer, director, partner or employee of PBC or any Broadcasting Subsidiary prior to, whether or not any person continues in such capacity after, the Closing against all Losses in connection with any such suit, action, proceeding or investigation. Acquiror shall indemnify the Company and Newco against all Losses arising from or relating to any claim, action or proceeding brought by or on behalf of the holders of Acquiror Common Stock in connection with the Transactions except by reason of actions taken or omitted to be taken by the Company or except as provided in Section 6.06 hereof.

  (c) The indemnification arrangements set forth in this Section 6.25 shall be subject to the procedures set forth in Section 2.04 of the Contribution Agreement.

  6.26. CANCELLATION OF INTERCOMPANY ARRANGEMENTS. Prior to the Effective Time, and except as otherwise provided herein or as otherwise agreed by the parties hereto, all accounts, payables, receivables, contracts, commitments and agreements between the Company and its Newspaper Subsidiaries, on the one hand, and PBC and the Broadcasting Subsidiaries, on the other hand, will be settled, cancelled or otherwise terminated.

  6.27. NETWORK AFFILIATION AGREEMENTS. Upon the terms and subject to the conditions hereof, each of the parties shall use its respective reasonable best efforts to take or cause to be taken all actions and to do or cause to be done all other things necessary to assign the Station Network Affiliation Agreements to Acquiror.

  6.28. GROSS-UP MATTERS.

  (a) Newco shall be liable for, shall pay and shall indemnify and hold the Surviving Corporation, its Subsidiaries, their Affiliates and their respective directors, officers and employees harmless against all Losses arising from or relating to any claim or dispute relating to the Gross-Up Agreements and/or the Gross-Up Amount.

  (b) Newco shall have the sole authority to deal with and control any matters, disputes, claims, proceedings or litigations relating to the Gross-Up Agreements and/or the Gross-Up Amount. If Acquiror receives written notice that any Person is asserting a claim or is otherwise disputing the amount of the Gross-Up Amount for which Newco is or may be liable, in whole or in part, under this Agreement, Acquiror shall promptly inform Newco, and Newco, at its sole cost and expense, shall have the sole right to control any resulting actions, proceedings or negotiations, including the sole right to determine whether and when to settle any such claim or dispute, PROVIDED HOWEVER, that the failure by an indemnified party hereunder to so notify Newco shall not affect Newco's obligations except to the extent that Newco is actually prejudiced by such failure and Newco may not settle a claim without the Surviving Corporation's consent if such settlement (i) makes an admission or acknowledgement of liability or culpability with respect to any indemnified party hereunder, (ii) does not include a complete release of such indemnified parties, or (iii) requires any indemnified party hereunder to make any payment or forego or take any action or otherwise materially adversely affect such indemnified party.

  (c) Acquiror shall use commercially reasonable efforts to cooperate with Newco at Newco's expense, in a timely manner in the resolution of any claim or dispute by any Person relating to the Gross-Up Agreements and/or the Gross-Up Amount, including the performance of all rights and non-monetary obligations of the Surviving Corporation under the Gross-Up Agreements and the conduct of any actions or proceedings relating thereto.

  (d) Any amounts owed by Newco to any indemnified party under this Section
6.28 shall be paid within ten days of notice from such indemnified party, PROVIDED, HOWEVER, that if Newco has not paid such amounts and is contesting such amounts in good faith, Newco shall not be required to make payment until it is determined finally, by settlement, by agreement or determination in accordance with the Gross-Up Agreements or by a court, that payment is due.

  6.29. AFFILIATE LETTERS; FCC LETTERS.

  (a) At least thirty (30) days prior to the Closing Date, the Company shall deliver to Acquiror a list of names and addresses of those persons who were, in the Company's reasonable judgment, at the record date for the meeting of the Company's stockholders to be held for the purposes of voting on the Transactions, "affiliates" (each such person, an "Affiliate") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall use all reasonable efforts to deliver or cause to be delivered to Acquiror prior to the Closing Date, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit J. The Surviving Corporation shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Acquiror Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Acquiror Common Stock, consistent with the terms of such Affiliate Letters.

  (b) At least five (5) days prior to the Closing, the Company shall deliver to Acquiror a list names and addresses of those Persons who, in the Company's reasonable judgment will own immediately after the Effective Time 5% or more of outstanding Acquiror Common Stock. The Company shall use all reasonable efforts to deliver or cause to be delivered to Acquiror at the Closing, from each of the stockholders identified on the foregoing list (other than institutional holders of such Stock), an FCC Agreement in the form attached hereto as Exhibit E other than those Persons who have executed such FCC Agreement on the date hereof.

                                  ARTICLE VII

                CLOSING AND CLOSING DATE; CONDITIONS TO CLOSING

  7.01. CLOSING AND CLOSING DATE. As soon as practicable after the satisfaction or waiver of the conditions set forth herein (but no later than five (5) business days thereafter) and immediately prior to the filing of the Certificate of Merger, a closing of the Transactions (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York, or on such other date and at such other location as the parties may agree in writing. The date on which the Closing occurs is referred to as the "Closing Date."

  7.02. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY, NEWCO AND ACQUIROR. The respective obligations of the Company and Newco, on the one hand, to consummate the Transactions and the obligations of the Acquiror, on the other hand, to consummate the Merger are subject to the requirements that:

    (a) The Transactions shall have been approved and adopted by the stockholders of the Company and of Acquiror, as applicable and as contemplated hereby;

    (b) The Transactions contemplated by Article II hereof shall have been consummated in accordance with the terms hereof and in accordance with applicable Law and the Company shall have drawn down in its entirety the New Company Debt;

    (c) Any waiting period applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated;

    (d) Any governmental or regulatory Licenses, notices or temporary or permanent waivers, including FCC Approval, necessary for the performance of the parties' respective obligations pursuant to this Agreement shall have been either filed (in the case of notices) or received and be in effect, PROVIDED that in no event shall the foregoing require the satisfaction of any condition or the taking of any action that could under the terms of the FCC Approval be so satisfied or taken subsequent to the consummation of the Merger. "FCC Approval" means action by the FCC or its staff granting consent to the transfer of control of the material Licenses held by Broadcasting to Acquiror which: (i) has not been reversed, stayed, enjoined, set aside, annulled or suspended; (ii) with respect to which no timely request for a stay, petition for reconsideration or appeal of sua sponte action of the FCC with comparable effect is pending; and (iii) as to which the time for filing any such request, petition or appeal or for the taking of any such sua sponte action by the FCC has expired;

    (e) No federal, state or foreign governmental authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, or regulation, or any permanent injunction or other order (whether temporary, preliminary or permanent), which remains in effect and which has the effect of making any of the Transactions illegal or otherwise prohibiting any of the Transactions, or which questions the validity or the legality of any of the Transactions and which could reasonably be expected to have a Material Adverse Effect on Broadcasting or on Acquiror and its Subsidiaries taken as a whole; and

    (f) The Registration Statement on Form S-4 shall have been declared effective under the Securities Act and no stop orders with respect thereto shall have been issued.

  7.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND NEWCO. The obligations of the Company and Newco to effect the Transactions are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

    (a) The representations and warranties of Acquiror contained in this Agreement, the Transaction Agreements to which it is a party or in any other document delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and at the Closing Acquiror shall have delivered to the Company and Newco a certificate to that effect;

    (b) Each of the obligations of Acquiror to be performed on or before the Closing Date pursuant to the terms of this Agreement or the Transaction Agreements shall have been duly performed in all material respects on or before the Closing Date, and at the Closing Acquiror shall have delivered to the Company and Newco a certificate to that effect;

    (c) The Acquiror Common Stock shall have been approved for listing on the NYSE or the NASDAQ, as the case may be, subject to official notice of issuance;

    (d) The Newco Common Stock shall have been approved for listing on the NYSE or the NASDAQ, as the case may be, subject to official notice of issuance;

    (e) [INTENTIONALLY OMITTED]

    (f) The Company shall have received from the IRS an advance letter ruling as contemplated by Section 6.16 hereof;

    (g) The Company shall have received from its counsel, Fulbright & Jaworski L.L.P. (or another nationally recognized law firm acceptable to the Company), an opinion that, based upon appropriate representations, certificates and letters acceptable to Fulbright & Jaworski L.L.P. (or another nationally recognized law firm acceptable to the Company) dated as of the Closing Date, the Merger constitutes a tax-free reorganization under
  Section 368(a)(1)(A) of the Code (with appropriate exceptions, assumptions and qualifications); and

    (h) The Company and Newco shall have received all customary closing documents they may reasonably request relating to the existence of Acquiror and the authority of Acquiror to enter into this Agreement, the Transaction Agreements and the Transactions, all in form and substance reasonably satisfactory to the Company and Newco.

  7.04. CONDITIONS TO OBLIGATIONS OF ACQUIROR. The obligations of Acquiror to effect the Merger are subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

    (a) The representations and warranties of the Company and Newco contained in this Agreement, the Transaction Agreements to which they are a party or in any other document delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, and at the Closing the Company and Newco shall have delivered to Acquiror their respective certificates to that effect;

    (b) Each of the obligations of the Company and Newco to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects on or before the Closing Date, and at the Closing the Company and Newco shall have delivered to Acquiror their respective certificates to that effect;

    (c) The Company shall have delivered to Acquiror a certificate signed by the Chief Financial Officer of the Company certifying, as of the Closing, as to the number of shares of capital stock of the Company outstanding, indicating the class and series of such shares;

    (d) Acquiror shall have received all customary closing documents it may reasonably request relating to the existence of the Company, Newco, PBC and the Broadcasting Subsidiaries and the authority of the Company and Newco to enter into this Agreement and the Transactions, all in form and substance reasonably satisfactory to Acquiror;

    (e) Acquiror shall have received from its counsel, Rogers & Wells LLP (or another nationally recognized law firm acceptable to Acquiror), an opinion that, based upon appropriate representations, certificates and letters acceptable to Rogers & Wells LLP (or another nationally recognized law firm acceptable to Acquiror) dated as of the Closing Date, the Merger constitutes a tax-free reorganization under Section 368(a)(1)(A) of the Code (with appropriate exceptions, assumptions and qualifications);

    (f) The Company shall have paid in full the Existing Company Debt as of the Closing;

    (g) There shall have been obtained and delivered to Acquiror all necessary approvals and consents to the assignment to Acquiror of the Station Network Affiliation Agreements; and

    (h) Each of the Affiliates referred to in Section 6.29(a) shall have executed and delivered to Acquiror the Affiliate Letter referred to therein.

                                 ARTICLE VIII

                                  TERMINATION

  8.01. TERMINATION. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

    (a) by mutual written consent duly authorized by the Boards of Directors of the Company, Newco and Acquiror;

    (b) by either the Company or Acquiror (i) if, at the stockholders' meetings referred to in Section 6.13 (including any postponement or adjournment thereof), the Merger and the other Transactions that require stockholder approval shall fail to be approved and adopted by the affirmative vote specified herein, or (ii) so long as the terminating party is not then in breach of any of its obligations hereunder, after May 1, 1999 or such other date as the parties shall have mutually agreed (the "Termination Date") if the Merger shall not have been consummated on or before such date;

    (c) by the Company, provided neither it nor Newco is then in breach of any of its material obligations hereunder, if either (i) Acquiror fails to perform, in any material respect, any covenant in this Agreement when performance thereof is due and does not cure the failure within twenty (20) Business Days after written notice by the Company thereof, or (ii) any other condition in Sections 7.02 or 7.03 has not been satisfied and is not capable of being satisfied prior to the Termination Date;

    (d) by the Company, whether or not the conditions set forth in Section
  7.02 have been satisfied, if the Board of Directors of the Company determines, with the advice of outside counsel, in the exercise of its fiduciary duties to approve or recommend a Superior Proposal or to authorize the Company to enter into an agreement with respect to a Superior Proposal;

    (e) by Acquiror, provided it is not then in breach of any of its material obligations hereunder, if either (i) the Company or Newco fails to perform, in any material respect, any covenant in this Agreement when performance thereof is due and does not cure the failure within twenty (20) Business Days after written notice by Acquiror thereof or (ii) any other condition in Section 7.02 or Section 7.04 has not been satisfied and is not capable of being satisfied prior to the Termination Date;

    (f) [INTENTIONALLY OMITTED];

    (g) by either the Company or Acquiror if either has received any communication from an HSR Authority (such communication to be confirmed in writing by such HSR Authority to the other party) indicating that an HSR Authority has authorized the institution of litigation challenging any of the Transactions under the U.S. antitrust laws, which litigation will include a motion seeking an order or injunction prohibiting the consummation of any of the Transactions; or

    (h) by Acquiror if the Board of Directors of the Company shall have withdrawn or modified in any manner materially adverse to Acquiror its approval or recommendation of this Agreement or the Transactions or shall have approved or recommended a Superior Proposal.

  8.02. EFFECT OF TERMINATION. Except as set forth in the following sentence, in the event of the termination of this Agreement and abandonment of the Transactions by any of the parties pursuant to Section 8.01 hereof, prompt written notice thereof shall be given to the other party and this Agreement, except for the provisions of Section 6.06(f)-(j), Section 8.03, Section 9.08 and Section 9.12 and the provisions of the Confidentiality Agreement, shall forthwith become null and void and have no effect, without any liability or further obligation on the part of any party or its directors, officers or stockholders. Nothing in this Section 8.02 shall relieve any party to this Agreement of liability for breach of this Agreement. If this Agreement is terminated as provided herein, all filings, applications and other submissions relating to the Merger shall, to the extent practicable, be withdrawn from the agency or Person to which made.

  8.03. FEES AND EXPENSES.

    (a) In order to induce Acquiror to, among other things, enter into this Agreement, the Company agrees as follows: If (1) subsection (c) below does not apply and (2) this Agreement is terminated (A) by the Company pursuant to Sections 8.01(d), (B) by either the Company or Acquiror pursuant to
  Section 8.01(b)(i) hereof in the event that the Merger, this Agreement and the other Transactions are not approved at the stockholders' meeting of the Company referred to in Section 6.13, or (C) by Acquiror pursuant to Section 8.01(h), then the Company shall pay to Acquiror a fee equal to $50,000,000.

    (b) In order to induce the Company and Newco to, among other things, enter into this Agreement, Acquiror agrees as follows: If this Agreement is terminated by the Company or Acquiror pursuant to

  Section 8.01(b)(i) hereof, in the event that the Merger, this Agreement and the other Transactions, if any, that require stockholder approval are not approved at the stockholders' meeting of Acquiror referred to in Section 6.13, then Acquiror shall promptly pay to the Company a fee equal to $50,000,000.

    (c) In order to induce the Company and Newco to, among other things, enter into this Agreement, Acquiror agrees promptly to pay to the Company a fee equal to $50,000,000 in the event that the Company is unable to obtain the New Company Debt at the time of any of the following: (i) this Agreement is terminated pursuant to Section 8.01(a); (ii) this Agreement is terminated pursuant to Section 8.01(b)(ii); or (iii) this Agreement is terminated pursuant to Section 8.01(c)(i), in each case for any reason other than (x) the Company's failure to use commercially reasonable efforts to obtain the New Company Debt or (y) a breach of this Agreement by the Company.

    (d) Except in circumstances where the second sentence of Section 8.02 is applicable or as otherwise expressly provided herein each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in carrying out and closing the Transactions (including any title insurance policies, surveys and environmental reports on the Real Property).

    (e) Any amounts payable pursuant to Section 8.03 shall be made in immediately available funds no later than two (2) Business Days after termination of this Agreement.

                                  ARTICLE IX

                                 MISCELLANEOUS

  9.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein shall not survive beyond the Closing Date. This
Section 9.01 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Closing Date.

  9.02. ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto and the documents delivered pursuant to this Agreement, together with the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. The Exhibits and Schedules hereto are an integral part of this Agreement and are incorporated by reference herein.

  9.03. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy (with confirmation of transmission), by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

  If to Acquiror or to the Company (after the Merger):

                     Hearst-Argyle Television, Inc.
                     888 Seventh Avenue
                     New York, New York 10019
                     Attention: Dean H. Blythe
                     Telecopy: (212) 887-6855

          with a copy to:

                     Rogers & Wells LLP
                     200 Park Avenue
                     New York, New York 10166
                     Attention: Steven A. Hobbs, Esq.
                     Telecopy: (212) 878-8375

  If to the Company (before the Merger) or Newco:

                     Pulitzer Publishing Company
                     900 North Tucker Boulevard
                     St. Louis, Missouri 63101
                     Attention: Michael E. Pulitzer
                     Telecopy: (314) 340-3125

          with a copy to:

                     Fulbright & Jaworski L.L.P.
                     666 Fifth Avenue
                     New York, New York 10103
                     Attention: Richard A. Palmer, Esq.
                     Telecopy: (212) 752-5958

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

  9.04. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

  9.05. KNOWLEDGE OF THE COMPANY. The phrase "to the knowledge of the Company" and phrases of similar import shall mean the actual knowledge of Michael E. Pulitzer, Ken J. Elkins, Ronald H. Ridgway, Nicholas G. Penniman IV, C. Wayne Godsey and John Kueneke.

  9.06. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except for Sections 6.06(f)-(j), 6.25, 6.28 and 9.08 (which are intended to be for the benefit of the Persons provided for therein and may be enforced by such Persons).

  9.07. COUNTERPARTS. This Agreement (and any amendment hereof) may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement (and any amendment hereof) shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

  9.08. PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of any party hereto or any officer, director, employee, agent, representative or investor of any party hereto.

  9.09. BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto and any purported assignment in violation hereof shall be null and void.

  9.10. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties. Any amendment to this Agreement after the meetings of the stockholders of the Company and the Acquiror referred to in Section 6.13 may, subject to applicable law, be made without seeking the approval of such stockholders.

  9.11. EXTENSION; WAIVER. All parties hereto affected thereby may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto by any other party, or (iii) waive compliance with any of the covenants, agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

  9.12. LEGAL FEES; COSTS. If any party hereto institutes any action or proceeding to enforce any provision of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to final judgment.

  9.13. DRAFTING. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

  9.14. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The parties hereto irrevocably: (a) agree that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of the State of New York or the courts of the United States located in New York County, New York, (b) consent to the jurisdiction of each court in any such suit, action or proceeding, (c) waive any objection which they, or any of them, may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (d) waives the right to a trial by jury in any such suit, action or other legal proceeding. Each of the Company and Newco hereby designates and appoints Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 (the "Authorized Agent"), as its agent to accept and acknowledge on its behalf, service of any and all process which may be served in any such suit, action or other proceeding, and agrees that service upon such Authorized Agent shall be deemed in every respect service of process on the Company or Newco (as the case may be) or with respect to Newco its successors or assigns and, to the extent permitted by applicable law, shall be taken and held to be valid personal service, except that such appointment shall end at the Effective Time in the case of the Company. Each of the Company and Newco represent and warrant that the Authorized Agent has agreed to act as such agent for service of process.

                                   ARTICLE X

                                  DEFINITIONS

  10.01. DEFINITIONS. When used in this Agreement, the following terms shall have the meanings indicated.

  "Acquiror" has the meaning set forth in the first paragraph of this Agreement.

  "Acquiror's Actuary" has the meaning set forth in Section 6.11(d).

  "Acquiror Common Stock" means the Series A Common Stock, par value $.01 per share, of Acquiror.

  "Acquiror's Financial Statements" has the meaning set forth in Section 5.07.

  "Acquiror's 10-K" has the meaning set forth in Section 5.07.

  "Acquiror's 10-Q" has the meaning set forth in Section 5.07.

  "Acquiror's SEC Reports" has the meaning set forth in Section 5.06.

  "Acquiror Schedule" has the meaning set forth in Section 6.22(b).

  "Acquiror Voting Agreement" means the voting agreement, dated the date hereof, between Acquiror, the Company and Hearst Corporation.

  "Acquisition Proposal" has the meaning set forth in Section 6.01(a).

  "Affiliate" of any Person means any other Person, directly or indirectly, through one or more intermediary Persons, controlling, controlled by or under common control with such Person.

  "After Tax Basis" has the meaning set forth in Section 6.09(h)(i).

  "Aggregate Consideration" has the meaning set forth in Section 1.02(d).

  "Aggregate Shares Delivered" has the meaning set forth in Section 1.02(d).

  "Agreed Rate" means the annual rate of interest quoted, from time to time, by Citibank, N.A. in New York City as its prime rate of interest for the purpose of determining the interest rates charged by it for United States dollar commercial loans made in the United States.

  "Agreement" or "this Agreement" shall mean, and the words "herein", "hereof" and "hereunder" and words of similar import shall refer to, this instrument as it from time to time may be amended, including the exhibits and schedules hereto.

  "Audit or "audited" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

  "Authorized Agent" has the meaning set forth in Section 9.14.

  "Broadcasting" means, collectively, PBC and the Broadcasting Subsidiaries.

  "Broadcasting Assets" has the meaning set forth in Section 2.02(a).

  "Broadcasting Employee" means any employee or former employee of Broadcasting.

  "Broadcasting Employee Plan" has the meaning set forth in Section 4.10(a).

  "Broadcasting Pension Plan" has the meaning set forth in Section 4.10(b).

  "Broadcasting Subsidiaries" has the meaning set forth in Section 2.02(a).

  "Broadcasting Tax Returns" has the meaning set forth in Section 6.09(h)(ii).

  "Broadcasting Unaudited Financial Statements" has the meaning set forth in
Section 4.03.

  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or required by law, regulation or executive order to be closed.

  "Certificate of Merger" has the meaning set forth in Section 1.03.

  "Certificates" has the meaning set forth in Section 1.04(b).

  "Closing" and "Closing Date" have the meanings set forth in Section 7.01.

  "Closing Agreement" has the meaning set forth in Section 3.11(d).

  "Code" means Internal Revenue Code of 1986, as amended.

  "Common Stock Conversion Number" has the meaning set forth in Section
1.02(d).

  "Communications Act" has the meaning set forth in Section 5.01.

  "Company" has the meaning set forth in the first paragraph of this Agreement.

  "Company Charter Amendment" has the meaning set forth in Section 2.01(a).

  "Company Class B Common Stock" means the Company's Class B Common Stock, par value $.01 per share.

  "Company Common Stock" means the Company's Common Stock, par value $.01 per share.

  "Company Consolidated Income Taxes" has the meaning set forth in Section 6.09(h)(iv).

  "Company Consolidated Income Tax Returns" has the meaning set forth in
Section 6.09(h)(iii).

  "Company Employee Plan" means any Employee Plan that is or was sponsored or contributed to by the Company, Newco or any of their ERISA Affiliates covering the employees or former employees (or their beneficiaries or dependents) of the Company, Newco or any of their ERISA Affiliates.

  "Company Financial Statements" has the meaning set forth in Section 3.07.

  "Company Group" has the meaning set forth in Section 6.09(h)(v).

  "Company Option Plans" has the meaning set forth in Section 6.12.

  "Company Preferred Stock" has the meaning set forth in Section 3.05(a).

  "Company's SEC Reports" has the meaning set forth in Section 3.06.

  "Company Stock" means, collectively, the Company Common Stock and the Company Class B Common Stock.

  "Company 10-K" has the meaning set forth in Section 3.07.

  "Company 10-Q" has the meaning set forth in Section 3.07.

  "Confidentiality Agreement" has the meaning set forth in Section 6.05.

  "Contract" means any contract, agreement or understanding.

  "Contribution" has the meaning set forth in Section 2.02(a).

  "Contribution Agreement" has the meaning set forth in Section 2.01(b).

  The term "control", with respect to any Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

  "Deal Expenses" means the sum of (i) all fees and expenses due Goldman Sachs and Huntleigh relating to the Merger and the Transactions; (ii) all out-of-pocket costs and expenses incurred by the Company or any of its Subsidiaries with respect to this Agreement, the Merger and the Transactions, including commitment fees payable to the providers of New Company Debt and all fees and expenses due legal counsel, accountants, compensation advisors and other advisors for the Company or any of its Subsidiaries relating to this Agreement, the Merger and the Transactions to the extent not paid or provided for on the Closing Date; (iii) all payments due at Closing (x) in connection with the Transactions or (y) for the benefit of employees of the Company, PBC or the Broadcasting Subsidiaries pursuant to the agreements listed on Schedule 6.11(f)(2) or 6.11(g); and (iv) all amounts payable to cancel all outstanding options under the Company Option Plans immediately before the Closing.

  "DGCL" has the meaning set forth in Section 1.02(e).

  "Dissenting Shares" has the meaning set forth in Section 1.02(e).

  "Dissenting Stockholder" has the meaning set forth in Section 1.02(e).

  "Distribution" has the meaning set forth in Section 2.02(c).

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Affiliate" means a Person and/or such Person's Subsidiary or any trade or business (whether or not incorporated) which is under common control with such entity or such entity's Subsidiaries or which is treated as a single employer with such Person or any Subsidiary of such Person under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

  "Effective Time" has the meaning set forth in Section 1.03.

  "Employee Plan" has the meaning set forth in Section 4.10(a).

  "Employee Stock Purchase Plan" means the Pulitzer Publishing Company 1997 Employee Stock Purchase Plan.

  "Enforceability Exceptions" has the meaning set forth in Section 3.01.

  "Environmental Law" or "Environmental Laws" means all laws, rules, regulations, statutes, ordinances, decrees or orders of any governmental entity relating to (i) the control of any potential pollutant or protection of the air, water or land, (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (iii) exposure to hazardous, toxic or other substances alleged to be harmful, and includes,
(A) the terms and conditions of any License from any governmental entity, and
(B) judicial, administrative, or other regulatory decrees, judgments, and orders of any governmental entity. The term "Environmental Laws" shall include, but not be limited to, the following statutes and the regulations promulgated thereunder: the Clean Air

Act, 42 U.S.C. (S) 7401 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C. (S) 11011 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Safe Drinking Water Act, 42 U.S.C.(S) 300f et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., and any state, county, or local regulations similar thereto.

  "Environmental Liabilities" shall mean any and all liabilities, responsibilities, claims, suits, losses, costs (including remediation, removal, response, abatement, clean-up, investigative, and/or monitoring costs and any other related costs and expenses), other causes of action recognized now or at any later time, damages, settlements, expenses, charges, assessments, Liens, penalties, fines, pre-judgment and post-judgment interest, attorney fees and other legal fees (i) pursuant to any agreement, order, notice, requirement, responsibility, or directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of or in connection with any Environmental Laws, or (ii) pursuant to any claim by a governmental entity or other Person for personal injury, property damage, damage to natural resources, remediation, or similar costs or expenses incurred or asserted by such governmental entity or Person pursuant to common law or statute.

  "Estimated Working Capital Amount" has the meaning set forth in Section
6.22(a).

  "Exchange Act" has the meaning set forth in Section 3.03.

  "Exchange Agent" has the meaning set forth in Section 1.04(a).

  "Existing Company Debt" means the sum as of the Closing Date of (i) aggregate principal amount of debt under the Company's agreements with Prudential referred to in Schedule 3.02, together with all accrued and unpaid interest thereon, outstanding as of Closing Date, (ii) the principal amount of debt under the Company's agreements with the First National Bank of Chicago referred to in Schedule 3.02, together with all accrued and unpaid interest thereon, outstanding as of the Closing Date, and (iii) any other Indebtedness (other than the New Company Debt) of the Company and its Subsidiaries, together with all accrued and unpaid interest thereon outstanding. Existing Company Debt shall include any prepayment penalty or premium required to prepay the Existing Company Debt at Closing.

  "FCC" has the meaning set forth in Section 3.03.

  "FCC Application" means any application filed with the FCC necessary to transfer ownership of Broadcasting's FCC Licenses to Acquiror.

  "Final Order" has the meaning set forth in Section 6.14(e).

  "Final Working Capital Amount" has the meaning set forth in Section 6.22(e).

  "FCC" has the meaning set forth in Section 3.03.

  "FCC Approval" has the meaning set forth in Section 7.02(d).

  "Form 8-K" has the meaning set forth in Section 6.21(a).

  "Further Media Interest" has the meaning set forth in Section 6.14(d).

  "GAAP" shall mean generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or as may be generally accepted by the accounting profession of the United States.

  "Goldman Sachs" means Goldman, Sachs & Co.

  "Government Antitrust Entity" has the meaning set forth in Section 6.14(b).

  "Government Communications Entity" has the meaning set forth in Section
6.14(b).

  "Government Regulatory Entity" has the meaning set forth in Section 6.14(b).

  "Governmental Authority" has the meaning set forth in Section 6.14(a).

  "Gross-Up Agreements" means (i) the Agreement, dated as of May 12, 1986, by and among The Pulitzer Publishing Company, a Missouri corporation, and each of the owners of shares of capital stock of The Pulitzer Publishing Company who was a signatory to such Agreement, (ii) the Agreement, dated as of May 12, 1986, by and among The Pulitzer Publishing Company and each of the owners of shares of capital stock of The Pulitzer Publishing Company who was a signatory to such Agreement, (iii) the Agreement, dated as of September 29, 1986, by and among The Pulitzer Publishing Company and each of the parties thereto; and
(iv) the Agreement, dated as of September 29, 1986, by and among The Pulitzer Publishing Company and each of the owners of shares of capital stock of The Pulitzer Publishing Company who was a signatory to such Agreement.

  "Gross-Up Amount" means the amount, if any, due by the Company to any Person with respect to the consummation of the Transactions pursuant to the Gross-Up Agreements.

  "HSR Act" has the meaning set forth in Section 3.03.

  "HSR Authority" means either the Department of Justice or the Federal Trade Commission.

  "Huntleigh" means Huntleigh Securities Corporation.

  "IRS" means the Internal Revenue Service.

  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

  "Indemnified Party" has the meaning set forth in Section 6.06(h).

  "Indemnifying Party" has the meaning set forth in Section 6.06(h).

  "Indemnitee" has the meaning set forth in Section 6.09(e).

  "Indemnitor" has the meaning set forth in Section 6.09(e).

  "Joint Proxy Statement/Prospectus" has the meaning set forth in Section
6.06(a).

  "Laws" means all applicable statutes, laws, ordinances, rules and regulations (including any of the foregoing related to occupational safety, storage, disposal, discharge into the environment of hazardous wastes, environmental protection, conservation, unfair competition, labor practices or corrupt practices).

  "Licenses" means approvals, authorizations, consents, rights, certificates, orders, franchises, determinations, permissions, permits, qualifications, registrations, licenses, authorities or grants issued, declared, designated or adopted by any nation or government, any federal, state, municipal or other political subdivision thereof or any department, commission, board, bureau, agency or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions pertaining to government.

  "Liens" means any lien, claim, charge, restriction, pledge, mortgage, security interest or other encumbrance of any nature whatsoever.

  "Losses" means all losses, claims, damages, liabilities or actions, including any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability or action or enforcing any indemnity with respect thereto.

  "Material Adverse Effect" means a material adverse effect on the business, condition (financial or otherwise) or assets of the named entity or the named entities taken as a whole, other than changes or effects resulting from (i) changes attributable to conditions affecting the newspaper, radio and/or television businesses generally, (ii) changes in general economic conditions,
(iii) cyclical changes that are consistent with the past operating history of the named entity or entities, or (iv) changes attributable to the announcement or pendency of the Merger and the other Transactions. When the term "Material Adverse Effect" or material is used with respect to more than one act, occurrence, item or circumstance, all such acts, occurrences, items and circumstances shall be considered individually and in the aggregate.

  "Merger" has the meaning set forth in Section 1.01.

  "Merger Stock" has the meaning set forth in Section 1.04(a).

  "Multiemployer Plan" means a multiemployer plan, as defined in Sections 3(37) and 4001(a)(3) of ERISA.

  "NASDAQ" means the Nasdaq National Market.

  "NLRB" means the National Labor Relations Board.

  "NYSE" means the New York Stock Exchange, Inc.

  "New Company Debt" has the meaning set forth in Section 2.01(b).

  "Newco" has the meaning set forth in the first paragraph of this Agreement.

  "Newco's Actuary" has the meaning set forth in Section 6.11(d).

  "Newco Charter Amendment" has the meaning set forth in Section 2.01(a).

  "Newco Class B Common Stock" means the Class B Common Stock, $0.01 par value per share, of Newco.

  "Newco Common Shares" has the meaning set forth in Section 3.05(b).

  "Newco Common Stock" means the Common Stock, $0.01 par value per share, of Newco.

  "Newco Preferred Stock" has the meaning set forth in Section 3.05(b).

  "Newspaper Subsidiaries" means the Post-Dispatch division of the Company and all direct and indirect Subsidiaries of the Company, other than Broadcasting, prior to the Contribution.

  "Other Filings" has the meaning set forth in Section 6.06(b).

  "Outstanding Company Stock" has the meaning set forth in Section 1.02(d).

  "PBC" has the meaning set forth in Section 2.02(a).

  "Permitted Exceptions" has the meaning set forth in Section 4.08(b).

  "Person" means any individual, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, cooperative or association, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so requires.

  "Post-Closing Tax Period" has the meaning set forth in Section 6.09(h)(vii).

  "Pre-Closing Tax Period" has the meaning set forth in Section 6.09(h)(vi).

  "Preliminary Joint Proxy Statement/Prospectus" has the meaning set forth in
Section 6.06(a).

  "Prudential" means The Prudential Insurance Company of America.

  "Pulitzer Pension Plan" has the meaning set forth in Section 6.11(d).

  "Pulitzer Savings Plan" has the meaning set forth in Section 6.11(c).

  "Pulitzer Voting Agreement" means the amended and restated voting agreement, dated as of the date hereof, between the Company and certain holders of Company Stock.

  "Real Property" means all realty owned or leased and used primarily in the business and operations of PBC and the Broadcasting Subsidiaries, including all appurtenances, improvements and fixtures located on such realty, but excluding personal property.

  "Record Date" has the meaning set forth in Section 2.02(c).

  "Retained Assets" has the meaning set forth in the Contribution Agreement.

  "Retained Business" means the assets and liabilities of the Company and its Subsidiaries after giving effect to the Contribution and the Distribution.

  "Retained Liabilities" has the meaning set forth in the Contribution
Agreement.

  "Rules and Regulations" has the meaning set forth in Section 5.01.

  "SEC" has the meaning set forth in Section 3.06.

  "SEC Filings" has the meaning set forth in Section 6.06(c).

  "Securities Act" has the meaning set forth in Section 3.03.

  "Spin-Off Tax" has the meaning set forth in Section 6.09(h)(viii).

  "Station Network Affiliation Agreements" has the meaning set forth in
Section 4.07.

  "Stations" means, collectively, KETV-TV, KOAT-TV, KOCT-TV, KOVT-TV, KCCI-TV, WLKY-TV, WGAL-TV, WDSU-TV, WYFF-TV, WXII-TV, WESH-TV, KTAR(AM), KMVP(AM), KKLT(FM), WLKY(AM), and WXII(AM).

  "Subsidiary" as to any Person means (i) any corporation of which such Person owns, either directly or through its Subsidiaries, more than 50% of the total combined voting power of all classes of voting securities of such corporation or (ii) any partnership, association, joint venture or other form of business organization, whether or not it constitutes a legal entity, in which such Person directly or indirectly through its Subsidiaries owns more than 50% of the total equity interests.

  "Superior Proposal" means an Acquisition Proposal that the Board of Directors of the Company determines in the good faith exercise of its business judgment (after consultation with the Company's independent financial advisors) to be more favorable to the Company's stockholders than the Merger.

  "Surviving Corporation" has the meaning set forth in Section 1.01.

  "Tax" has the meaning set forth in Section 6.09(h)(x).

  "Tax Return" has the meaning set forth in Section 6.09(h)(xi).

  "Tax Ruling Request" has the meaning set forth in Section 3.11(d).

  "Temporary Waiver" has the meaning set forth in Section 6.14(d).

  "Termination Date" has the meaning set forth in Section 8.01(b).

  "Transaction Agreement" has the meaning set forth in Section 3.01.

  "Transactions" means (i) the Contribution, (ii) the Distribution, (iii) the Company Charter Amendment, (iv) the Newco Charter Amendment, (v) the borrowing by the Company of the New Company Debt, (vi) and any other transactions contemplated by this Agreement (including the Merger) and the Transaction Agreements.

  "Transfer Agent" means First Chicago Trust Company of New York.

  "Transferee DB Plan" has the meaning set forth in Section 6.11(d).

  "Transferee DC Plan" has the meaning set forth in Section 6.11(c).

  "Transferred Employees" has the meaning set forth in Section 6.11(b).

  "Working Capital Amount" means the difference between (x) the total current assets of the Company and its Subsidiaries and (y) the total current liabilities (other than the New Company Debt, the Existing Company Debt and Deal Expenses) of the Company and its Subsidiaries (in each case calculated in accordance with GAAP immediately prior to the Effective Time and after giving effect to the Contribution, the Distribution and the disposition of cash and cash equivalents contemplated by Section 6.24).

  10.02. INTERPRETATION. Unless the context otherwise requires, the terms defined in Section 10.01 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in this
Section 10.01, and those accounting terms used in this Agreement not defined in Section 10.01, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. Except as otherwise expressly provided herein, all terms used in conjunction with description of securities have the meanings given to those terms under the Exchange Act. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

             [The remainder of this page intentionally left blank]

  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized as of the day and year first above written.


                                          Pulitzer Publishing Company

                                            /s/ Michael E. Pulitzer
                                          By:__________________________________
                                            Name: Michael E. Pulitzer
                                            Title:Chairman of the Board,
                                                  President and Chief
                                                  Executive Officer

                                          Pulitzer Inc.

                                            /s/ Michael E. Pulitzer
                                          By:__________________________________
                                            Name: Michael E. Pulitzer
                                            Title:Chairman of the Board

                                          Hearst-Argyle Television, Inc.

                                            /s/ Dean H. Blythe
                                          By:__________________________________
                                            Name: Dean H. Blythe
                                            Title:Senior Vice-President,
                                                  Secretary and General
                                                  Counsel

                                                                      EXHIBIT A

                               CHARTER AMENDMENT

  Section (2)B of Article III of the Restated Certificate of Incorporation of Pulitzer Publishing Company shall be deleted in its entirety and substituting in lieu thereof the following new Section (2)B:

    B. Dividends and Distributions. Except as otherwise expressly provided in the last sentence of this Section (2)B, at any time shares of Class B Common Stock are outstanding, as and when dividends or other distributions payable in either cash, capital stock of the Corporation (other than Common Stock or Class B Common Stock) or other property of the Corporation may be declared by the Board of Directors, the amount of any such dividend or other distribution payable on each share of Common Stock shall in all cases be equal to the amount of such dividend or other distribution payable on each share of Class B Common Stock, and the amount of any such dividend or other distribution payable on each share of Class B Common Stock shall in all cases be equal to the amount of the dividend or other distribution payable on each share of Common Stock. Dividends or other distributions payable in shares of Class B Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Class B Common Stock and dividends payable in shares of Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Common Stock. If a dividend or other distribution payable in shares of Common Stock shall be made on the shares of Common Stock, a dividend or other distribution payable in shares of Class B Common Stock shall be made simultaneously on the shares of Class B Common Stock, and the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or other distribution shall be equal to the number of shares of Common Stock payable on each share of Common Stock pursuant to such dividend or distribution. Notwithstanding the foregoing provisions of this Section (2)B, in the case of any dividend or other distribution payable in stock of Pulitzer Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation, (i) only shares of Class B Common Stock of Pulitzer Inc. shall be distributed with respect to shares of Class B Common Stock and only shares of Common Stock of Pulitzer Inc. shall be distributed with respect to shares of Common Stock;
  (ii) the number of shares of Class B Common Stock of Pulitzer Inc. payable on each share of Class B Common Stock pursuant to such dividend or other distribution shall be equal to the number of shares of Common Stock of Pulitzer Inc. payable on each share of Common Stock pursuant to such dividend or other distribution; and (iii) such dividends or other distributions of shares of Common Stock of Pulitzer Inc. and Class B Common Stock of Pulitzer Inc. shall be made simultaneously.

                                                                      EXHIBIT B

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                               OF PULITZER INC.

  PULITZER INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

  FIRST: That the name of the Corporation is Pulitzer, and the name under which the Corporation was originally incorporated was Pulitzer Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was May 22, 1998.

  SECOND: That this Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of this Corporation.

  THIRD: That the text of the Certificate of Incorporation is amended hereby to read as herein set forth in full:

                                   ARTICLE I

                                     NAME

  The name of this Corporation is Pulitzer Inc.

                                  ARTICLE II

                               AGENT FOR SERVICE

  The name and address of the Corporation's agent for service of process in Delaware is:

                            The Corporation Trust Company
                            Corporation Trust Center
                            1209 Orange Street
                            Wilmington, Delaware
                            County of New Castle

                                  ARTICLE III

                                    CAPITAL

  (1) Classes and Number of Shares.

  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 175,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

    A. 100,000,000 shares of Common Stock, $0.01 par value ("Common Stock").

    B. 50,000,000 shares of Class B Common Stock, $0.01 par value ("Class B Common Stock").

    C. 25,000,000 shares of Preferred Stock, $0.01 par value ("Preferred
  Stock").

  (2) Powers and Rights of the Common Stock and the Class B Common Stock.

  A. Voting Rights and Powers. Except as otherwise provided in this Certificate of Incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote together with the holders of any other outstanding shares of voting capital stock of the Corporation, without regard to class, and every holder of outstanding shares of Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Common Stock standing in his name, and every holder of the outstanding shares of Class B Common Stock shall be entitled to cast thereon ten votes in person or by proxy for each share of Class B Common Stock standing in his name. The holders of shares of Common Stock and Class B Common Stock shall have the relevant class voting rights set forth in Article XIV.

  B. Dividends and Distributions.

  (i) At any time shares of Class B Common Stock are outstanding, as and when dividends or other distributions payable in either cash, capital stock of the Corporation (other than Common Stock or Class B Common Stock) or other property of the Corporation may be declared by the Board of Directors, the amount of any such dividend payable on each share of Common Stock shall in all cases be equal to the amount of such dividend payable on each share of Class B Common Stock, and the amount of any such dividend payable on each share of Class B Common Stock shall in all cases be equal to the amount of the dividend payable on each share of Common Stock. Dividends and distributions payable in shares of Class B Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Class B Common Stock and dividends payable in shares of Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Common Stock. If a dividend or distribution payable in shares of Common Stock shall be made on the shares of Common Stock, a dividend or distribution payable in shares of Class B Common Stock shall be made simultaneously on the shares of Class B Common Stock, and the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or distribution shall be equal to the number of shares of Common Stock payable on each share of Common Stock pursuant to such dividend or distribution.

  (ii) In the case of any dividend or other distribution payable in stock of any corporation which immediately prior to the time of such dividend or other distribution is a wholly-owned subsidiary of the Corporation and which possesses authority to issue shares of capital stock with voting characteristics identical to those of the shares of Common Stock and Class B Common Stock, respectively, provided in this Amended and Restated Certificate of Incorporation, including a distribution pursuant to a stock dividend or division or split-up of the shares of the Corporation, (i) only shares of Class B Common Stock shall be distributed with respect to shares of Class B Common Stock and only shares of Common Stock shall be distributed with respect to Common Stock; (ii) the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or other distribution shall be equal to the number of shares of Common Stock payable on each share of Common Stock pursuant to such dividend or other distribution; and (iii) such dividends or other distributions of shares of Common Stock and Class B Common Stock shall be made simultaneously.

  C. Distribution of Assets Upon Liquidation. In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they are entitled under the resolutions authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining thereafter shall be divided among the holders of the Common Stock and Class B Common Stock in such a manner that the amount of such net assets distributed to each share of Common Stock shall be equal to the amount of such assets distributed to each share of Class B Common Stock.

  D. Issuance of the Class B Common Stock. Class B Common Stock may only be issued (i) in accordance with and pursuant to the terms of that certain Contribution and Assumption Agreement (the "Contribution and Assumption Agreement") to be entered into by and between the Corporation and Pulitzer Publishing Company, a Delaware corporation which immediately prior to the filing of this Amended and Restated Certificate of Incorporation owned all of the issued and outstanding shares of capital stock of the Corporation ("Pulitzer Publishing"), or (ii) in the form of a distribution or distributions pursuant to a stock dividend or division or split-up of the shares of Class B Common Stock and only then in respect of the issued shares of Class B Common Stock.

  E. Restrictions on Transfer of Class B Common Stock.

  (i) No person holding shares of Class B Common Stock of record (a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, any shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee (a "Permitted Transfer"). The term Permitted Transferee has the following meanings with respect to each Class B Holder:

    (a) The following persons shall be "Permitted Transferees" of each Class B Holder who is a natural person:

      1. The spouse or former spouse of such Class B Holder; any Original Holder (as defined in clause (iii) of this Section E) or the spouse or former spouse of any Original Holder; any lineal descendant of any Original Holder or of the spouse or former spouse of any Original Holder; and any spouse or former spouse of such lineal descendant (hereinafter such Class B Holder's "Family Members");

      2. The trustee or trustees of a voting trust of which a Controlling Number (as defined in clause (iii) of this Section E) of such trustees are any of the following (each a "Qualified Person"): (i) such Class B Holder, (ii) one of such Class B Holder's Family Members, (iii) an executive officer (as defined in Rule 3b-7 of the General Rules and Regulations under the Exchange Act, as in effect on March 1, 1986) of the Corporation or any wholly owned subsidiary of the Corporation, or
    (iv) any person who is the duly designated initial or subsequent successor of an Original Holder in accordance with the terms of such voting trust;

      3. The trustee or trustees of a trust (other than a voting trust) solely for the benefit of such Class B Holder or one or more of such Class B Holder's Permitted Transferees described in each subclause of this clause (a) other than subclause (2) or this subclause (3);

      4. Any organization contributions to which are deductible for federal income, estate or gift tax purposes or any split interest trust described in Section 4947 of the Internal Revenue Code as it may from time to time be amended, and of which a Controlling Number of the members of the Board of Directors or other governing body or group having the ultimate authority, inter alia, to vote, dispose or direct the voting or disposition of the shares of Class B Common Stock held by such organization ("Governing Body") are Qualified Persons (a "Charitable Organization");

      5. A corporation of which a majority of the outstanding shares of capital stock entitled to vote generally for the election of directors is beneficially owned by, or a partnership of which a majority of the partnership interests entitled to participate in the management of the partnership are beneficially owned by, such Class B Holder or his or her Permitted Transferees described in each subclause of this clause
    (a) other than this subclause (5); and

      6. If the Class B Holder is deceased, bankrupt or insolvent, the estate of such Class B Holder.

    (b) In the case of one or more Class B Holders holding shares of Class B Common Stock as trustees pursuant to a voting trust or any other trust (other than a Charitable Organization or a trust described in clause (d) below) as a result of a Permitted Transfer, "Permitted Transferee" means, with respect to each share of Class B Common Stock so transferred to such trustees, (X) any person who transferred such share of Class B Common Stock to such trustees and (Y) any Permitted Transferee of any such transferor, and, with respect to each Subsequent Class B Share (as defined in clause
  (iii) of this Section E) held by such trustees, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

    (c) In the case of one or more Class B Holders holding shares of Class B Common Stock as trustees pursuant to a trust (other than a voting trust or a Charitable Organization) which was irrevocable on the effective date of this Certificate of Incorporation, "Permitted Transferee" means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise.

    (d) In the case of any Charitable Organization that is a Class B Holder, "Permitted Transferee" means, (X) with respect to any share of Class B Common Stock transferred to such Charitable Organization in a Permitted Transfer, the transferor in such Permitted Transfer and any Permitted Transferee of such transferor and (Y) with respect to each Subsequent Class B Share held by such Charitable Organization, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

    (e) In the case of a Class B Holder that is a corporation or partnership (other than a Charitable Organization) holding shares of Class B Common Stock as a result of a Permitted Transfer, "Permitted Transferee" means with respect to each share of Class B Common Stock so transferred to such corporation or partnership (X) any person who transferred such share of Class B Common Stock to such corporation or partnership and (Y) any Permitted Transferee of any such transferor, and, with respect to each Subsequent Class B Share held by such corporation or partnership, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

    (f) In the case of a Class B Holder that is the estate of a deceased, bankrupt or insolvent Class B Holder, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder.

  (ii) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge his shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section E. In the event of foreclosure or other similar action with respect to such shares by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

  (iii) For purposes of this Section E:

    (a) The term "Controlling Number" means the minimum number of trustees, in the case of a trust, or members of a Governing Body, in the case of any other form of entity, whose affirmative vote is necessary to take any action on, or whose negative vote, abstention or failure to attend is sufficient to prevent any action with respect to the voting or disposition of shares of capital stock held by such entity;

    (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (c) The term "Original Holder" means any person to whom or trust to which shares of Class B Common Stock of Pulitzer Publishing were issued in connection with the merger of The Pulitzer Publishing Company, a Missouri corporation, into Pulitzer Publishing in 1986.

    (d) The term "Subsequent Class B Share" means any share of Class B Common Stock issued by the Corporation to a Class B Holder in respect of an existing share of Class B Common Stock held by such Class B Holder.

    (e) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

    (f) A minor for whom shares of Class B Common Stock are held pursuant to the Uniform Gifts to Minors Act, as in effect in any state, or any similar law, shall be considered a Class B Holder.

    (g) Unless otherwise specified, the term "person" means both natural persons and legal entities.

    (h) Without derogating from the election conferred upon the Corporation pursuant to paragraph (iv) below, each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

    (i) The term "beneficial owner" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on October 1, 1986.

  (iv) If at any time after the effective date of this Certificate of Incorporation, any of the following events shall occur:

    (a) A Controlling Number of the trustees of any voting trust that is a Class B Holder shall cease to be Qualified Persons;

    (b) A Controlling Number of the Governing Body of any Charitable Organization that is a Class B Holder shall cease to be Qualified Persons; or

    (c) A corporation or partnership that first became a Class B Holder as a result of a Permitted Transfer shall thereafter by reason of any transfer of the beneficial ownership of the capital stock or partnership interests thereof cease to be a Permitted Transferee of the transferor in such Permitted Transfer;

  then, at any time after the occurrence of any such event, upon the election of the Corporation given by written notice to the trustees of such voting trust, Charitable Organization, corporation or partnership, as the case may be, without further act on anyone's part, each share of Class B Common Stock held by such entity shall be converted into one share of Common Stock, effective upon the giving of such notice, and the stock certificates formerly representing the shares of Class B Common Stock held by such entity shall thereupon and thereafter be deemed to represent such shares of Common Stock.

  (v) Anything contained in this Section E to the contrary notwithstanding:

    (a) Shares of Class B Common Stock may be registered in the names of more than one person only if each person in whose name the shares of Class B Common Stock are to be registered is a Permitted Transferee of each such other person. If shares of Class B Common Stock are registered in the names of more than one person in accordance with this subclause (a), then any transfer of such shares of Class B Common Stock to any Permitted Transferee of any person in whose name such shares are registered shall be a Permitted Transfer.

    (b) Any transfer of shares of Class B Common Stock to an employee benefit plan established and maintained by the Corporation or any wholly owned subsidiary of the Corporation or any trustee or fiduciary with respect to any such plan in such capacity shall be a Permitted Transfer, and any such plan, trustee or fiduciary shall be a Permitted Transferee of any Class B Holder.

  (vi) Any purported transfer of record or beneficial ownership of shares of Class B Common Stock other than in accordance with the terms of this Section E shall, without any act on anyone's part, result in the conversion of each share of the purportedly transferred share of Class B Common Stock into one share of Common Stock effective on the date of such purported transfer, and the stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Common Stock.

  (vii) Shares of Class B Common Stock shall be issued to or registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that the registered owner of such shares is in fact the beneficial owner of such shares.

  (viii) The Corporation shall note on the certificates for shares of Class B Common Stock that the shares represented by such certificates are subject to the restrictions on transfer and registration of transfer imposed by this Section E.

  F. Conversion of the Class B Common Stock. Each share of the Class B Common Stock may at any time be converted at the election of the holder thereof into one share of the Common Stock. Any holder of shares of Class B Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate representing each share of Class B Common Stock to be converted to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation) by instruments of transfer, in form satisfactory to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of the Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the shares of Class B Common Stock to be converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Class B Common Stock and the payment of any tax as hereinabove provided, the Corporation will deliver to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock (or, if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of Class B Common Stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any share of Class B Common Stock; provided, that, if any shares of Class B Common Stock shall be converted into shares of Common Stock subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, the registered holder of such shares of Class B Common Stock at the close of business on such record date shall be entitled to receive on the payment date, with respect to the shares of Common Stock received upon such conversion, the dividend or other distribution which would have been payable had such shares of Common Stock been outstanding and held of record on such dividend record date by the registered holder on such dividend record date of the shares of Class B Common Stock so converted in lieu of the dividend otherwise payable on the shares of Class B Common Stock so converted. The Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of outstanding shares of Class B Common Stock, such number of shares of Common Stock as may be issuable upon the conversion of all such outstanding shares of Class B Common Stock; provided, that, the Corporation may deliver shares of Common Stock which are held in the treasury of the Corporation for shares of Class B Common Stock to be converted. If any share of Common Stock requires registration with or approval of any governmental authority under any federal or state law before such share of Common Stock may be issued upon conversion, the Corporation will endeavor to cause such share to be duly registered or approved, as the case may be. The Corporation will endeavor to list shares of Common

Stock required to be delivered upon conversion prior to such delivery upon any national securities exchange or national market system on which the outstanding shares of Common Stock may be listed at the time of such delivery. All shares of Common Stock which may be issued upon conversion of shares of Class B Common Stock will, upon issuance, be fully paid and nonassessable. The aggregate amount of stated capital represented by shares of Common Stock issued upon conversion of shares of Class B Common Stock shall be the same as the aggregate amount of stated capital represented by the shares of Class B Common Stock so converted.

  G. Mandatory Conversion of Class B Common Stock. At any time when the aggregate voting power of all outstanding shares of Class B Common Stock as reflected on the stock transfer books of the Corporation falls below 20% of the aggregate voting power of all outstanding shares of Common Stock and Class B Common Stock of the Corporation, or when the Board of Directors and the holders of a majority of the outstanding shares of Class B Common Stock approve the conversion of all of the shares of Class B Common Stock into Common Stock, then, immediately upon the occurrence of either such event, without any act on anyone's part, the outstanding shares of Class B Common Stock shall be converted into shares of Common Stock in accordance with Section F above. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the number of shares of Common Stock into which such shares of Class B Common Stock are convertible.

  H. Other Rights. Except as otherwise required by the General Corporation Law of the State of Delaware or as otherwise provided in this Certificate of Incorporation, each share of Common Stock and each share of Class B Common Stock shall have identical powers, preferences and rights.

  (3) Powers and Rights of the Preferred Stock.

  A. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation (other than shares of Class B Common Stock) and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.

  (4) Issuance of the Common Stock and the Preferred Stock.

  The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the Stockholders, except as otherwise required by law.

                                  ARTICLE IV

                       NAME AND ADDRESS OF INCORPORATOR

  The name and mailing address of the sole incorporator is as follows:

                             Richard A. Palmer
                             Fulbright & Jaworski L.L.P.
                             666 Fifth Avenue
                           New York, New York 10103

                                   ARTICLE V

                                   DIRECTORS

  (l) Power of the Board of Directors. The property and business of the Corporation shall be controlled and managed by or under the direction of its Board of Directors. In furtherance, and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

    (a) To make, alter, amend or repeal the By-Laws of the Corporation, but only in accordance with the provisions of Article XIII; provided, that no By-Laws hereafter adopted shall invalidate any prior act of the Directors that would have been valid if such By-Laws had not been adopted;

    (b) To determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the property, business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for Board meetings, as well as the manner of taking Board action; and

    (c) To exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and the By-Laws of the Corporation.

  (2) Number and Qualifications of Directors; Classified Board of
Directors. The number of Directors constituting the entire Board of Directors shall be fixed at a number not less than six by, or in the manner provided in, the By-Laws. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the mode of such classification to be set forth in the By-Laws. Except as otherwise provided in the By-Laws with respect to the implementation of this Article V, Directors shall be elected to hold office for a term of three years, with the term of office of one class of Directors expiring each year. As used in this Certificate of Incorporation, the term "entire Board of Directors" means the total number of Directors fixed by, or in the manner provided in, the By-Laws.

  (3) Nominations. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock and the Class B Common Stock) then outstanding, nominations for the election of Directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any stockholder of record entitled to vote generally in the election of Directors. However, any stockholder of record entitled to vote generally in the election of Directors desiring to nominate one or more persons for election as Directors at any meeting of stockholders may do so only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee;
(iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a Director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

  (4) Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock and the Class B Common Stock) then outstanding, any vacancies in the Board of Directors for any reason, including by reason of any increase in the number of Directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, and any Directors so elected shall hold office until the next election of Directors.

  (5) Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock and the Class B Common Stock) then outstanding,
(i) any Director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his term of office, with or without cause, only by the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, at a special meeting of stockholders called expressly for that purpose; and (ii) any Director may be removed from office by the affirmative vote of a majority of the entire Board of Directors, at any time prior to the expiration of his term of office, as provided by law, in the event a Director fails to meet the qualifications stated in the By-Laws for election as a Director or in the event such Director is in breach of any agreement between such Director and the Corporation relating to such Director's service as a Director or employee of the Corporation.

                                  ARTICLE VI

                                   DURATION

  The Corporation shall have perpetual existence.

                                  ARTICLE VII

                                   PURPOSES

  The nature of the business or purposes to be conducted or promoted by the Corporation shall be to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                 ARTICLE VIII

                            STOCKHOLDERS' MEETINGS

  Special meetings of stockholders of the Corporation may be called only by
(i) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, (ii) the Chairman of the Board, (iii) the Vice Chairman of the Board, (iv) the President, or (v) by the holders of record of at least 50.1% of the aggregate voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, acting together as a single class.

                                  ARTICLE IX

                             BUSINESS COMBINATIONS

  (1) Certain Definitions. For the purposes of this Article:

    A. "Affiliate" or "Associate" have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on October 1, 1986.

    B. "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on October 1, 1986.

    C. "Business Combination" means:

      (i) any merger or consolidation of the Corporation or any Subsidiary with (a) an Interested Stockholder or (b) any other person (whether or not itself an interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

      (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder of any assets of the Corporation or any Subsidiary including, without limitation, any voting securities of a Subsidiary having an aggregate Fair Market Value of not less than 1% of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

      (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to or with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of not less than 1% of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

      (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder; or

      (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (a) any class of equity securities of the Corporation or any Subsidiary or (b) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by an Interested Stockholder and all of its Affiliates and Associates; or

      (vi) any other transaction with an Interested Stockholder or its Affiliates or Associates which requires the approval of the stockholders under the General Corporation Law of Delaware; or

      (vii) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (vi) of this Section (1)C.

    D. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not reported on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price, or if closing sale prices are not reported, the closing bid quotation with respect to a snare of such stock during the 30-day period preceding the date in question on the NASD Automated Quotations System or any similar interdealer quotation system then in use, or, if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as is determined by a majority of the Board of Directors in good faith.

    E. "Interested Stockholder" means any person (other than the Corporation or any Subsidiary, any employee benefit plan maintained by the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which:

      (i) is, or was at any time within the two-year period immediately prior to the date in question, the Beneficial Owner of 10% or more of the then outstanding Voting Stock of the Corporation, provided, however, that any person who, immediately prior to the effective time of the impending merger between Pulitzer Publishing and Hearst-Argyle Television, Inc., a Delaware corporation, will become the Beneficial Owner of 10% or more of the outstanding Voting Stock of the Corporation, or the Permitted Transferee of any such person, shall not be an Interested Stockholder; or

      (ii) is an assignee of, or has otherwise succeeded to, any shares of Voting Stock of the Corporation of which an Interested Stockholder was the Beneficial Owner at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

      For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock of the Corporation shall include unissued shares of Voting Stock of the Corporation of which the Interested Stockholder is the Beneficial Owner but shall not include any other shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Stockholder.

    F. A "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

    G. "Subsidiary" means any corporation of which the Corporation owns, directly or indirectly, (i) a majority of the outstanding shares of equity securities of such corporation, or (ii) shares having a majority of the aggregate voting power of all outstanding shares of Voting Stock of such corporation. For the purpose of determining whether a corporation is a Subsidiary, the outstanding Voting Stock and shares of equity securities thereof shall include unissued shares of which the Corporation is the Beneficial Owner but shall not include any other shares of Voting Stock of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants, or options, or otherwise, to any Person other than the Corporation.

    H. "Voting Stock" means outstanding shares of capital stock of the relevant corporation entitled to vote generally in the election of directors.

  (2) Vote for Business Combinations. In addition to any affirmative vote required by law or by this Certificate of Incorporation, unless a Business Combination shall have been approved by the affirmative vote of not less than a majority of the entire Board of Directors, any Business Combination shall require the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of the Voting Stock of the Corporation, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

  (3) Powers of Board of Directors. A majority of the Board of Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (A) whether a Person is an Interested Stockholder, (B) the number of shares of Voting Stock of the Corporation beneficially owned by any Person, (C) whether a Person is an Affiliate or Associate of another, and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of not less than 1% of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; and the good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article.

  (4) Amendment, Repeal. Notwithstanding any other provisions of the Certificate of Incorporation or By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other provisions of this Certificate of Incorporation or the By-Laws of the Corporation), and in addition to any requirement of the General Corporation Law of Delaware, the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of Voting Stock of the Corporation held by stockholders other than an Interested Stockholder or its Affiliates or Associates, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with this
Article IX; provided, however, that the preceding provision shall not be applicable to any amendment or repeal or adoption of any provision inconsistent with this Article IX, and such amendment or repeal or adoption of any provision inconsistent with this Article IX shall require only such affirmative vote as required by law and any other provisions of this Certificate of Incorporation, if such amendment or repeal or adoption shall have been approved by a majority vote of the members of the Board of Directors who are not Interested Stockholders or Affiliates or Associates of Interested Stockholders.

  (5) No Effect on Fiduciary Obligations. Nothing contained in this Article shall be construed to relieve the members of the Board of Directors or an Interested Stockholder from any fiduciary obligation imposed by law.

                                   ARTICLE X

                          DELIBERATIONS OF DIRECTORS

  The Board of Directors of the Corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, to merge or consolidate the Corporation with another corporation or to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to the effect of such a transaction on the editorial and publishing integrity and the character and quality of the Corporation's newspaper and broadcasting operations, all other relevant factors, including, without limitation, the social, legal and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located and on any of the businesses and properties of the Corporation or any of its subsidiaries, as well as such other factors as the Directors deem relevant.

                                  ARTICLE XI

                                INDEMNIFICATION

  (1) Action Not By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against judgments and amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  (2) Action By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  (3) Successful Defense. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article XI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  (4) Determination of Right to Indemnification in Certain Circumstances. Any indemnification under Section 1 or 2 of this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or if such a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

  (5) Advance Payment of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of a Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

  (6) Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article XI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any Director, officer, employee or agent of the Corporation providing indemnification for such person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, that arises by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

  (7) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article XI.

  (8) Certain Definitions. For the purposes of this Article XI, (A) any Director, officer, employee or agent of the Corporation who shall serve as a director, officer, employee or agent of any other corporation, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (B) any director, officer, employee or agent of any subsidiary corporation, joint venture, trust or other enterprise wholly owned by the Corporation, shall be deemed to be serving as such director, officer, employee or agent at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article XI, references to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise shall stand in the same position under the provisions of this
Article XI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity. For purposes of this Article XI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XI.

  (9) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (10) A Director's liability to the Corporation for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by Delaware law as now in effect or hereafter amended. In particular, no Director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a Director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a Director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XII

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power; provided, that, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, change, repeal, or adopt any provision or provisions inconsistent with, Section (2), (3) or (4) of Article III, Articles V, VIII, IX, XI, XIII, XIV or this Article XII of this Certificate of Incorporation unless such amendment, alteration, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of a majority of the entire Board of Directors, in which case the percentage required shall be as specified by the General Corporation Law of Delaware.

                                 ARTICLE XIII

                             AMENDMENT OF BY-LAWS

  The By-Laws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the By-Laws as they exist from time to time may be adopted, only by the majority of the entire Board of Directors or by the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware.

                                  ARTICLE XIV

                                 VOTING RIGHTS

  (1) Common Stock. In addition to any other approval required by law or by this Certificate of Incorporation, the affirmative vote of a majority of the then outstanding shares of Common Stock, voted separately as a class, shall be necessary to approve any consolidation of the Corporation with another corporation, any merger of the Corporation into another corporation or any merger of any other corporation into the Corporation pursuant to which shares of Common Stock or Class B Common Stock are converted into or exchanged for any securities or any other consideration, unless, pursuant to such consolidation or merger, each share of Common Stock will receive consideration of a type identical to the type to be received by each share of Class B Common Stock and each share of Common Stock will receive consideration in an amount equal to the amount to be received by each share of Class B Common Stock.

  (2) Preferred Stock. In addition to any other approval required by law or by this Certificate of Incorporation, each particular series of any class of Preferred Stock shall have such right to vote, if any, as shall be fixed in the resolution or resolutions, adopted by the Board of Directors, providing for the issuance of shares of such particular series.

  (3) Agreement of Merger or Consolidation. In addition to any other approval required by law or by this Certificate of Incorporation, the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to approve any consolidation of the Corporation with another corporation, any merger of the Corporation into another corporation or any merger of any other corporation into the Corporation other than any merger between the Corporation and any corporation in which at least 90 percent of the outstanding shares of each class of stock is owned by the Corporation, unless any such transaction is approved by the Board of Directors by the affirmative vote of a majority of the entire Board of Directors, in which case the percentage required shall be as specified by the General Corporation Law of Delaware.

  (4) Sale of Assets. In addition to any other approval required by law or by this Certificate of Incorporation, the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class, shall be required to authorize any sale, lease, or exchange of all or substantially all of the Corporation's property and assets, including its goodwill and its corporate franchises, unless any such transaction is deemed expedient and for the best interests of the Corporation by the Board of Directors by the affirmative vote of a majority of the entire Board of Directors, in which case the percentage required shall be as specified by the General Corporation Law of Delaware.

                                  ARTICLE XV

  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stock holders, of this Corporation, as the case may be, and also on this Corporation."

  FOURTH: That in lieu of a meeting and vote of stockholders, the stockholders have given written unanimous consent to said restatement and amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and said written consent was filed with the Corporation.

  FIFTH: That this Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228, 242 and 245 of Title 8 of the Delaware Code of 1953.

  SIXTH: That the capital of the Corporation will not be reduced under or by reason of any amendment in this Amended and Restated Certificate of Incorporation.

  IN WITNESS WHEREOF, Pulitzer Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Ronald H. Ridgway, Senior Vice President--Finance, and James V. Maloney, Secretary, this th day
of      , 1998.

                                          PULITZER INC.

                                           /s/ Ronald H. Ridgway
                                          By: _________________________________
                                           Ronald H. Ridgway
                                         Senior Vice President--Finance

ATTEST:

 /s/ James V. Maloney
By: _________________________________
 James V. Maloney
 Secretary

                                                                      EXHIBIT C

                 FORM OF CONTRIBUTION AND ASSUMPTION AGREEMENT

  This Contribution and Assumption Agreement (this "Agreement"), dated as of
     , 1998, is made by and between Pulitzer Publishing Company, a Delaware corporation (the "Company"), and Pulitzer Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Newco"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement and Plan of Merger, dated as of May 25, 1998, among the Company, Newco and Hearst-Argyle Television, Inc., a Delaware corporation ("Acquiror") to which a form of this Agreement is annexed as Exhibit C (the "Merger Agreement").

                                   RECITALS

  WHEREAS, pursuant to the Merger Agreement, the Company has agreed to contribute to Newco and/or its wholly-owned Subsidiaries (collectively, the "Newco Group") all of the assets of the Company, except those specifically identified in Section 2.02(a) of the Merger Agreement, pursuant to the terms of this Agreement, as a step in a series of transactions as a result of which
(i) Acquiror will acquire Broadcasting and the Broadcasting Assets by means of a merger of the Company with and into Acquiror, and (ii) the Newco Group will conduct the businesses previously conducted by the Company and its Subsidiaries (other than the operations of Broadcasting).

  NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                          CONTRIBUTION AND ASSUMPTION

 1.01 CONTRIBUTION OF ASSETS.

  (a) Subject to Section 1.01(b), effective immediately prior to the Distribution (the "Time of Contribution") the Company hereby contributes, grants, conveys, assigns, transfers and delivers to the Newco Group, without recourse (the "Contribution"), all of the Company's right, title and interest in and to the following (collectively, the "Contributed Assets"): (i) any and all assets of the Company, whether tangible or intangible and whether fixed, contingent or otherwise, including, without limitation, the capital stock or other equity interests of all its Subsidiaries, (ii) the name "Pulitzer" or any part thereof whether alone or in combination with one or more other words
(iii) all real property, furniture, fixtures, equipment, tools, vehicles, supplies, buildings, improvements, accounts receivable, notes, prepaid expenses, securities, patents, trademarks, trade names, copyrights, Licenses, leases and contract rights, and (iv) all other tangible or intangible assets of the Company wherever located.

  (b) Notwithstanding Section 1.01(a), the Company hereby retains and does not contribute, grant, convey, assign, transfer or deliver to the Newco Group (i) the issued and outstanding capital stock of PBC or the Broadcasting Subsidiaries; (ii) the Broadcasting Assets; and (iii) the Company's rights created pursuant to the Merger Agreement, this Agreement and the Transaction Agreements.

  (c) Notwithstanding anything contained in this Agreement or in the Merger Agreement to the contrary, the Newco Group acknowledges and agrees that the Company makes and has made no warranty, either express or implied, including without limitation warranties of merchantability or fitness for a particular purpose, with respect to any Contributed Assets.

 1.02 ASSUMPTION OF LIABILITIES.

  (a) Subject to Sections 1.02(b) and 1.07 hereof, effective as of the Time of Contribution, the Newco Group, in partial consideration for the Contribution, hereby unconditionally assumes and agrees to pay, satisfy and discharge any and all liabilities of the Company of every kind whatsoever, whether absolute, known, unknown, fixed, contingent or otherwise, that exist as of the date hereof or exist as of, or otherwise relate to any period ending on or prior to the Effective Time (the "Assumed Liabilities").

  (b) Notwithstanding Section 1.02(a), the Company hereby retains, and the Newco Group does not assume and will have no liability with respect to the following (collectively, the "Retained Liabilities"): (i) the New Company Debt; (ii) any liabilities associated with the radio and/or television business operations of Broadcasting or the Broadcasting Assets except as otherwise specifically provided in the Merger Agreement, including Sections 6.06(g), 6.09, 6.11, 6.25 and 6.28 thereof; and (iii) the Company's obligations created pursuant to the Merger Agreement, this Agreement and the Transaction Agreements.

  (c) It is expressly agreed by the parties hereto that all of the obligations of Newco under the Merger Agreement this Agreement and the Transaction Agreements shall be treated as Assumed Liabilities and not as Retained Liabilities under this Agreement.

  1.03 ISSUANCE OF NEWCO STOCK. In partial consideration for the Contribution, at the Time of Contribution Newco shall issue and deliver to the Company at the Company's request prior to the Distribution the following:

    (i) such number of newly issued shares of Newco Common Stock as will be required for the Distribution; and

    (ii) such number of newly issued shares of Newco Class B Common Stock as will be required for the Distribution.

  1.04 TRANSFER AND ASSUMPTION DOCUMENTATION. In furtherance of the contribution, grant, conveyance, assignment, transfer and delivery of the Contributed Assets and the assumption of the Assumed Liabilities set forth in this Article I, at the Time of Contribution or as promptly as practicable thereafter, (i) the Company shall execute and deliver, and cause its Subsidiaries to execute and deliver, such deeds, bills of sale, stock powers, certificates of title, assignments of leases and contracts and other instruments of contribution, grant, conveyance, assignment, transfer and delivery necessary to evidence such contribution, grant, conveyance, assignment, transfer and delivery and (ii) the Newco Group shall execute and deliver such instruments of assumption as and to the extent necessary to evidence such assumption.

  1.05 NONASSIGNABLE CONTRACTS. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any lease, license agreement, contract, agreement, sales order, purchase order, open bid or other commitment or asset (each an "Applicable Asset") if an assignment or attempted assignment of the same, without the consent of the other party or parties thereto, would constitute a breach thereof or in any way impair the rights of the Company or the Newco Group thereunder. The Company shall, prior to the Time of Contribution, use reasonable best efforts (it being understood that such efforts shall not include any requirement of the Company to expend money or offer or grant any financial accommodation) as requested by the Newco Group, and the Newco Group shall cooperate in all reasonable respects with the Company, to obtain all consents and waivers and to resolve all impracticalities of assignments or transfers necessary to convey the Contributed Assets to the Newco Group. If any such consent is not obtained or if any attempted assignment would be ineffective or would impair the Newco Group's rights with respect to any Applicable Asset so that the Newco Group would not receive all such rights, then (x) the Company shall use reasonable best efforts (it being understood that such efforts shall not include any requirement of the Company to expend money or offer or grant any financial accommodation) to provide or cause to be provided to the Newco Group, to the extent permitted by law, the benefits of any such Applicable Asset and the Company shall promptly pay or cause to be paid to the Newco Group when received all moneys received by the Company with respect to any such Applicable Asset and (y) in consideration thereof the Newco Group shall pay, perform and discharge on behalf of the Company all of the Company's debts, liabilities, obligations and commitments thereunder in a timely manner and in accordance with the terms thereof. In addition, the Company shall take such other actions (at Newco's expense) as may reasonably be requested by Newco in order to place Newco, insofar as reasonably possible, in the same position as if such Applicable Asset had been transferred as contemplated hereby and so all the benefits and burdens related thereto, including possession, use, risk of loss, potential for gain and dominion, control and command, shall inure to Newco. If and when such consents and proposals are obtained, the transfer of the Applicable Asset shall be effected in accordance with the terms of this Agreement.

  1.06 EMPLOYEE BENEFITS. All Company Employee Plans are subject to the terms of Section 6.11 of the Merger Agreement, and all obligations of Newco under such Section shall be treated as Assumed Liabilities and not as Retained Liabilities under this Agreement.

  1.07 EMPLOYEE STOCK OPTIONS. All plans and arrangements with respect to the Company's employee stock options and restricted stock awards in place as of the date hereof and all options and awards outstanding thereunder as of the date hereof are subject to the terms of Section 6.12 of the Merger Agreement.

  1.08 FURTHER ASSURANCES. Each of the parties hereto promptly shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby.

  1.09 TAX MATTERS. Notwithstanding anything to the contrary in this Agreement, liabilities of the parties for Taxes are subject to the terms of
Section 6.09 of the Merger Agreement, and all obligations of Newco under
Section 6.09 of the Merger Agreement shall be treated as Assumed Liabilities and not as Retained Liabilities under this Agreement. The Contribution and the Merger are intended to qualify as tax-free reorganizations within the meaning of Sections 368(a)(1)(D) and 368(a)(1)(A) of the Code, respectively, and the Distribution is intended to be subject to Section 355(a) of the Code.

  1.10 COOPERATION. The parties shall cooperate with each other in all reasonable respects in order to ensure the smooth transfer of the Contributed Assets, the Assumed Liabilities and the businesses related thereto, including, without limitation, entering into any service or other sharing agreements that may be reasonably necessary.

  1.11 OTHER MATTERS. After the Effective Time and except as otherwise provided herein or in the Merger Agreement, neither the Surviving Corporation nor any of its Subsidiaries shall have any liability to the Newco Group in respect of any intra-company contract, commitment or account in existence immediately prior to the Effective Time among the Company, Newco and/or any of their respective Subsidiaries.

                                  ARTICLE II

                                INDEMNIFICATION

  2.01 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify, defend and hold harmless the Newco Group and their respective successors-in-interest and each of their respective past and present officers and directors against any losses, claims, damages or liabilities, joint or several, arising out of or in connection with the Retained Liabilities, the Retained Assets or the operations of Broadcasting, except as otherwise provided in the Merger Agreement, including Sections 6.06(g), 6.09, 6.11, 6.25 and 6.28. The Company shall reimburse the Newco group, each of its Subsidiaries, each of their respective successors-in-interest, and each of their respective past and present officers and directors for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability referred to in the preceding sentence.

  2.02 INDEMNIFICATION BY NEWCO. Newco shall indemnify, defend and hold harmless the Company, PBC and each of the Broadcasting Subsidiaries and their respective successors-in-interest, and each of their respective past and present officers and directors against any losses, claims, damages or liabilities, joint or several, arising out of or in connection with the Assumed Liabilities, the Contributed Assets or the operations of any of the businesses contributed to the Newco Group, except as otherwise provided in the Merger Agreement, including Sections 6.06(f), 6.09, and 6.25 thereof. Newco shall reimburse the Company, PBC and each of the Broadcasting Subsidiaries, each of their respective successors-in-interest and each of their past and present respective officers and directors for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage or liability referred to in the preceding sentence.

  2.03 NOTIFICATION OF CLAIMS. For the purpose of this Article II, the term "Indemnifying Party" shall mean the party having an obligation hereunder to indemnify the other party pursuant to this Article II, and the term "Indemnified Party" shall mean the party having the right to be indemnified pursuant to this Article II. Whenever any claim shall arise for indemnification under this Article II, the Indemnified Party shall promptly notify the Indemnifying Party in writing of such claim and, when known, the facts constituting the basis for such claim (in reasonable detail). Failure by the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability hereunder except to the extent that such failure materially prejudices the Indemnifying Party.

 2.04 INDEMNIFICATION PROCEDURES.

  (a) After receipt of the notice of claim required by Section 2.03, if the Indemnifying Party undertakes to defend any such claim, then the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice, reasonably acceptable to the Indemnified Party, to handle and defend the same, at the Indemnifying Party's cost, risk and expense, upon written notice to the Indemnified Party of such election, which notice acknowledges the Indemnifying Party's obligation to provide indemnification hereunder. The Indemnifying Party shall not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld; provided, however, that the Indemnifying Party may settle a claim without the Indemnified Party's consent if such settlement (i) makes no admission or acknowledgement of liability or culpability with respect to the Indemnified Party, (ii) includes a complete release of the Indemnified Party, and (iii) does not require the Indemnified Party to make any payment or forego or take any action or otherwise materially adversely affect the Indemnified Party. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial and defense of any lawsuit or action with respect to such claim and any appeal arising therefrom (including the filing in the Indemnified Party's name of appropriate cross-claims and counterclaims). The Indemnified Party may, at its own cost and expense, participate in any investigation, trial and defense of such lawsuit or action controlled by the Indemnifying Party and any appeal arising therefrom.

  (b) If, after receipt of a notice of claim pursuant to Section 2.03, the Indemnifying Party does not undertake to defend any such claim, the Indemnified Party may, but shall have no obligation to, contest any lawsuit or action with respect to such claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party (including, without limitation, the settlement thereof without the consent of the Indemnifying Party). If there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party or there is otherwise an actual or potential conflict of interest, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to assume the defense of the lawsuit or action; provided, however, that the Indemnified Party may not settle such lawsuit or action without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

  2.05 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The parties hereto irrevocably: (a) agree that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of the State of New York or the courts of the United States located in New York County, New York,
(b) consent to the jurisdiction of each court in any such suit, action or proceeding, (c) waive any objection which they, or any of them, may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (d) waives the right to a trial by jury in any suit, action or other legal proceeding. Each of the Company and Newco agrees that service of any and all process which may be served in any such suit, action or other proceeding may be made by written notice in accordance with the provisions of this Agreement, and that such service of process on the Company or Newco (as the case may be) or with respect to Newco, its successors or assigns and, to the extent permitted by applicable law, shall be taken and held to be valid personal service.

  2.06 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

  2.07 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any right preclude other or further exercises thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                                  ARTICLE III

                                 MISCELLANEOUS

  3.01 ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

  3.02 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

  3.03 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  3.04 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with confirmation of transmission, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

  If to the Company (prior to the Merger) or Newco:

      Pulitzer Publishing Company
      Pulitzer Inc.
      900 North Tucker Boulevard
      St. Louis, Missouri 63101

      Attention: Michael E. Pulitzer
      Telecopy: (314) 340-3125
    with a copy to:

      Fulbright & Jaworski L.L.P.
      666 Fifth Avenue
      New York, New York 10103

      Attention: Richard A. Palmer, Esq.
      Telecopy: (212) 752-5958

  If to the Company (after the Merger):

      Hearst-Argyle Television, Inc.
      959 Eighth Avenue
      New York, New York 10106

      Attention: Dean M. Blythe
      Telecopy: (212) 489-2314

    with a copy to:

      Rogers & Wells LLP
      200 Park Avenue
      New York, New York 10166

      Attention: Steven A. Hobbs
      Telecopy: (212) 878-8375

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

  3.05 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Sections 3.07 and 3.08 and except for Article II (which are intended to be for the benefit of the Persons provided for therein and may be enforced by such Persons).

  3.06 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

  3.07 PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of any party hereto or any officer, director, employee, agent, representative or investor of any party hereto.

  3.08 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, including the Surviving Corporation in the Merger. This Agreement may not be assigned by any party hereto and any purported assignment in violation hereof shall be null and void.

  3.09 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

  3.10 LEGAL FEES, COSTS. If any party hereto institutes any action or proceeding, whether before a court or arbitrator, to enforce any provision of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                          PULITZER PUBLISHING COMPANY

                                          By: _________________________________
                                            Name: Michael E. Pulitzer
                                            Title: Chairman and Chief
                                            Executive Officer

                                          PULITZER INC.

                                          By: _________________________________
                                            Name: Michael E. Pulitzer
                                            Title: Chairman and Chief
                                            Executive Officer

                                                                      EXHIBIT D

                         REGISTRATION RIGHTS AGREEMENT

  REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated May 25, 1998, among Hearst-Argyle Television, Inc., a Delaware corporation ("Acquiror"), and each of Emily Rauh Pulitzer, David E. Moore and Michael E. Pulitzer (each, a "Stockholder" and, collectively, the "Stockholders").

                             W I T N E S S E T H:

  WHEREAS, Acquiror and Pulitzer Publishing Company, a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger, dated May 25, 1998 (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Company will be merged with and into Acquiror (the "Merger");

  WHEREAS, as a condition to the consummation of the Merger, the Stockholders have required that Acquiror, and Acquiror has agreed to, enter into this Agreement; and

  WHEREAS, it is intended by Acquiror and the Stockholders that this Agreement shall become effective immediately upon the issuance of Acquiror Common Stock pursuant to Article I of the Merger Agreement.

  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1. Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

  (a) "Stockholder Affiliates" means, with respect to each Stockholder, any parent, sibling, spouse, child, grandchild or other relative of the Stockholder, or any custodian or trustee for the benefit of any of the foregoing, or any partnership, corporation of other entity for which he or she acts as a trustee or which is owned by the Stockholder or any of the foregoing.

  (b) "Demand Registrations" has the meaning ascribed to it in Section 2(a) of this Agreement.

  (c) "Piggyback Registration" has the meaning ascribed to it in Section 3(a) of this Agreement.

  (d) "Registrable Shares" means, at any particular time at which notice has been given pursuant to Section 2 or 3 hereunder, any of the following which are held by the Stockholders or Stockholder Affiliates: (i) shares of Acquiror Common Stock issued pursuant to the Merger; (ii) shares of Acquiror Common Stock issued in lieu of cash dividends on other Registrable Shares pursuant to a dividend reinvestment plan adopted by Acquiror; (iii) shares of Acquiror Common Stock then outstanding which were issued as, or upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Registrable Shares; (iv) shares of Common Stock then issuable upon conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of other Registrable Shares; and (v) any equity securities of Acquiror issued or issuable with respect to the securities referred to in clauses (i) through (iv) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, the Stockholders and Stockholder Affiliates will be deemed to be holders of Registrable Shares whenever they have unqualified right to acquire such Registrable Shares (by conversion or otherwise, but disregarding any legal restrictions upon the exercise of such right), whether or not such acquisition has actually been effected.

  (e) "Registration Expenses" has the meaning ascribed to it in Section 5 of this Agreement.

  2. Demand Registrations.

  (a) Requests for Registration. From and after the first anniversary of the date hereof, each Stockholder may make a written request, from time to time, on his or her own behalf or on behalf of any Stockholder Affiliates, for registration under the Securities Act of all or part of the Registrable Shares held by the Stockholder or any Stockholder Affiliates. Each such request will specify the number of Registrable Shares to be registered and the intended method of distribution thereof. All registrations requested pursuant to this
Section 2(a) are referred to herein as "Demand Registrations." Demand Registrations shall be on any form for which Acquiror then qualifies and which counsel for Acquiror shall deem appropriate and available for the sale of the Registrable Shares to be registered thereunder in accordance with the intended method of distribution thereof; provided that Acquiror will include in any short-form registration such additional customary information as the Stockholders may reasonably request after consultation with the managing underwriter, in the case of any underwritten public offering, or with the investment banker, in the case of any non-underwritten offering, in order to facilitate the sale of such securities; and provided further, that Acquiror shall not be required to file any such registration as a shelf registration under Rule 415 of the Securities Act. Subject to the terms and conditions of this Agreement, Acquiror may include the sale of its securities in any Demand Registration.

  (b) Registrations.

    (i) Prior to the seventh anniversary of the date hereof, a maximum of two Demand Registrations may be requested by each Stockholder. On or after the seventh anniversary of the date hereof, only one Demand Registration may be requested by each Stockholder; provided that such Stockholder shall not have previously requested two Demand Registrations which were effected, or deemed to have been effected, pursuant to this Agreement, in which event such Stockholder may not request any further Demand Registrations. A registration will not count as one of the Demand Registrations requested by the Stockholder until it has become effective and unless either (i) the requesting Stockholder and Stockholder Affiliates have registered and sold at least 90% of the Registrable Shares they requested be included in such registration or (ii) the registration has remained effective and current for at least 90 days. Acquiror will pay all Registration Expenses in connection with any registration initiated as a Demand Registration requested hereunder. Should a Demand Registration not become effective due to the failure of the Stockholders to perform their obligations under this Agreement or the inability of the Stockholders to reach agreement with the underwriters on price or other customary terms for such transaction (provided that if the registration does not become effective because of such inability then, on one occasion, at the election of the requesting Stockholder, it shall not count as a Demand Registration if the requesting Stockholder pays Acquiror for all of the Registration Expenses in respect thereof), or in the event the requesting Stockholder withdraws or does not pursue the request for the Demand Registration (in each of the foregoing cases, provided that at such time Acquiror is in compliance in all material respects with its obligations under this Agreement), then such Demand Registration shall be deemed to have been effected.

    (ii) Each Demand Registration effected prior to the third anniversary of the date hereof must be in respect of Registrable Shares with a fair market value in excess of $50,000,000; each Demand Registration effected on or after the third anniversary of the date hereof and prior to the fifth anniversary of the date hereof must be in respect of Registrable Shares with a fair market value in excess of $75,000,000; each Demand Registration effected on or after the fifth anniversary of the date hereof must be in respect of Registrable Shares with a fair market value in excess of $100,000,000; in each case, such value shall include Registrable Shares included pursuant to Section 3 hereof.

  (c) Priority on Demand Registrations. If a Demand Registration is an underwritten public offering and the managing underwriters advise Acquiror in writing that in their opinion the number of Registrable Shares and other securities requested to be included in such offering would materially and adversely affect the success of the offering, Acquiror will include in such registration, prior to the inclusion of any securities which are not owned by the Stockholders or Stockholder Affiliates, the number of Registrable Shares requested to be included which in the opinion of such underwriters can be sold without materially and adversely affecting the success of the offering. Whenever a registration requested pursuant to this Section is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

  (d) Restrictions on Registrations. Acquiror will not be obligated to effect any Demand Registration within twelve months after the effective date of a previous Demand Registration. Acquiror may postpone for up to 120 days the filing or effectiveness of a registration statement for a Demand Registration if Acquiror reasonably believes that it would be detrimental or otherwise disadvantageous to Acquiror or its shareholders for such a registration statement to be filed as expeditiously as possible; provided, however, Acquiror cannot exercise its right to postpone the filing or effectiveness of a registration statement for a Demand Registration more than once during any twelve-month period.

  (e) Selection of Underwriters. The requesting Stockholder shall have the right to select the investment banker(s) and manager(s) to administer any public offering of equity securities of Acquiror pursuant to a Demand Registration, subject to Acquiror's approval, which approval shall not be unreasonably withheld.

  3. Piggyback Registrations.

  (a) Right to Piggyback. Subject to the provisions of this Section 3, whenever Acquiror proposes to register any Acquiror Common Stock under the Securities Act for its own account (other than a registration on Form S-4 or S-8 or any substitute or successor form that may be adopted by the SEC) or for the account of any of the holders of Acquiror Common Stock, Acquiror will give written notice to the Stockholders of its intention to effect such a registration and will include in such registration, on the same terms and conditions as apply to Acquiror's or such holder's Acquiror Common Stock, all Registrable Shares that the Stockholders request be included within 15 days after the receipt of Acquiror's notice (a "Piggyback Registration"). Prior to the seventh anniversary of the date hereof, Acquiror is required to include Registrable Shares requested by the Stockholders in an unlimited number of Piggyback Registrations. On or after the seventh anniversary of the date hereof, Acquiror is only required to include Registrable Shares pursuant to this Section 3 in any Demand Registration requested by any other Stockholder. If Acquiror shall determine in its sole discretion not to register or to delay the registration of such Common Stock, Acquiror may, at its election, provide written notice of such determination to the Stockholders and (i) in the case of a determination not to effect a registration, shall thereupon be relieved of the obligation to register such Registrable Shares, and (ii) in the case of a determination to delay a registration, shall thereupon be permitted to delay registering any Registrable Shares for the same period as the delay in respect of the securities of Acquiror being registered for Acquiror's own account.

  (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary offering on behalf of Acquiror, and the managing underwriters for the offering advise Acquiror in writing that in their opinion the number of securities requested to be included in such registration would materially and adversely affect the success of the offering, Acquiror will include in such registration (i) first, the securities Acquiror proposes to sell and (ii) second, on a pro rata basis, Registrable Shares and all other securities.

  (c) Priority on Secondary Registrations.

    (i) If a Piggyback Registration is an underwritten secondary offering on behalf of holders of Acquiror's securities other than holders of Registrable Shares, and the managing underwriters advise Acquiror in writing that in their opinion the number of securities requested to be included in such registration would materially and adversely affect the success of the offering, Acquiror will include in such registration (1) first, the securities included therein held by the holders other than the Stockholders and (2) second, on a pro rata basis, Registrable Shares and all other securities.

    (ii) If a Piggyback Registration is an underwritten secondary offering on behalf of a requesting Stockholder pursuant to such Stockholder's Demand Registration, and the managing underwriters advise Acquiror in writing that in their opinion the number of securities requested to be included in such registration would materially and adversely affect the success of the offering, Acquiror will include in such registration (1) first, Registrable Shares held by the requesting Stockholder, (2) second, other Registrable Shares and (3) third, other securities.

  (d) Selection of Underwriters. If a Piggyback Registration is an underwritten primary registration on behalf of Acquiror, and the Stockholders elect to register and sell Registrable Shares in such registration, Acquiror will have the right to select the investment banker(s) and manager(s) to administer the offering.

  4. Holdback Agreements.

  (a) Each Stockholder agrees that, at the request of the underwriters managing a registered public offering, such Stockholder shall not and such Stockholder shall use best efforts to cause the Stockholder Affiliates to agree to not offer, sell, contract to sell or otherwise dispose of any Acquiror Common Stock, or any securities convertible into or exchangeable or exercisable for Acquiror Common Stock, during the 15-day period prior to, and the 90-day period beginning on, the effective date of the underwritten registration (except as part of such underwritten registration). In order to ensure compliance with the provisions of this Section 4(a), Acquiror hereby agrees to notify each Stockholder as to the status and proposed effective date of any registration statement of Acquiror which is filed with the SEC.

  (b) Acquiror hereby agrees not to effect, except pursuant to employee benefit plans and registrations on Form S-4, any public sale or distribution of any securities of the same class as (or otherwise similar to) the Registrable Shares, or any securities which, with notice, lapse of time and/or payment of monies, are exchangeable or exercisable for or convertible into any such securities, during the 15-day period prior to, and during the 90-day period commencing on, the effective date of a registration statement filed with the SEC in connection with an underwritten offering effected pursuant to
Section 2 of this Agreement (except as part of such underwritten offering). Acquiror agrees to use its reasonable efforts to cause each holder of five percent or more of the outstanding shares of any equity security (or any security convertible into or exchangeable or exercisable for any equity security) of Acquiror purchased from Acquiror at any time other than in a public offering to enter into a similar agreement with the Company.

  5. Registration Procedures. Whenever any Stockholders have requested that any Registrable Shares be registered pursuant to this Agreement, Acquiror will use its reasonable best efforts to effect the registration of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto Acquiror will as expeditiously as possible:

    (a) Prepare and file with the SEC a registration statement with respect to such Registrable Shares and cause such registration statement to become and remain effective for such period, not to exceed 90 days, as may be reasonably necessary to effect the sale of such Registrable Shares and to include in any such registration statement all information which, in the opinion of counsel to the Stockholders and counsel to Acquiror, is reasonably required to be included therein under the Securities Act or which the managing underwriter, in the case of an underwritten public offering, or the investment banker, in the case of a non-underwritten offering, reasonably requests be included therein to facilitate the sale of such securities and which, in the opinion of counsel to Acquiror and counsel to the Stockholders, is customary and may appropriately be included therein under the Securities Act; provided, however, if (i) the effective date of any registration statement filed pursuant to a Demand Registration would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of Acquiror's fiscal year, and (ii) the Securities Act requires Acquiror to include audited financials as of the end of such fiscal year or the Securities Act permits the use of, and the Stockholders have requested that such registration statement include, audited financials as of the end of such fiscal year, Acquiror may delay the filing of such registration statement for such period as is reasonably necessary to include therein its audited financial statements for such fiscal year;

    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days and comply with the provisions of the Securities Act applicable to Acquiror with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition set forth in such registration statement;

    (c) Furnish to the Stockholders and the underwriters such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) as they may reasonably request in order to facilitate the disposition of the Registrable Shares;

    (d) Use reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Stockholders reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Stockholders and Stockholder Affiliates to consummate the disposition in such jurisdictions of the Registrable Shares (provided, however, that Acquiror will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

    (e) Otherwise use its best efforts in connection with each registered offering of Registrable Shares hereunder to comply with all applicable rules and regulations of the SEC, as the same may hereafter be amended, including Section 11(a) of the Securities Act and Rule 158 thereunder.

    (f) Use its best efforts to cause all such Registrable Shares to be listed on each securities exchange or market trading system on which similar securities issued by Acquiror are then listed;

    (g) Enter into such customary agreements (including underwriting agreements that contain such representations and warranties by Acquiror and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 7, provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and holdback arrangements) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Shares;

    (h) Subject to confidentiality restrictions reasonably required by Acquiror, and subject to the reasonableness of the request therefor, make available at reasonable times for inspection by the Stockholders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Stockholders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Acquiror, and cause Acquiror's officers, directors, employees and independent accountants to supply all information reasonably requested by the Stockholders or any such underwriter, attorney accountant or agent in connection with such registration statement; and to the extent reasonably required, cause Acquiror's officers, directors and employees to discuss pertinent aspects of Acquiror's business with the Stockholders and any such underwriter, accountant, agent, representative or advisor in connection with such registration statement;

    (i) Notify the Stockholders promptly after it shall receive notice of the time when such registration statement or amendment thereto has become effective or a prospectus or supplement to any prospectus forming a part of such registration statement has been filed;

    (j) Notify the Stockholders of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for supplemental information;

    (k) Prepare and file with the SEC, promptly upon the request of the Stockholders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel selected by the Stockholders and counsel to Acquiror, is reasonably required under the Securities Act or the rules and regulations thereunder in connection with the distribution of Registrable Shares by the Stockholders;

    (l) Notify the Stockholders of the occurrence of any event during any time when a prospectus relating to such securities is required to be delivered under the Securities Act, as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and in such event, prepare and promptly file with the SEC and promptly notify the Stockholders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any such statements or omissions. The Stockholders agree that, upon receipt of any notice from Acquiror of the occurrence of any event of the kind described in the preceding sentence, the Stockholders will and will cause the Stockholder Affiliates to forthwith discontinue the offer and sale of Registrable Shares pursuant to the registration statement covering such Registrable Shares until receipt by the Stockholders and the Stockholder Affiliates and the Underwriters of the copies of such supplemented or amended prospectus and, if so directed by Acquiror, the Stockholders and the Stockholder Affiliates will deliver to Acquiror all copies, other than permanent file copies then in the Stockholders' and the Stockholder Affiliates' possession, of the most recent prospectus covering such Registrable Shares at the time of receipt of such notice. In the event Acquiror shall give such notice, Acquiror shall extend the 90-day period during which such registration statement shall be maintained effective as provided in Section 5(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when Acquiror shall make available to the Stockholders such supplemented or amended prospectus;

    (m) Advise the Stockholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC or any state authority or agency suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain their withdrawal if such stop order should be issued;

    (n) At the request of any underwriter in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the underwriters, covering such customary matters as such underwriters may reasonably request; and (ii) a comfort letter or letters from the independent certified public accountants of Acquiror addressed to the underwriters, covering such customary matters as such underwriters and sellers may reasonably request, in which letters such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of Acquiror included in the registration statement, the prospectus, or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the SEC;

    (o) Permit the Stockholders, to the extent the Stockholders, in the judgment of their counsel, might be deemed to be a "control person" of Acquiror (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to participate in the preparation of such registration statement and include therein material, furnished to Acquiror in writing which, in the reasonable judgment of the Stockholders and their counsel and counsel to Acquiror, is required to be included therein;

    (p) If any registration statement refers to any Stockholder or Stockholder Affiliate by name or otherwise as the holder of any securities of Acquiror, and if such Stockholder reasonably believes he or she is or may be deemed to be a control person in relation to Acquiror, then the Stockholder shall have the right to require (i) insertion in such registration statement of language, in form and substance reasonably satisfactory to the Stockholder, to the effect that the ownership by the Stockholder of such securities is not to be construed as and is not intended to be a recommendation by the Stockholder of the investment quality of, or the relative merits and risks attendant to the purchase of, Acquiror's securities covered thereby, and that such ownership does not imply that the Stockholder will assist in meeting any future financial or operating requirements of Acquiror, or (ii) in the case where the reference to the Stockholder or Stockholder Affiliate by name or otherwise is not required by the Securities Act or any similar federal or state statute then in effect, the deletion of the reference to the Stockholder or Stockholder Affiliate; and

    (q) Cooperate in the marketing efforts of the underwriters and the Stockholders, including, without limitation, by making available, as reasonably requested by the underwriters and the Stockholders, the senior executive officers of Acquiror for attendance at, and active participation with the underwriters in, informational or so-called "road show" meetings with prospective purchasers of the Registrable Shares being offered, including meeting with groups of such purchasers or with individual purchasers, providing information and answering questions about Acquiror at such meetings, and traveling to locations in the United States and abroad as reasonably selected by the underwriters.

  6. Registration Expenses. All expenses of Acquiror incident to Acquiror's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or Nasdaq, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel) printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Acquiror and its independent certified public accountants (and the expenses of any special audits or reviews performed by such accountants required by or incidental to such performance and compliance), underwriters (excluding discounts and commissions attributable to the securities included in such registration) and other Persons retained by Acquiror (all such expenses being herein called "Registration Expenses"), will be borne by Acquiror. In addition, Acquiror will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, and the expense of any liability insurance obtained by Acquiror. Registration Expenses shall expressly exclude fees and disbursements of counsel to the Stockholders.

  7. Indemnification and Contribution.

  (a) Acquiror agrees to indemnify the Stockholders, their officers and trustees against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 7(c)) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus relating to the Registrable Shares or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in or based upon any information furnished in writing to Acquiror by the Stockholders or any underwriter expressly for use therein or by the Stockholders' or underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Acquiror has furnished the Stockholders or underwriter with a sufficient number of copies of the same. In connection with an underwritten offering, Acquiror will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholders. In connection with an underwritten offering, the underwriters shall be required to agree to indemnify the Stockholders, their officers and trustees, and Acquiror, its officers and directors and each Person who controls Acquiror (within the meaning of the Securities Act) to the same extent as Acquiror agrees to indemnify such underwriters in this Section 7(a), but only as to statements contained in or omitted from any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto in reliance upon written information furnished to Acquiror by such underwriters for use in the preparation thereof. The reimbursements required by this Section 7(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

  (b) In connection with any registration statement in which the Stockholders are participating, it will furnish to Acquiror in writing such information, questionnaires and affidavits as Acquiror reasonably requests for use in connection with any such registration statement or prospectus and will indemnify Acquiror, its directors and officers and each Person who controls Acquiror (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, attorneys' fees except as limited by Section 7(c)) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus relating to the Registrable Shares or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Stockholders. The Stockholders also agree to indemnify and hold harmless any underwriters of the Registrable Shares, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Acquiror provided in this Section 7(b).

  (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. Acquiror also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Acquiror's indemnification is unavailable for any reason.

  (e) If the indemnification from the indemnifying party as provided in this
Section 7 is unavailable or is otherwise insufficient to hold harmless any Person entitled to indemnification in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party shall, to the fullest extent permitted by law, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the Person entitled to indemnification in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made, or relates to information supplied by such indemnifying party, and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or preceding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

  8. Compliance with Rule 144. At the request of the Stockholders, Acquiror will (i) forthwith furnish a written statement of its compliance with the filing requirements of the SEC as set forth in Rule 144 or any similar rules or regulations hereafter adopted by the SEC as such may be amended from time to time, (ii) make available to the public and the Stockholders such information and (iii) take such further actions as the Stockholders shall reasonably request as will enable the Stockholders to be permitted to make sales pursuant to Rule 144 or such similar rules and regulations. All sales of Registrable Shares by the Stockholders must be effected in compliance with applicable law.

  9. Participation in Underwritten Registrations. The Stockholders and Stockholder Affiliates may not participate in any registration hereunder which is underwritten unless they (a) agree to sell Registrable Shares on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (b) complete and execute all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, and (c) furnish in writing to Acquiror such information regarding the Stockholders and Stockholder Affiliates, the plan of distribution of the Registrable Shares and other information as Acquiror may from time to time reasonably request or as may be legally required in connection with such registration.

  10. Miscellaneous.

  (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

  (b) Successors and Assigns. This Agreement shall bind and inure to the benefit of Acquiror and each Stockholder and each other Person who shall become a registered holder of Registrable Shares and their respective successors, heirs, personal representatives and permitted assigns.

  (c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated with respect to any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto.

  (d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

  If to Stockholders:
                  c/o Pulitzer Publishing Company
                  900 North Tucker Boulevard
                  St. Louis, Missouri 63101

  If to Acquiror: Hearst-Argyle Television, Inc.
                  959 Eighth Avenue
                  New York, New York 10106
                  (212) 489-2314 (telecopier)
                  Attention: Dean H. Blythe

  Copy to:        Rogers & Wells LLP
                  200 Park Avenue
                  New York, New York 10166
                  (212) 878-8375 (telecopier)
                  Attention: Steven A. Hobbs, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

  (e) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

  (f) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

  (g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

  (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

  (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

  (j) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said courts or in the states of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

  (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

            [The remainder of this page intentionally left blank.]

  IN WITNESS WHEREOF, Acquiror and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          Hearst-Argyle Television, Inc.


                                          By: _________________________________
                                            Name:
                                            Title:


                                          _____________________________________
                                          Emily Rauh Pulitzer


                                          _____________________________________
                                          David E. Moore


                                          _____________________________________
                                          Michael E. Pulitzer

                                                                      EXHIBIT E

                                 FCC AGREEMENT

                                                  May 25, 1998

Shareholders listed on
Schedule A Attached Hereto

Dear Shareholders:

  Reference is made to that certain Agreement and Plan of Merger by and among Pulitzer Publishing Company ("Company"), Pulitzer Inc. ("Newco"), and Hearst-Argyle Television, Inc. ("Acquiror"), dated as of May 25, 1998 (the "Merger Agreement") (the Company, Newco and Acquiror, collectively herein, the "Parties"). Capitalized terms used and not defined herein will have the same meaning assigned to them in the Merger Agreement.

  Pursuant to the terms of the Merger Agreement, upon consummation of the Transactions, each Shareholder identified in Schedule A hereto (individually herein a "Shareholder" and, collectively, the "Shareholders" or "you") will receive shares of Acquiror Common Stock as specified in the Merger Agreement. In addition, following the consummation of the Transactions, each of you will continue to own certain shares in Newco. The Parties have determined that, under certain circumstances, your respective ownership of shares in Newco and in Acquiror may cause Acquiror to become non-compliant with the rules and regulations of the Federal Communications Commission (the "FCC"), now in effect or as hereafter amended, governing ownership of mass media facilities by broadcast licensees including, but not limited to, the FCC's rules and policies concerning attribution of ownership, see 47 C.F.R. (S) 73.3555 and Notes thereto (collectively, the "FCC Cross-Ownership Rules"), as a consequence of the coincidence of certain mass media properties owned or hereafter acquired by Newco and media properties owned or hereafter acquired by Acquiror.

  The Parties desire to agree upon a plan to achieve compliance at all times with the FCC Cross-Ownership Rules. Accordingly, for and in consideration of the execution of the Merger Agreement, and in order to effectuate its terms, Acquiror or each Shareholder, as the case may be, hereby agrees as follows:

  (1) If any circumstances(s) (each, an "Ownership Conflict") arise(s) at any time (including at the Effective Time), whether as a consequence of action by a Shareholder, Newco or Acquiror (including, without limitation, the acquisition or proposed acquisition of an ownership interest in, or management or control of, or other relationship with, a radio or television broadcast station by Acquiror or any of its subsidiaries) or otherwise, such that the Shareholders' ownership of shares of Acquiror Common Stock would (i) cause Acquiror to be non-compliant with the FCC Cross-Ownership Rules or any other rule, regulation or policy of the FCC (together with the FCC Cross-Ownership Rules, the "FCC Rules") or (ii) restrict or prohibit Acquiror's ability to maintain, renew or obtain any license, approval or authorization granted by the FCC, then each of the Shareholders whose ownership of shares of Acquiror Common Stock is determined, according to the FCC's ownership attribution principles, to be a contributing cause of Acquiror's non-compliance (the "Attributable Shareholders") will exchange its shares of Acquiror Common Stock for new shares in Acquiror (the "Replacement Shares") to the limited extent necessary for Acquiror to be in compliance with the FCC's Cross-Ownership Rules.

  (2) The Replacement Shares shall possess characteristics identical in every respect to the existing shares held by Shareholders, PROVIDED however, that
(i) they will be non-voting in nature, except on such matters as the Rules and Regulations of the FCC and relevant decisions of the FCC would permit, consistent with preserving the non-attributable status of the Replacement Shares, and except as otherwise required by law and (ii) to the extent the Replacement Shares are shares of preferred stock of Acquiror, such replacement Shares shall be senior to the shares of common stock of Acquiror in liquidation as to the par value of such shares. In addition, each Replacement Share shall be convertible into a full voting common share in Acquiror at the Attributable

Shareholder's election at such time as an Ownership Conflict no longer would exist upon such conversion, including, without limitation, in the event that:
(i) a change in either Acquiror's ownership of mass media facilities or Newco's ownership of mass media facilities, or both, makes the Replacement Shares no longer necessary to preserve Acquiror's compliance with the FCC Rules; (ii) the FCC Rules are repealed or amended or other circumstances arise such that the Replacement Shares are no longer necessary to preserve Acquiror's compliance therewith; or (iii) any Attributable Shareholder desires to sell or otherwise transfer the Replacement Shares to a person or persons whose ownership of such shares will not result in an Ownership Conflict; it being agreed that, except in the case of an open market sale or public offering, Acquiror may require an opinion of counsel to the Attributable Shareholder, which opinion shall be reasonably acceptable to Acquiror as a condition to such conversion.

  (3) Unless otherwise agreed upon by the Shareholders and Acquiror, the Replacement Shares shall be exchanged for shares of Acquiror Common Stock on a pro-rata basis among the Attributable Shareholders.

  (4) For, and in consideration of, the exchange of the Replacement Shares for the shares of Acquiror Common Stock, each Attributable Shareholder shall, concurrently with such exchange, surrender to Acquiror a number of the Shareholder's existing shares in Acquiror equal to the number of Replacement Shares received.

  (5) As a condition of any transfer of Acquiror Common Stock by Shareholder, as a result of which the transferee shall hold a direct or indirect interest in 5% or more of Acquiror's outstanding shares of voting capital stock, the Shareholder shall cause such transferee to execute and deliver to Acquiror a joinder agreement whereby such transferee shall agree to take and hold such Acquiror Common Stock subject to this Letter Agreement and to all the obligations and restrictions upon the transferor Shareholder and to observe and comply with this Letter Agreement and with such obligations and restrictions. Each Shareholder understands that stop transfer instructions will be given to Acquiror's transfer agents with respect to Acquiror Common Stock and that there will be placed on the certificates for Acquiror Common Stock issued to the Shareholder, or any substitutions therefor, a legend stating in substance:

           THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED MAY 25, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND HEARST-ARGYLE TELEVISION, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HEARST-ARGYLE TELEVISION, INC.

  (6) Acquiror shall take any and all actions necessary to deliver the Replacement Shares in exchange for each Shareholder's existing shares of Acquiror Common Stock in accordance with the terms of this Letter Agreement. From time to time, the Shareholder shall provide to Acquiror and Acquiror shall provide to Shareholder such information as shall be reasonably necessary to effectuate this Letter Agreement.

  If you agree to the terms of this Letter Agreement, please indicate your assent by countersigning where indicated below and returning this letter to us.

                                          Very truly yours,

                                          Hearst-Argyle Television, Inc.


                                          By:__________________________________
                                            Name:
                                            Title:

Agreed to and Accepted by:

EMILY RAUH PULITZER, JAMES V.
MALONEY AND WILLIAM BUSH, SUCCESSOR
TRUSTEES OF MARITAL TRUST A U/T
JOSEPH PULITZER, JR. DTD 6/12/74, AS
AMENDED 10/20/92

By:__________________________________
     Emily Rauh Pulitzer, Trustee

By:__________________________________
       James V. Maloney, Trustee

By:__________________________________
         William Bush, Trustee

EMILY RAUH PULITZER, JAMES V.
MALONEY AND WILLIAM BUSH, SUCCESSOR
TRUSTEES OF MARITAL TRUST B U/T
JOSEPH PULITZER, JR. DTD 6/12/74, AS
AMENDED 10/20/92

By:__________________________________
     Emily Rauh Pulitzer, Trustee

By:__________________________________
       James V. Maloney, Trustee

By:__________________________________
         William Bush, Trustee

_____________________________________
Emily Rauh Pulitzer

EMILY RAUH PULITZER, AS TRUSTEE OF
THE PULITZER FAMILY TRUST

By:__________________________________
     Emily Rauh Pulitzer, Trustee

SPRING FOUNDATION

By:__________________________________
       Name: Emily Rauh Pulitzer
        Title:

_____________________________________
David E. Moore

DAVID E. MOORE, TRUSTEE OF DAVID E.
MOORE 1998 GRANTOR ANNUITY TRUST DTD
2/5/98

By:__________________________________
        David E. Moore, Trustee

MICHAEL E. PULITZER, TRUSTEE OF U/A
DTD 3/22/82 F/B/O MICHAEL E.
PULITZER

By:__________________________________
     Michael E. Pulitzer, Trustee

RICHARD A. PALMER, TRUSTEE OF U/A
DTD 8/16/83 F/B/O MICHAEL E.
PULITZER

By:__________________________________
      Richard A. Palmer, Trustee

THE CEIL AND MICHAEL E. PULITZER
FOUNDATION, INC.

By:__________________________________
    Michael E. Pulitzer, President

                                   SCHEDULE A

             Shareholders of Company to Receive Shares In Acquiror

                     Emily Rauh Pulitzer, James V. Maloney
                     and William Bush, Successor Trustees
                     of Marital Trust A U/T Joseph Pulitzer, Jr.
                     dtd. 6/12/74, As Amended 10/20/92

                     Emily Rauh Pulitzer, James V. Maloney
                     and William Bush, Successor Trustees
                     of Marital Trust B U/T Joseph Pulitzer, Jr.
                     dtd. 6/12/74, As Amended 10/20/92

                     Emily Rauh Pulitzer

                     Emily Rauh Pulitzer, as Trustee of
                     the Pulitzer Family Trust

                     Spring Foundation

                     David E. Moore

                     David E. Moore, Trustee
                     of David E. Moore
                     1998 Grantor Annuity Trust dtd 2/5/98

                     Michael E. Pulitzer, Trustee of U/A
                     dtd 3/22/82 F/B/O Michael E. Pulitzer

                     Richard A. Palmer, Trustee of U/A
                     dtd 8/16/83 F/B/O Michael E. Pulitzer

                     The Ceil and Michael E. Pulitzer Foundation,
                     Inc.

                                                                      EXHIBIT F

                        BOARD REPRESENTATION AGREEMENT

  This Board Representation Agreement, dated as of May 25, 1998 (this "Agreement"), is by and among Hearst-Argyle Television, Inc., a Delaware corporation ("Acquiror"), Hearst Broadcasting, Inc. (the "Acquiror Stockholder") and Emily Rauh Pulitzer, Michael E. Pulitzer and David E. Moore (collectively, the "Pulitzer Class B Holders").

  WHEREAS, the Acquiror Stockholder owns 41,298,648 shares of Acquiror's Series B Common Stock, par value $.01 per share, and 774,027 shares of Acquiror's Series A Common Stock, par value $.01 per share (all shares of such stock now owned and which may hereafter be acquired by the Acquiror Stockholder prior to the termination of this Agreement are referred to herein as the "Acquiror Shares");

  WHEREAS, Pulitzer Publishing Company, a Delaware corporation (the "Company"), Pulitzer Inc., a Delaware corporation ("Newco") and wholly owned subsidiary of the Company, and Acquiror have entered into a Merger Agreement, dated May 25, 1998 (the "Merger Agreement"), which provides, among other things, that the Company will merge with and into Acquiror (the "Merger") (this and other capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Merger Agreement);

  WHEREAS, in connection with the Merger, the Pulitzer Class B Holders will be entitled to receive beneficial ownership of shares of Series A Common Stock of Acquiror in respect of 14,537,808 shares of Class B Common Stock of the Company beneficially owned by the Pulitzer Class B Holders prior to the Merger (all such shares received by the Pulitzer Class B Holders in the Merger, the "PCBH Shares"), and it is the desire of the Pulitzer Class B Holders that they have the right to designate for election one or two members of the board of directors of Acquiror (the "Acquiror Board") following the consummation of the Merger;

  WHEREAS, pursuant to the Merger Agreement, Acquiror has agreed to cause Michael E. Pulitzer and Ken J. Elkins (together, the "Initial PCBH Designees") to be elected to the Acquiror Board as set forth herein following consummation of the Merger; and

  WHEREAS, it is a condition to the Company's and Newco's obligation to consummate the Merger that the parties hereto enter into this Agreement;

  NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

  1. REPRESENTATION ON ACQUIROR BOARD.

  (a) Subject to Section 1(b), the Pulitzer Class B Holders shall be entitled to representation on the Acquiror Board through the Initial PCBH Designees. These designees shall be proposed for election to the Acquiror Board either:
(i) if following the consummation of the Merger there are one or more vacancies on such Board or the members of such Board have the power to create new directorships, at the first meeting of the Acquiror Board following consummation of the Merger at which meeting the Initial PCBH Designees shall be elected or (ii) if there are no such vacancies or power to create new directorships, at the first meeting of stockholders of Acquiror held after consummation of the Merger. Following such election of the Initial PCBH Designees, in each instance in which individuals are nominated for election to the Acquiror Board, Acquiror shall cause to be nominated for election to the Acquiror Board the individuals designated by the Pulitzer Class B Holders (the "PCBH Designees") as of the date of nomination, in the manner and subject to the conditions set forth in this Section 1. Acquiror shall cause such PCBH Designees to be validly and timely nominated for election to the Acquiror Board in the same manner as other proposed directors who may be elected by the Acquiror Stockholder are nominated, and the Acquiror Stockholder shall vote its Acquiror Shares in favor of the election of the PCBH Designees, and Acquiror shall use its best efforts to take such other action as may be reasonably necessary to cause such PCBH Designees to be so elected. If any Initial PCBH Designee or PCBH Designee who serves on the Acquiror Board ceases, for any reason, to serve on the Acquiror Board (other than pursuant to Section 1(b) or Section 2 or as a result of the expiration of the specified term of such Initial PCBH Designee or PCBH Designee), Acquiror shall use its best efforts to take all actions reasonably necessary to cause the vacancy to be filled, as soon as practicable, by an individual designated by the Pulitzer Class B Holders (a "Replacement PCBH Designee"), but in any event no later than the first meeting of the Acquiror Board following cessation of service by such Initial PCBH Designee or PCBH Designee. Each Initial PCBH Designee, PCBH Designee or Replacement PCBH Designee shall be reasonably acceptable to Acquiror and shall be eligible to serve on the Acquiror Board under applicable law.

  (b) Notwithstanding anything to the contrary herein, in the event that, as a result of the nomination and/or appointment of, or the Pulitzer Class B Holders' right to designate, a proposed Initial PCBH Designee, PCBH Designee or Replacement PCBH Designee, the following (an "Ownership Conflict") shall occur and be continuing: (i) Acquiror or any of its subsidiaries is (or, as a result of any proposed acquisition of an ownership interest in, or management or control of, or other relationship with, a radio or television broadcast station by Acquiror or any of its subsidiaries, any of them would be) in violation of the rules and regulations of the Federal Communications Commission (the "FCC"), now in effect or as hereafter amended, governing ownership of mass media facilities by broadcast licensees including, but not limited to, the FCC's rules and policies concerning attribution of ownership, see 47 C.F.R. (S) 73.3555 and Notes thereto (collectively, the "FCC Cross-Ownership Rules") or any other rule, regulation or policy of the FCC, or (ii) Acquiror or any of its subsidiaries is not (or, as a result of any proposed acquisition of an ownership interest in, or management or control of, or other relationship with, a radio or television broadcast station by Acquiror or any of its subsidiaries, any of them would not be) entitled to maintain, renew or obtain any license, approval or authorization granted by the FCC; then all obligations on the part of Acquiror and the Acquiror Stockholder under this Agreement shall be suspended until the Ownership Conflict shall cease to be continuing. If the Pulitzer Class B Holders shall not be permitted by virtue of this Section 1(b) to representation on the Acquiror Board as described herein, or if the Pulitzer Class B Holders should elect from time to time observer status in lieu of a seat or seats on the Acquiror Board by written notice to Acquiror and the Acquiror Stockholder, then to the extent permitted by law, including but not limited to the rules, regulations and policies of the FCC, and except as would not cause any loss of attorney-client privilege by Acquiror or any of its subsidiaries, the Pulitzer Class B Holders shall for the period of this Agreement be entitled to designate a non-voting observer or observers who shall be entitled to notice of and to attend all meetings of the Acquiror Board and to receive or review, as the case may be, copies of all documents provided to members of the Acquiror Board. Such observer or observers shall enter into customary confidentiality arrangements with Acquiror. Subject to the provisions of this Section 1(b), at any time and from time to time, the Pulitzer Class B Holders may nominate for election pursuant to Section 1(a) above a Replacement PCBH Designee in lieu of such observer or observers.

  2. TERMINATION OF RIGHTS. The rights of the Pulitzer Class B Holders under
Section 1 hereof shall terminate upon the earliest of (i) the date on which the Pulitzer Class B Holders or their respective affiliates cease to beneficially own at least an aggregate of 50% of the PCBH Shares (as equitably adjusted for stock splits, combinations, dividends, corporate reorganizations and similar events) or (ii) the date on which the Pulitzer Class B Holders elect to terminate Section 1 of this Agreement by notice to the other parties hereto.

  3. REPRESENTATIONS AND WARRANTIES OF ACQUIROR. Acquiror represents and warrants to the Pulitzer Class B Holders that:

    (a) Acquiror has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Acquiror and the performance of its obligations hereunder have been duly and validly authorized by Acquiror, and no other proceedings on the part of Acquiror are necessary to authorize the execution and delivery of this Agreement or to perform such obligations except approval of Acquiror Board of a resolution increasing the size of Acquiror Board as provided herein and election of the PCBH Designees as provided herein. This Agreement has been duly and validly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a legal, valid and binding obligation of Acquiror enforceable against Acquiror in accordance with its terms, subject to (x) the Enforceability Exceptions and (y) as the same may be limited under the FCC Cross-Ownership Rules.

    (b) The execution and delivery of this Agreement by Acquiror do not, and the performance of this Agreement by Acquiror will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Acquiror, (ii) except as described in Section 3(c), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Acquiror or by which any of Acquiror's property may be bound or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Acquiror's properties pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror or Acquiror's properties are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by Acquiror of its obligations under this Agreement.

    (c) The execution and delivery of this Agreement by Acquiror do not, and the performance of this Agreement by Acquiror will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except (i) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by Acquiror of Acquiror's obligations under this Agreement, (ii) filings with the SEC under the Exchange Act and (iii) any waiver, consent or declaratory ruling by, or any filing with, the FCC with respect to the FCC Cross-Ownership Rules to the extent that such Rules and Regulations may prohibit the performance of the Acquiror's obligations hereunder, or as may be otherwise required by the rules, regulations and policies of the FCC.

  4. REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR STOCKHOLDER. The Acquiror Stockholder represents and warrants to the Pulitzer Class B Holders as follows:

    (a) The Acquiror Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Acquiror Stockholder and the performance of the Acquiror Stockholder's obligations hereunder have been duly and validly authorized by the Acquiror Stockholder, and no other corporate proceedings on the part of the Acquiror Stockholder are necessary to authorize the execution and delivery of this Agreement or to perform such obligations. This Agreement has been duly and validly executed and delivered by the Acquiror Stockholder and, assuming the due authorization, execution and delivery hereof by each other party hereto, constitutes a legal, valid and binding obligation of the Acquiror Stockholder enforceable against the Acquiror Stockholder in accordance with its terms, subject to (x) the Enforceability Exceptions and (y) as the same may be limited under the FCC Cross-Ownership Rules.

    (b) The execution and delivery of this Agreement by the Acquiror Stockholder do not, and the performance of this Agreement by the Acquiror Stockholder will not, (i) conflict with or violate the Certificate of Incorporation or By- laws of the Acquiror Stockholder, (ii) except as described in Section 4(c) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to such Acquiror Stockholder or by which the Acquiror Shares are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Acquiror Shares pursuant to, any note, bond, mortgage, indenture contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Acquiror Stockholder is a party or by which the Acquiror Shares are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by the Acquiror Stockholder of its obligations under this Agreement.

    (c) The execution and delivery of this Agreement by the Acquiror Stockholder do not, and the performance of this Agreement by such Acquiror Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body, except (i) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by the Acquiror Stockholder of its obligations under this Agreement, (ii) filings with the SEC under the Exchange Act and (iii) any waiver, consent or declaratory ruling by, or any filing with, the FCC with respect to the FCC Cross- Ownership Rules, to the extent that such FCC Cross-Ownership Rules may prohibit the performance of the Acquiror Stockholder's obligations hereunder, or as may be otherwise required by the rules, regulations and policies of the FCC.

    (d) The Acquiror Stockholder is the owner of the Acquiror Shares free and clear of all options, rights of first refusal, agreements, limitations on voting rights, and Liens. The Acquiror Stockholder has sole voting power with respect to the Acquiror Shares or has the power to direct the voting of the Acquiror Shares. The Acquiror Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Acquiror Shares, other than pursuant to the Acquiror Voting Agreement, dated May 25, 1998, among the Acquiror Stockholder and the Company, or as otherwise disclosed in Schedule 5.05(a) to the Merger Agreement. The Acquiror Stockholder has sole voting power with respect to the Acquiror Shares, and the person executing this Agreement on behalf of the Acquiror Stockholder has the power to direct the voting of such Acquiror Shares.

  5. NO PROHIBITION ON TRANSFERS. Nothing in this Agreement shall prevent the Acquiror Stockholder from offering, selling, transferring, pledging or in any other way disposing of or placing encumbrances upon the Acquiror Shares.

  6. COMPENSATION, EXPENSES, INSURANCE. The Initial PCBH Designees, PCBH Designees and Replacement PCBH Designees serving on the Acquiror Board shall be entitled to fees and other compensation, participation in option, stock or other benefit plans for which directors are eligible, reimbursement of expenses, and directors and officers liability insurance and indemnities on an equal basis with other members of the Acquiror Board.

  7. PROVISIONS SPECIFICALLY ENFORCEABLE.

  (a) The obligations of Acquiror and the Acquiror Stockholder under this Agreement are unique. Acquiror and the Acquiror Stockholder acknowledge that it would be extremely difficult or impracticable to measure the resulting damages caused by any breach of this Agreement. Acquiror and the Acquiror Stockholder agree that, in the event of a breach of this Agreement by either Acquiror or the Acquiror Stockholder, the Pulitzer Class B Holders, in addition to any other available rights or remedies, shall be entitled to specific performance of the obligations of Acquiror and the Acquiror Stockholder under this Agreement, and Acquiror and the Acquiror Stockholder expressly agree that a remedy in damages will not be adequate.

  (b) The remedies provided in this Section 7 are cumulative and are in addition to any other remedies in law or equity which may be available to the Pulitzer Class B Holders. The election of one or more remedies shall not bar the use of other remedies unless circumstances make the remedies incompatible.

  8. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of law applicable hereto.

  9. ATTORNEY'S FEE. In any action to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and court costs and other nonreimbursable litigation expenses, such as expert witness fees and investigation expenses.

  10. MERGER AND MODIFICATION. This Agreement sets forth the entire agreement between the parties relating to the subject matter hereof, and supersedes all other oral or written agreements. This Agreement may be modified or terminated only in a writing signed by all parties.

  11. BINDING ON SUCCESSORS. This Agreement shall be binding upon Acquiror, the Acquiror Stockholder and their respective successors and assigns.

  12. RULES OF CONSTRUCTION. All section captions are for convenience of reference only, and shall not be considered in construing this Agreement.

  13. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answerback, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows: (a) if to the Pulitzer Class B Holders, c/o Pulitzer Publishing Company, 900 North Tucker Boulevard, St. Louis, Missouri 63101, (b) if to the Acquiror Stockholder, Hearst Broadcasting, Inc., 959 Eighth Avenue, New York, New York 10166, attention: James M. Asher, with a copy to Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, attention: Steven A. Hobbs, Esq., and (c) if to Acquiror, Hearst-Argyle Television, Inc., 959 Eighth Avenue, New York, New York 10106, attention: Dean
H. Blythe, with a copy to Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, attention: Steven A. Hobbs, Esq., or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first business day at the place at which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

  14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

            [The remainder of this page intentionally left blank.]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                          HEARST-ARGYLE TELEVISION, INC.

                                            By:________________________________
                                                 Name:
                                                 Title:

                                          HEARST BROADCASTING, INC.

                                            By:________________________________
                                                 Name:
                                                 Title:

                                              _________________________________
                                              Emily Rauh Pulitzer

                                              _________________________________
                                              Michael E. Pulitzer

                                              _________________________________
                                              David E. Moore

                                                                      EXHIBIT G

                                                  May 25, 1998

Hearst-Argyle Television, Inc.
959 Eighth Avenue
New York, New York 10106

Ladies and Gentlemen:

  Reference is made to that certain Agreement and Plan of Merger by and among Pulitzer Publishing Company (the "Company"), Pulitzer Inc. ("Newco") and Hearst-Argyle Television, Inc. ("Acquiror"), dated of even date herewith (the "Merger Agreement") (the Company, Newco, and Acquiror, collectively herein, the "Parties"). Capitalized terms used and not defined herein will have the same meanings assigned to them in the Merger Agreement.

  On the Consummation Date (as defined below), Acquiror shall acquire, and Newco shall cause to be transferred, assigned and delivered to Acquiror (by delivery of the stock certificates therefor accompanied by stock powers endorsed in favor of Acquiror), all the issued and outstanding shares of capital stock (the "Shares") of Pulitzer Sports, Inc. ("PSI"), free and clear of all Liens other than the Baseball Consents (as defined below).

  In consideration of the transfer, assignment and delivery of the Shares to Acquiror, Acquiror shall wire transfer to Newco, on the Consummation Date, the sum of $5,000,000.00.

  The Consummation Date shall be the later of (i) the Effective Time or (ii) three (3) business days after all necessary consents and authorizations of Major League Baseball and the National League with respect to the transactions contemplated hereby (the "Baseball Consents").

  Newco represents, warrants and covenants that:

  1. On the date hereof, all of the Shares are, and on the Consummation Date the Shares will be, duly authorized, validly issued, fully paid and non-assessable. There are no, and on the Consummation Date there will not be, any voting trusts, proxies or other agreements to which PSI is a party with respect to the voting of the capital stock of PSI. PBC owns, and on the Consummation Date Newco will own, and Newco will convey to Acquiror valid title to, the Shares, free and clear of all Liens other than the Baseball Consents. The Shares constitute, and on the Consummation Date will constitute, all of the issued and outstanding capital stock of PSI, and there are, and on the Consummation Date there will be, no outstanding options, warrants, rights or other securities which upon conversion, exchange or exercise would require PSI to issue any shares of its capital stock.

  2. PSI has, and on the Consummation Date will have, no liabilities or obligations except pursuant to the Third Amended and Restated Agreement of Limited Partnership of AZPB Limited Partnership, dated December 31, 1996, as it may be amended from time to time (the "Partnership Agreement").

  3. PSI owns, and on the Consummation Date will own, valid title to partnership interests in AZPB Limited Partnership for which interests PSI paid an aggregate of $6,000,000, free and clear of all Liens other than the Baseball Consents, and subject to the terms and conditions of the Partnership Agreement.

  The Parties will cooperate with one another and take commercially reasonable steps to obtain the Baseball Consents.

  The rights and obligations of the Parties hereunder shall automatically terminate upon termination of the Merger Agreement in accordance with Section
8.01 thereof, and thereafter no Party shall have any further obligation or liability to any other Party hereto.

  This Letter Agreement incorporates by reference the provisions of Article IX of the Merger Agreement, provided that all references to "this Agreement" therein shall be deemed to refer to this Letter Agreement and the reference to the "Closing Date" in Section 9.01 thereunder shall be deemed to refer to the Consummation Date.

  If this Letter Agreement correctly sets forth our agreement, please so indicate in the space provided below.

                                          Very truly yours,

                                          PULITZER PUBLISHING COMPANY
                                          PULITZER INC.


                                          By: _________________________________
                                            Name:
                                            Title:

Agreed and Accepted

HEARST-ARGYLE TELEVISION, INC.

By: _________________________________
 Name:
 Title:

                                                                      EXHIBIT H

                           ACQUIROR VOTING AGREEMENT

  ACQUIROR VOTING AGREEMENT (this "Agreement"), dated May 25, 1998, between Pulitzer Publishing Company, a Delaware corporation (the "Company") and Hearst Broadcasting, Inc., a Delaware corporation (the "Acquiror Stockholder").

                             W I T N E S S E T H:

  WHEREAS, concurrently herewith, Hearst-Argyle Television, Inc., a Delaware corporation ("Acquiror"), and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Company will be merged with and into Acquiror (the "Merger");

  WHEREAS, the Acquiror Stockholder controls or owns all of the issued and outstanding shares of Series B Common Stock, par value $.01 per share, of Acquiror; and

  WHEREAS, as an inducement and a condition to entering into the Merger Agreement, the Company has required that the Acquiror Stockholder agrees, and the Acquiror Stockholder has agreed, to enter into this Agreement;

  NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

  1. Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement, "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Notwithstanding the foregoing, securities Beneficially Owned by a Person shall not include securities which are actually owned by other Persons but which such Person may be deemed to Beneficially Own under Rule 13d-3 under the Exchange Act solely because such Person may be deemed to be part of a "group" with such other Persons as within the meaning of Section 13(d)(3) of the Exchange Act.

  2. Provisions Concerning the Shares.

    (a) The Acquiror Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or the date on which the Merger Agreement is terminated in accordance with its terms, at any meeting of the holders of any capital stock of Acquiror ("Acquiror Stock"), however called, or in connection with any written consent of the holders of Acquiror Stock, the Acquiror Stockholder shall vote (or cause to be voted) all shares of Acquiror Stock held of record or Beneficially Owned by the Acquiror Stockholder, whether heretofore owned or hereafter acquired (collectively, the "Shares"), (i) in favor of the Merger, the execution and delivery by Acquiror of the Merger Agreement and the approval of the terms thereof, and each of the other transactions and actions contemplated by the Merger Agreement and this Agreement (and the matters related to the consummation thereof) and any actions required in furtherance thereof and hereof; and (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Acquiror under the Merger Agreement or this Agreement or that would result in any of the conditions to the obligations of Acquiror under the Merger Agreement not being fulfilled.

    (b) In the event of a stock dividend or distribution, or any change in Acquiror Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

  3. Other Representations, Warranties and Covenants. The Acquiror Stockholder hereby represents, warrants and covenants to the Company as follows:

    (a) Ownership of Shares. The Acquiror Stockholder Beneficially Owns all of the Shares, free and clear of all Liens, constituting all of the issued and outstanding shares of Series B Common Stock, and has sole voting power or sole power to issue instructions with respect to the matters covered hereby.

    (b) Power; Binding Agreement. The Acquiror Stockholder has the legal capacity, power and authority to enter into and perform all of the Acquiror Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Acquiror Stockholder will not violate any other agreement to which the Acquiror Stockholder is a party, including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered and authorized by the Acquiror Stockholder and constitutes a valid and binding agreement of the Acquiror Stockholder, enforceable against the Acquiror Stockholder in accordance with its terms.

    (c) No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Acquiror Stockholder and the consummation by the Acquiror Stockholder of the transactions contemplated hereby (other than filings with the SEC or FCC), and (ii) none of the execution and delivery of this Agreement by the Acquiror Stockholder, the consummation by the Acquiror Stockholder of the transactions contemplated hereby or compliance by the Acquiror Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Acquiror Stockholder is a party or by which the Acquiror Stockholder or any of the Acquiror Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Acquiror Stockholder or any of the Acquiror Stockholder's properties or assets.

    (d) Restriction on Transfers, Proxies and Non-Interference. Beginning on the date hereof and continuing until this Agreement terminates pursuant to
  Section 4, except as applicable in connection with the transactions contemplated by the Merger Agreement, the Acquiror Stockholder shall not, directly or indirectly, (i) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into or amend a voting agreement with respect to any Shares, or
  (ii) take any action that would have the effect of preventing or disabling the Acquiror Stockholder from performing the Acquiror Stockholder's obligations under this Agreement.

    (e) Reliance by the Company. The Acquiror Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Acquiror Stockholder's execution and delivery of this Agreement.

    (f) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

  4. Termination. Except as otherwise provided in Section 2 of this Agreement, this Agreement shall terminate (a) in the event the Merger Agreement is terminated in accordance with its terms upon such termination, and (b) in the event the Merger is consummated, upon the Effective Time; provided that no such termination shall relieve any party of liability for a breach hereof prior to termination.

  5. Miscellaneous.

    (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

    (b) Certain Events. The Acquiror Stockholder agrees that (i) this Agreement and the obligations hereunder shall attach to the Acquiror Stockholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Acquiror Stockholder's heir, guardians, administrators or successors and (ii) it shall not sell, transfer, pledge, assign or otherwise dispose of ("Transfer"), or enter into any contract, option or other arrangement with respect to the Transfer of, any shares of Acquiror Stock held by the Acquiror Stockholder, unless as a condition of such Transfer, the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

    (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, and any purported assignment in violation hereof shall be null and void.

    (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

    (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communica- tions hereunder shall be delivered to the respective parties at the following addresses:

    If to Acquiror Stockholder:  Hearst Broadcasting, Inc.
                                 959 Eighth Avenue
                                 New York, New York 10106
                                 Attention: James M. Asher

    Copy to:                     Rogers & Wells LLP
                                 200 Park Avenue
                                 New York, New York 10166
                                 (212) 878-8417 (telecopier)
                                 Attention: Steven A. Hobbs, Esq.

    If to the Company:           Pulitzer Publishing Company
                                 900 North Tucker Boulevard
                                 St. Louis, Missouri 63101
                                 (314) 340-3125 (telecopier)
                                 Attention: Michael E. Pulitzer

    Copy to:                     Fulbright & Jaworski L.L.P.
                                 666 Fifth Avenue
                                 New York, New York 10103
                                 (212) 752-5958 (telecopier)
                                 Attention: Richard A. Palmer, Esq.

  or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

    (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

    (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

    (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

    (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

    (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

    (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

    (l) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

    (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

  IN WITNESS WHEREOF, the Company and the Acquiror Stockholder have caused this Agreement to be duly executed as of the day and year first above written.
                                          Pulitzer Publishing Company

                                          By: _________________________________
                                            Name:
                                            Title:

                                          Hearst Broadcasting, Inc.

                                          By: _________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT I

                AMENDED AND RESTATED PULITZER VOTING AGREEMENT

  AMENDED AND RESTATED PULITZER VOTING AGREEMENT (this "Agreement"), dated as of May 25, 1998, among Hearst-Argyle Television, Inc., a Delaware corporation ("Acquiror"), and each of the stockholders of Pulitzer Publishing Company, a Delaware corporation (the "Company"), listed on Schedule I hereto (each a "Stockholder" and, collectively, the "Stockholders").

                                  WITNESSETH:

  WHEREAS, concurrently herewith, Acquiror and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Company will be merged with and into Acquiror (the "Merger");

  WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Acquiror has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement; and

  WHEREAS, the parties hereto have determined to amend certain provisions of this Agreement and to amend and restate this Agreement in accordance herewith.

  NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

  1. Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

    (a) "Company Stock" shall mean at any time, collectively, the Company Common Stock and the Company Class B Common Stock.

    (b) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Notwithstanding the foregoing, securities Beneficially Owned by a Person shall not include securities which are actually owned by other Persons but which such Person may be deemed to Beneficially Own under Rule 13d-3 under the Exchange Act solely because such Person may be deemed to be part of a "group" with such other Persons as within the meaning of Section 13(d)(3) of the Exchange Act.

  2. Provisions Concerning Company Stock.

  (a) Each Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or the date on which the Merger Agreement is terminated in accordance with its terms, at any meeting of the holders of Company Stock, however called, or in connection with any written consent of the holders of Company Stock, such Stockholder shall vote (or cause to be voted) all shares of Company Stock held of record or Beneficially Owned by such Stockholder, whether heretofore owned or hereafter acquired (collectively, the "Shares"), (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the Contribution Agreement, and the approval of the terms thereof, and each of the other transactions and actions contemplated by the Merger Agreement (and the matters related to the consummation thereof), the Contribution Agreement and this Agreement and any actions required in furtherance thereof and hereof;
(ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, the Contribution Agreement or this Agreement or that would result in any of the conditions to the obligations of the Company under the Merger Agreement not being fulfilled; and (iii) except as otherwise agreed to in writing in advance by Acquiror, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement and the Contribution Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) any change in a majority of the Persons who constitute the board of directors of the Company; (D) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (E) any other material change in the Company's corporate structure or business; or (F) any other action involving the Company or its Subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by the Merger Agreement, the Contribution Agreement and this Agreement.

  (b) In the event that any Stockholder desires to sell any shares of Company Common Stock prior to the Effective Time, Acquiror shall cooperate (at the Stockholder's or the Company's expense) in the marketing efforts of the underwriters and/or the Stockholder and any underwriter retained by the Stockholder, including, without limitation, by making available, as reasonably requested by the underwriters and/or the Stockholder, the senior executive officers of Acquiror for attendance at, and active participation with the underwriters in, informational or so-called "road show" meetings with prospective purchasers of the Company Common Stock being offered, including meeting with groups of such purchasers or with individual purchasers, providing information and answering questions about Acquiror at such meetings, and traveling to locations in the United States and abroad as reasonably selected by the Stockholder and/or underwriters.

  (c) In the event of a stock dividend or distribution, or any change in the Company Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

  3. Other Representations, Warranties and Covenants. Each Stockholder hereby represents, warrants and covenants to Acquiror as follows:

    (a) Ownership of Shares. Such Stockholder is, as of the date hereof, the record holder of, in his or her capacity as trustee under the Voting Trust Agreement (as defined below), and Beneficially Owns the number of shares of Company Stock set forth opposite such Stockholder's name on Schedule I hereto. As of the date hereof, the Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the Shares owned of record or Beneficially Owned by such Stockholder. Such Stockholder has sole voting power or sole power to issue instructions with respect to the matters covered hereby, except as provided by that certain Voting Trust Agreement, dated as of June 19, 1995, among the Stockholders and the other Persons named therein (the "Voting Trust Agreement").

    (b) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, the Voting Trust Agreement and any other voting agreement, stockholders agreement or voting trust and, with respect to any Stockholder that is not a natural person, the trust agreement or other applicable constituent document of such Stockholder. This Agreement has been duly and validly executed and delivered and authorized, to the extent required, by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such Person in accordance with its terms. A true and complete copy of the Voting Trust Agreement has been delivered to Acquiror.

    (c) No Conflicts. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby (other than filings with the SEC or FCC), and (ii) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

    (d) No Encumbrances. Except for transfers of a Stockholder's Shares made without violation of Section 6(b), such Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the trustees under the Voting Trust Agreement for the benefit of such Stockholder.

    (e) Restriction on Transfers, Proxies and Non-Interference. Beginning on the date hereof and continuing until this Agreement terminates pursuant to
  Section 4, except as applicable in connection with the transactions contemplated by the Merger Agreement, no Stockholder shall, directly or indirectly, (i) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into or amend a voting agreement (except as the Voting Trust Agreement may be amended to permit conversion of shares of Class B Common Stock into Common Stock) with respect to any Shares, or (ii) take any action that would have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement; provided, however, that nothing contained in this Agreement shall restrict the ability of any Stockholders to convert his, her or its shares of Class B Common Stock into Common Stock.

    (f) Reliance by Acquiror. Such Stockholder understands and acknowledges that Acquiror is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

    (g) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

  4. Termination. Except as otherwise provided in Section 2 of this Agreement, this Agreement shall terminate (a) in the event the Merger Agreement is terminated in accordance with its terms (including, without limitation, Section 8.01(d) of the Merger Agreement), upon such termination, and (b) in the event the Merger is consummated, upon the Effective Time; provided, that no such termination shall relieve any party of liability for a breach hereof prior to termination.

  5. Stockholder Capacity. No Person executing this Agreement who is or becomes during the term hereof a director of the Company makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and/or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Shares.

  6. Miscellaneous.

  (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

  (b) Certain Events. Each Stockholder agrees that (i) this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heir, guardians, administrators or successors and (ii) such Stockholder shall not sell, transfer, pledge, assign or otherwise dispose of ("Transfer"), or enter into any contract, option or other arrangement with respect to the Transfer of any, of such Stockholder's Shares or of any voting certificates such Stockholder may hold in connection with the Voting Trust Agreement or instruct or permit the trustees under the Voting Trust Agreement to Transfer or enter into any contract, option or other arrangement with respect to the Transfer of such Stockholder's Shares, unless as a condition of such Transfer the transferee agrees in writing to be bound by the terms and conditions of this Agreement; provided, however, that each Stockholder shall be entitled to Transfer without such a condition, and this Agreement and the obligations hereunder shall not so attach to, any Shares which are sold, gifted or otherwise transferred, whether in a single or multiple transaction(s), to an unaffiliated third party in a bona fide transaction; provided, further, that the total number of Shares so sold, gifted or otherwise transferred by each Stockholder shall not reduce at any time during the term of this Agreement the number of shares held in the aggregate by all of the Stockholders below 51% of the issued and outstanding shares of Class B Common Stock.

  (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise by any party without the prior written consent of the other parties, and any purported assignment in violation hereof shall be null and void, provided that Acquiror may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Acquiror, but no such assignment shall relieve Acquiror of its obligations hereunder if such assignee does not perform such obligations.

  (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to, any one or more Stockholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided that Schedule I hereto may be supplemented by Acquiror by adding the name and other relevant information concerning any other stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

    If to Stockholders:
                      At the addresses and telecopier numbers set forth on
                      Schedule I hereto

    If to Acquiror:   Hearst-Argyle Television, Inc.
                      888 Seventh Avenue
                      New York, New York 10019
                      (212) 887-6855 (telecopier)
                      Attention: Dean H. Blythe

    Copy to:          Rogers & Wells LLP
                      200 Park Avenue
                      New York, New York 10166
                      (212) 878-8375 (telecopier)
                      Attention: Steven A. Hobbs, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

  (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

  (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

  (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

  (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

  (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

  (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

  (l) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

  (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

             [The remainder of this page intentionally left blank]

  IN WITNESS WHEREOF, Acquiror and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          Hearst-Argyle Television, Inc.



                                          By: ---------------------------------
                                            Name:  Dean H. Blythe
                                            Title: Senior Vice-President
                                                   Secretary and General
                                                   Counsel

                                          Emily Rauh Pulitzer, James V.
                                          Maloney and William Bush, Successor
                                          Trustees of Marital Trust A U/T
                                          Joseph Pulitzer, Jr. dtd 6/12/74, As
                                          Amended 10/20/92



                                          By: ---------------------------------
                                               Emily Rauh Pulitzer, Trustee




                                          By: ---------------------------------
                                                 James V. Maloney, Trustee




                                          By: ---------------------------------
                                                   William Bush, Trustee

                                          Emily Rauh Pulitzer, James V.
                                          Maloney and William Bush, Successor
                                          Trustees of Marital Trust B U/T
                                          Joseph Pulitzer, Jr. dtd 6/12/74, As
                                          Amended 10/20/92



                                          By: ---------------------------------
                                               Emily Rauh Pulitzer, Trustee




                                          By: ---------------------------------
                                                 James V. Maloney, Trustee



                                          By: ---------------------------------
                                                   William Bush, Trustee



                                          -------------------------------------
                                           Emily Rauh Pulitzer

                                          Emily Rauh Pulitzer, as Trustee of
                                          the Pulitzer Family Trust


                                          By: ---------------------------------
                                               Emily Rauh Pulitzer, Trustee

                                          Spring Foundation


                                          By: ---------------------------------
                                            Name: Emily Rauh Pulitzer
                                            Title:



                                          -------------------------------------
                                                     David E. Moore

                                          David E. Moore, Trustee of David E.
                                          Moore 1998 Grantor Annuity Trust dtd
                                          2/5/98


                                          By: ---------------------------------
                                                  David E. Moore, Trustee

                                          Michael E. Pulitzer, Trustee of U/A
                                          dtd 3/22/82 F/B/O Michael E.
                                          Pulitzer



                                          By: ---------------------------------
                                               Michael E. Pulitzer, Trustee

                                          Richard A. Palmer, Trustee of U/A
                                          dtd 8/16/83 F/B/O Michael E.
                                          Pulitzer



                                          By: ---------------------------------
                                                Richard A. Palmer, Trustee

                                          The Ceil and Michael E. Pulitzer
                                           Foundation, Inc.



                                          By: ---------------------------------
                                              Michael E. Pulitzer, President

                                   SCHEDULE I
                                       TO
                           PULITZER VOTING AGREEMENT

                    Record Ownership of Class B Common Stock

                                                                                Number of
                                                                                 Shares
                                                                                  as of
                                                                                 May 25,
Name and Address of Stockholder                                                   1998
-------------------------------                                                 ---------
Emily Rauh Pulitzer, James V. Maloney and William Bush, Successor Trustees of
 Marital Trust A U/T Joseph Pulitzer, Jr. dtd. 6/12/74, As Amended 10/20/92        10,560

Emily Rauh Pulitzer, James V. Maloney and William Bush, Successor Trustees of
 Marital Trust B U/T Joseph Pulitzer, Jr. dtd. 6/12/74, As Amended 10/20/92     5,929,733

Emily Rauh Pulitzer                                                                 5,289

Emily Rauh Pulitzer, as Trustee of the Pulitzer Family Trust                      815,935

Spring Foundation                                                                  22,860

David E. Moore                                                                  3,212,458

David E. Moore, Trustee of David E. Moore 1998 Grantor Annuity Trust dtd.
 2/5/98                                                                           800,000

Michael E. Pulitzer, Trustee of U/A dtd. 3/22/82 F/B/O Michael E. Pulitzer      3,649,820

Richard A. Palmer, Trustee of U/A dtd. 8/16/83 F/B/O Michael E. Pulitzer           46,170

The Ceil and Michael E. Pulitzer Foundation, Inc.                                  44,983

1. Emily Rauh Pulitzer                                                          6,784,377

2. David E. Moore                                                               4,012,458

3. Michael E. Pulitzer                                                          3,740,973

                                                                      EXHIBIT J

                               AFFILIATE LETTER

                                                                         , 1998

Hearst-Argyle Television, Inc.
959 Eighth Avenue
New York, New York 10106
Attention: Dean H. Blythe

Dear Sirs:

  Reference is made to the Agreement and Plan of Merger, dated as of May 25, 1998 (the "Merger Agreement"), by and among Pulitzer Publishing Company, a Delaware corporation ("Pulitzer"), Pulitzer Inc., a Delaware corporation, and Hearst-Argyle Television, Inc., a Delaware corporation ("Acquiror"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

  In connection with the transactions contemplated by the Merger Agreement, the undersigned will receive shares of Series A Common Stock, par value $.01 per share ("Acquiror Common Stock"), of Acquiror. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Pulitzer within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact.

  If in fact the undersigned is an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Acquiror Common Stock received by the undersigned in connection with the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

  The undersigned hereby represents to and covenants with Acquiror that the undersigned will not sell, assign or transfer any of the Acquiror Common Stock received by the undersigned in connection with the Merger, except (i) pursuant to an effective registration statement under the Act or (ii) in a transaction which, in the reasonable opinion of Acquiror's counsel, is not required to be registered under the Act and is pursuant to procedures permitted under Rule 145.

  In the event of a sale or other disposition by the undersigned of Acquiror Common Stock pursuant to Rule 145, the undersigned will supply Acquiror with evidence of compliance with such Rule, in the form of a broker's letter in customary form or other evidence reasonably satisfactory to Acquiror and its counsel. The undersigned understands that Acquiror may instruct its transfer agent to withhold the transfer of any Acquiror Common Stock disposed of by the undersigned, but that, provided such transfer is not prohibited by any other provision of this letter agreement, upon receipt of such evidence of compliance, the transfer agent shall effectuate the transfer of the Acquiror Common Stock sold as indicated in such evidence.

  The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing Acquiror Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Acquiror from its counsel to the effect that such legend is no longer required for purposes of the Act or the applicable provisions of this letter agreement.

  There will be placed on the certificates for the Acquiror Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

    "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirement of the Securities Act of 1933."

  The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Acquiror Common Stock and (ii) the receipt by Acquiror of this letter is an inducement and a condition to Acquiror's obligations to consummate the Merger.

                                          Very truly yours,

                                          _____________________________________
                                          (Signature)

                                          _____________________________________
                                          (Print Name)